Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-211571

PROSPECTUS	Maximum Offering of $1,000,000,000 in Shares
Greenbacker Renewable Energy Company LLC

Greenbacker Renewable Energy Company LLC, a Delaware limited liability company, is an externally managed energy company that acquires and manages income-generating renewable energy and energy efficiency projects, and other energy-related businesses, as well as finances the construction and/or operation of these and sustainable development projects and businesses. The company is externally managed and advised by Greenbacker Capital Management LLC (the “advisor” or “GCM”), a renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company.

The company is offering up to $1,000,000,000 in shares of limited liability company interests, or the shares, including up to $200,000,000 pursuant to the company’s distribution reinvestment plan, on a “best efforts” basis through SC Distributors, LLC, the dealer manager, meaning it is not required to sell any specific number or dollar amount of shares.

The company is publicly offering three classes of shares: Class A shares, Class C shares and Class I shares in any combination with a dollar value up to the maximum offering amount. The share classes have different selling commissions and dealer manager fees, and there is an ongoing distribution fee with respect to Class C shares. The company has adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from the company reinvested in additional shares. The company reserves the right to reallocate the shares offered between Class A, Class C and Class I shares and between this offering and its distribution reinvestment plan.

On March 28, 2014, the company satisfied its minimum offering requirement of $2,000,000 and, on April 25, 2014, held the initial closing of our initial public offering of shares. Since the initial closing and through November 4, 2015, the company sold shares on a continuous basis at a price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. For the period from November 5, 2015 through February 4, 2016, the company sold shares on a continuous basis at a price of $10.024 per Class A share, $9.599 per Class C share and $9.208 per Class I share. For the period from February 5, 2016 through May 8, 2016, the company sold shares on a continuous basis at a price of $10.048 per Class A share, $9.621 per Class C share and $9.230 per Class I share. For the period from May 9, 2016 through August 3, 2016, the company sold shares on a continuous basis at a price of $10.068 per Class A share, $9.640 per Class C share and $9.248 per Class I share. For the period from August 4, 2016 through November 6, 2016, the company sold shares on a continuous basis at a price of $10.227 per Class A share, $9.791 per Class C share and $9.394 per Class I share. For the period from November 7, 2016 through February 7, 2017, the company sold shares on a continuous basis at a price of $10.282 per Class A share, $9.581 per Class C share and $9.445 per Class I share. Since February 8, 2017, the company has been selling shares on a continuous basis at a price of $10.224 per Class A share, $9.526 per Class C share and $9.391 per Class I share.

Commencing on June 30, 2014, which was the end of the first full quarter after the minimum offering requirement was satisfied, and each quarter thereafter, our advisor, utilizing the services of an independent valuation firm when necessary, reviews and approves the net asset value for each class of shares, subject to the oversight of the board of directors. The company expects such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that the net asset value per share on the most recent valuation date increases above or decreases below the net proceeds per share, the company will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices, the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below net asset value per share as of the most recent valuation date. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to the dealer manager. Commencing on June 30, 2014, the shares are offered in the primary offering at a price based on the most recent valuation, plus related selling commissions, dealer manager fees and organization and offering expenses. Five days after the completion of each quarter end valuation, shares will be offered pursuant to the distribution reinvestment plan at a price equal to the current offering price per each class of shares, less the sales selling commissions and dealer manager fees associated with that class of shares in the primary offering.

The company is an “emerging growth company” under the federal securities laws; however, the company does not intend to take advantage of any of the reduced public company reporting requirements afforded under those laws.

Investing in the shares may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See “Risk Factors” beginning on page 20 for a discussion of the risks you should consider before investing in shares, including:

•	The company has a limited operating history. No public market currently exists for the shares, nor may a public market ever develop. The shares should be considered illiquid.
•	The company’s success will be dependent on the performance of the advisor; however, the advisor has a limited operating history, and limited experience managing a public company or maintaining the company’s exemption from registration under the Investment Company Act of 1940, as amended.
•	The advisor and its respective affiliates, including the company’s officers and some of its directors, will face conflicts of interest including conflicts that may result from compensation arrangements with the company and its affiliates, which could result in actions that are not in the best interests of investors.
•	This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate the company’s investments before they are made, which makes an investment in the shares more speculative.
•	The company will pay substantial fees and expenses to the advisor and the dealer manager, which payments increase the risk that you will not earn a profit on your investment.
•	The company first declared distributions on June 30, 2014, which marked the end of the first full quarter after it satisfied the minimum offering requirement, and commenced payment of distributions effective September 1, 2014. The amount of any distributions the company may pay in the future is uncertain. The company may not be able to sustain the payment of distributions, and the company’s distributions may not grow over time. The company may pay distributions from any source and there are no limits on the amount of proceeds the company may use to fund distributions. During certain periods, the company has paid distributions from sources other than cash flow from operations, including offering proceeds. The company expects to continue to fund distributions from a combination of cash from operations as well as offering proceeds until a minimum of $150 million in net assets is reached and the company is fully invested in operating assets. If the company pays distributions from sources other than cash flow from operations, the company will have less funds available for investments, and your overall return may be reduced.
•	The company may change its investment policies and strategies without prior notice or investor approval, the effects of which may be adverse.
•	Shares are subject to a 9.8% ownership limitation (other than our advisor and its affiliates, or a direct or subsequently approved transferee of our advisor and its affiliates). In addition, the company’s limited liability company operating agreement contains various other restrictions on the ownership and transfer of the shares.
•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

None of the Securities and Exchange Commission (the “SEC”), the Attorney General of the State of New York or any state securities commission has approved or disapproved of the shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in the shares is not permitted.

	Maximum Aggregate Price to Public	Maximum Selling Commissions(2)(3)	Maximum Dealer Manager Fee(2)(3)	Proceeds, Before Expenses, to Us(1)(2)(3)
Offering
Maximum Primary Offering	$800,000,000	$26,666,667.31	$19,333,333.33	$754,000,000
Per Class A share	$10.224	$0.716	$0.281	$9.227
Per Class C share	$9.526	$0.286	$0.262	$8.978
Per Class I share	$9.391	—	$0.164	$9.227
Distribution Reinvestment Plan	$200,000,000	—	—	200,000,000
Per Class A and I share	$9.227	—	—	$9.227
Per Class C share	$8.978	—	—	$8.978
Total Maximum	$1,000,000,000	$26,666,667.31	$19,333,333.33	$954,000,000

(1)	The proceeds are calculated before deducting certain organization and offering expenses to the company. In addition to selling commissions and dealer manager fees, the company estimates that it will incur in connection with this offering approximately $12 million of expenses (approximately 1.5% of the gross proceeds) if the maximum number of shares is sold. This range is an estimate only of the organization and offering expenses to be incurred by the company throughout the term of this offering. We expect that the organization and offering expenses will fluctuate through the completion of this offering. The company will reimburse the advisor and its affiliates for these costs and for future organization and offering expenses they may incur on the company’s behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by the company to exceed 15% of gross offering proceeds as of the date of reimbursement. This table excludes the distribution fees for Class C shares, which will be paid over time. With respect to Class C shares, the company will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the company’s primary offering, or (iii) there are no longer any Class C shares outstanding. The company may also pay additional underwriting compensation and other fees to the dealer manager. See “Compensation of the Advisor and the Dealer Manager,” “Plan of Distribution” and “Certain Relationships and Related Party Transactions.”

(2)	The company is offering certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable by investors with respect to sales of shares for certain minimum aggregate purchase amounts. See “Plan of Distribution—Volume Discounts.”

(3)	Assumes that (i) primary offering gross proceeds come from sales of 1/3 each of Class A, Class C and Class I shares, respectively, and (ii) that the offering price of $10.224 per Class A share, $9.526 per Class C share and $9.391 per Class I share, respectively, will remain as such throughout the term of this offering.

The date of this Prospectus is February 8, 2017

SUITABILITY STANDARDS

The following are the company’s suitability standards for investors that are required by the Omnibus Guidelines published by the North American Securities Administrators Association in connection with the continuous offering of shares under this registration statement.

Pursuant to applicable state securities laws, shares offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult for investors to sell shares. As a result, the company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, home furnishings, and personal automobiles) of at least $250,000.

The company’s suitability standards also require that a potential investor (1) can reasonably benefit from an investment in the shares based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity and restrictions on transferability of the shares, (d) the background and qualifications of the advisor and (e) the tax consequences of the investment. Persons who meet these standards and who seek to diversify their portfolio are most likely to benefit from an investment in the shares.

The minimum purchase amount is $2,000 in shares. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (“IRAs”), provided that each such contribution is a minimum of $500. You should note that an investment in shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Internal Revenue Code”).

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to the company’s distribution reinvestment plan.

In the case of sales to fiduciary accounts, these suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account.

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These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares, the company’s investment objectives and the relative illiquidity of the shares, that the shares are an appropriate investment for those of you who become members of the company. The advisor and each person selling shares on the company’s behalf must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each prospective investor based on information provided by the prospective investor in the subscription agreement. Relevant information for this purpose includes at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor. Each selected broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Certain states have established suitability requirements different from those described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below:

California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the shares may not exceed 10% of such investor’s net worth.

Idaho: In addition to the minimum suitability standards listed above, an Idaho investor’s total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor’s aggregate investment in the company, shares of the company’s affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

Kansas: It is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in the shares and non-traded business development companies to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or the shares of our affiliates.

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

Nebraska: In addition to the suitability standards above, the aggregate investment in the company and in other similar non-publicly traded securities must not exceed 10% of the investor’s net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

New Jersey: New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in the company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico: In addition to the minimum suitability standards described above, an investment in the shares, its affiliates and other similar non-traded direct participation programs by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth.

North Dakota: North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the shares.

Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer and its affiliates to exceed ten percent (10%) of his, her or its liquid net worth. Liquid net worth means that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. The company will not offer, and Ohio investors are not eligible to purchase, Class C shares sold pursuant to the company’s distribution reinvestment plan.

Oklahoma: In addition to the minimum suitability standards described above, an investment in the shares by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

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Oregon: In addition to the minimum suitability standards described above, an investment in the shares by an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth.

Pennsylvania: Because the minimum closing amount is less than $125,000,000, you are cautioned to carefully evaluate the programs ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

Tennessee: In addition to meeting the general suitability standards stated above, Tennessee investors who are not accredited investors may not invest more than ten percent (10%) of their liquid net worth (exclusive of home, home furnishings, and automobiles) in the company.

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the company has filed with the SEC to register a continuous offering of the shares. Periodically, as the company makes material investments or has other material developments, the company will provide a prospectus supplement or amend this prospectus in a manner that may add, update or change information contained in this prospectus. The company will endeavor to avoid interruptions in the continuous offering of the shares, but may, to the extent permitted or required under the rules and regulations of the SEC, supplement the prospectus or file an amendment to the registration statement with the SEC if the company determines to adjust share prices because the net asset value per share declines or increases from the amount of the net proceeds per share as stated in the prospectus. In addition, the company will file an amendment to the registration statement with the SEC on or before such time as the new offering price per share for any of the classes of shares being offered by this prospectus represents more than a 20% change in the per share offering price from the most recent offering price per share. While the company will attempt to file such amendment on or before such time in order to avoid interruptions in the continuous offering of shares, there can be no assurance that the continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective.

Any statement that the company makes in this prospectus may be modified or superseded by the company in a subsequent prospectus supplement. The registration statement the company has filed with the SEC includes exhibits that provide more detailed descriptions of certain matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with the additional information incorporated by reference into this prospectus, including financial statement information, as described under the heading “Incorporation of Certain Information by Reference” and the information described under the heading “Where You Can Find More Information,” as well as the information described in the section entitled “Available Information” in this prospectus. In this prospectus, the company uses the term “day” to refer to a calendar day, and the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close. In addition, the company uses certain industry-related terms in this prospectus, which are described in a “Glossary of Certain Industry Terms,” included in this prospectus as Appendix B.

You should rely only on the information contained in this prospectus. Neither the company nor the dealer manager has authorized any other person to provide you with different information from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The company is not, and the dealer manager is not, making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of the shares. If there is a material change in the affairs of the company, the company will amend or supplement this prospectus.

For information on the suitability standards that investors must meet in order to purchase shares in this offering, see “Suitability Standards.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and does not contain all of the information that you may want to consider when making your investment decision. To understand this offering fully, you should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in our shares.

Greenbacker Renewable Energy Company LLC is a Delaware limited liability company formed on December 4, 2012. Unless the context requires otherwise or as otherwise noted, the terms “we,” “us,” “our,” and “our company” refer to Greenbacker Renewable Energy Company LLC, together with its consolidated subsidiaries; we refer to Greenbacker Renewable Energy Corporation, a Maryland Corporation, as “GREC”; the term “GCM” and our “advisor” refer to Greenbacker Capital Management LLC, our advisor; the term “GGIC” and “strategic investor” refers to GGIC, LTD; the term “Special Unitholder” refers to GREC Advisors, LLC, a Delaware limited liability company, which is a subsidiary of our advisor; “special unit” refers to the special unit of limited liability company interest in us entitling the Special Unitholder to an incentive allocation and distribution; the term “SC Distributors” and the “dealer manager” refer to SC Distributors, LLC, the dealer manager; the term “Greenbacker Administration” and our “administrator” refer to Greenbacker Administration, LLC, our administrator; the term “LLC Agreement” refers to the limited liability company agreement of our company, which is incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2014.

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Greenbacker Renewable Energy Company LLC

We are an externally managed energy company that acquires and manages income-generating renewable energy and energy efficiency, and other energy-related businesses as well as finances the construction and/or operation of these and sustainable development projects and businesses. We refer to these projects and businesses, collectively, as our “target assets”. We are managed and advised by Greenbacker Capital Management LLC, a renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company that is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). We expect Greenbacker Administration, or entities which have been engaged by Greenbacker Administration, to provide the administrative services necessary for us to operate.

We seek to capitalize on the significant investing experience of our advisor’s management team, including the 25 years of investment banking and renewable energy expertise of Charles Wheeler, our Chief Executive Officer, our President, a member of our board of directors and the Chief Investment Officer and a Senior Managing Director of GCM. Mr. Wheeler also serves as President, CEO and as a director of GREC. Mr. Wheeler has held various senior positions with Macquarie Group, including Head of Financial Products for North America and Head of Renewables for North America. While serving as Head of Renewables for North America, Mr. Wheeler’s experience included evaluating wind project developments, solar asset acquisitions, assisting in the development of wind and solar greenfield projects, and assisting in the preparation of investment analyses for a biomass facility. Before moving to the United States to serve as Head of Financial Products for Macquarie Group in North America, Mr. Wheeler was a Director of the Financial Products Group in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including real estate investment trusts (“REITs”), infrastructure bonds, international investment trusts and diversified domestic investment trusts. We expect Mr. Wheeler will bring his extensive background in renewable energy and project and structured finance to help us effectively execute our strategy.

We are organized as a Delaware limited liability company. We will conduct a significant portion of our operations through Greenbacker Renewable Energy Corporation, of which we are the sole shareholder. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Our Market Opportunity

The market for renewable energy has grown rapidly over the past decade. According to the U.S. Department of Energy’s 2015 Renewable Energy Data Book (the “Renewable Energy Data Book”), Renewable electricity grew to nearly 17% of total installed capacity and nearly 14% of total electric power generation in the United States in 2015. According to the same publication, renewable electricity accounted for 64% of all new electricity capacity installations in the United States in 2015.

We believe that demand for alternative forms of energy from traditional fossil-fuel energy will continue to grow as countries seek to reduce their dependence on outside sources of energy and as the political and social climate continues to demand social responsibility on environmental matters. According to the Renewable Energy Data Book, the U.S. Energy Information Administration (“EIA”) anticipates in its base case that generation from renewable energy sources will grow by 77% from 2010 to 2035. Notwithstanding this growing demand, we believe that a shortage of capital currently exists in the market to satisfy the demands of the renewable energy sector in the United States and around the world, particularly with respect to small and mid-sized projects and businesses that are newly developed. In addition, much of the capital that is available is focused on larger projects that have long-term off-take contracts in place, and does not allow project owners to take any “merchant” or investment risk with respect to renewable energy certificates (“RECs”). We believe many project developers are not finding or are encountering delays in accessing capital for their projects. As a result, we believe a significant opportunity exists for us to provide new forms of capital to meet this demand.

We also believe that the market for energy efficiency projects is showing growth and opportunity. According to the submission of Steven Nadel, an Executive Director of the American Council for an Energy-Efficient Economy (“ACEEE”) to the Senate Finance Committee, Subcommittee on Energy, Natural Resources and Infrastructure for the Hearing on Tax Reform and Energy Policy in 2012, the ACEEE has estimated that by 2050, energy efficiency measures and practices could reduce U.S. energy use by 42% to 59% relative to current projections. As a result, we believe that a significant opportunity exists for us to finance projects which reduce energy consumption and enhance the efficiency of energy assets, primarily in the United States.

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Our Potential Competitive Strengths

We believe that the following key strengths and competitive advantages will enable us to capitalize on the significant opportunities for growth in renewable energy and energy efficiency projects.

•	Significant Experience of our Advisor. The senior management team of our advisor, GCM, has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses.

•	Attractive Return Profile of Asset Class. We believe that investments in renewable energy and energy efficiency assets present the opportunity to generate significant and dependable cash flows and deliver attractive risk-adjusted returns over time.

•	Unique Focus and Structure. We believe that we are one of the few non-bank public companies focused on providing capital in the renewable energy sector. Upon completion of this offering, we expect to be a well-capitalized public company and, as a result, we believe that we will be uniquely positioned to take advantage of the market opportunities available in the renewable energy and energy efficiency sector. Our organizational structure and tax profile is expected to allow us to capture the premium risk-adjusted returns otherwise demanded by third party tax credit equity providers. Additionally, our organizational structure allows us to pay distributions that are treated as returns of capital or corporate dividends to our members.

•	Strategic Relationships and Access to Deal Flow. GCM’s senior executives have extensive experience in the renewable energy, energy efficiency, capital markets and project finance sectors and as a result have an extensive network of contacts in these sectors. We believe the breadth and depth of GCM’s relationships will generate a continual source of attractive investment opportunities for us, which will enable it to enhance our ability to utilize our capital in an efficient timeframe.

•	Alignment of Interests. We have taken multiple steps to structure our relationship with GCM so that our interests and those of GCM are closely aligned including the fact that GCM will not offer its shares in the company for repurchase as long as GCM remains our advisor, as well as the structure of the incentive distribution to which an affiliate of GCM may be entitled. For the avoidance of doubt, this statement does not apply to the shares purchased by Greenbacker Group LLC, which assisted the company in breaking escrow.

In considering our potential competitive strengths and advantages, you should also consider that an investment in the shares involves a high degree of risk. See “Risk Factors.” In addition, our advisor and its affiliates, including certain of our officers and directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us. See “Conflicts of Interest” on page 97 of this prospectus.

Our Business Objective and Policies

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, and financing the construction and/or operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on market opportunities; (2) focusing on hard assets that produce dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis. We may change our investment policies and strategies without prior notice or member approval. See “We may change our investment policies and strategies without prior notice of member approval, the effects of which may be adverse.” in “Risk Factors—Risks Related to Our Business and Structure” for greater detail.

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Our ongoing goal is to assemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects generally earn revenue through the sale of generated electricity as well as frequently through the sale of other commodities such as renewable energy certificates (“RECs”) and energy efficiency certificates (“EECs”), which are generated by the projects and the sale of by-products such as organic compost materials. Initially, we had focused on solar energy and wind energy projects as well as energy efficiency projects. We believe solar energy projects generally offer more predictable power generation characteristics, due to the relative predictability of sunlight over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind turbines and other energy generation technologies, as well as government incentives, make wind energy and other types of projects attractive as well. Solar energy projects provide maximum energy production during the middle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power in the United States tends to be higher at those times due to the use of air conditioning and as a result energy prices tend to be higher. Solar energy projects tend to have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricity demand is highest. Solar technology is scalable and well-established and is a relatively simple process to integrate new acquisitions and projects into our portfolio. Unlike solar energy projects, maximum wind power energy generation generally occurs in the winter months as the occurrence of wind is usually greater than in the summer months. Over time, we expect to broaden our strategy to include other types of renewable energy projects and energy efficiency projects and businesses, which may include hydropower assets, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others and to the extent we deem an opportunity attractive, other energy and sustainability related assets and businesses.

Our preferred investment strategy is to acquire controlling equity stakes in our target assets and to oversee and supervise their operations. We define controlling equity stakes as companies in which we own 25% or more of the voting securities of such company or have greater than 50% representation on such company’s board. However, we will also provide financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of a project. We may also make equity investments in or loans to parties financing the supply of renewable energy and energy efficiency to residential and commercial customers or the adoption of strategies to reduce the consumption of energy by those customers. Our strategy will be tailored to balance long-term cash flow certainty, which we can achieve through long-term agreements for our products, with shorter term arrangements that allow us to potentially generate higher risk-adjusted returns.

Our Corporate Structure

Our corporate structure is as follows:

(1)	SC Distributors, LLC, our dealer manager, is an affiliate of our advisor.
(2)	Strategic Capital Advisory Services, LLC, a member of our advisor that will provide certain non-investment advisory services, is an affiliate of the dealer manager.

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(3)	Through each of their ownership interests in Greenbacker Group LLC, Charles Wheeler, our Chief Executive Officer, our President and a member of our board of directors, and the Chief Investment Officer and a Senior Managing Director of GCM (Mr. Wheeler also serves as President, CEO and as a director of GREC), David Sher, a member of our board of directors, and Richard C. Butt, our Chief Financial Officer, the Chief Financial Officer and Managing Director of GCM, the Chief Financial Officer and Managing Director of Greenbacker Group LLC, and Chief Financial Officer of GREC, indirectly own a 11.00%, 7.16% and 6.93% interest, respectively, in our advisor.
(4)	Greenbacker Renewable Energy Company LLC holds all of the outstanding capital stock in GREC. The outstanding capital stock in GREC consists of shares of one class of common stock as well as a class of special preferred stock, which we refer to as the special preferred stock, that provides the holder thereof with the right to receive dividends from GREC, before any dividend is payable in respect of shares of outstanding GREC common stock, in an amount equal to the distributions that are payable in respect of the special unit. See “Advisory Agreement - Management Fee and Incentive Allocation and Distribution.”
(5)	GGIC, LTD is a strategic investor in GCM. One representative of GGIC, LTD is a member of GCM’s investment committee.

About Greenbacker Capital Management LLC

GCM manages our investments. GCM is a newly formed management company. Led by its Chief Executive Officer, David Sher (Mr. Sher also serves as a board of directors’ member), who has seven years of experience in the energy infrastructure and project finance sector and 25 years of experience in the financial services sector, its President and Chief Investment Officer, Charles Wheeler (Mr. Wheeler also serves as our Chief Executive Officer, our President and board of directors’ member, as well as President, CEO and as a director of GREC), who has 25 years of experience in the energy infrastructure and project finance sector and 27 years of experience in the financial services sector, its Chief Financial Officer, Richard C. Butt, who has seven years of experience in the energy infrastructure and project finance sector and over 30 years of experience in the financial services sector, Managing Director, Robert Sher, who has six years of experience in the energy infrastructure and project finance sector (Robert Sher is the brother of David Sher) and Managing Director Spencer Mash, who has five years of experience in energy infrastructure and over 10 years in the financial services sector, GCM’s management team has in excess of 50 years of experience in the energy, infrastructure, and project finance sectors and over 90 years of experience in the financial services sector.

Over this time, they have developed significant commercial relationships across multiple industries that we believe will benefit us as we implement our business plan. GCM maintains comprehensive renewable energy, project finance, and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Neither GCM, Greenbacker Group LLC nor our senior management team have previously sponsored any other programs, either public or non-public, or any other programs with similar investment objectives as us.

GCM is a joint venture between Greenbacker Group LLC and Strategic Capital Advisory Services, LLC (“Strategic Capital”). The purpose of the joint venture is to permit our advisor to capitalize upon the expertise of the GCM management team as well as the experience of the executives of Strategic Capital in providing advisory services in connection with the formation, organization, registration and operation of entities similar to the company. Strategic Capital will provide certain services to, and on behalf of, our advisor, including but not limited to formation services related to our formation and the structure of this organization, financial and strategic planning advice and analysis, overseeing the development of marketing materials, selecting and negotiating with third party vendors and other administrative and operational services. Strategic Capital exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations.

A Global Energy Partner

In its role as strategic partner to our advisor, GGIC, LTD (“GGIC”) will assist our advisor in identifying and evaluating investment opportunities and monitoring those investments over time. This unique relationship allows our advisor to leverage the relationships, expertise, origination capabilities, and proven investment and monitoring processes used by GGIC.

GGIC is managed by Franklin Park Holdings (“FPH”), a firm that focuses on investments in the global power and utilities sector and has developed, invested in and managed power and utility projects in the United States, Asia and Latin America. Between 2007 and 2012 FPH was responsible for developing, implementing and managing the businesses of GGIC. FPH owns an interest in the operating assets of GGIC, including an indirect investment in our advisor, GCM. In addition to their experience with GGIC, FPH’s management team, Thomas Tribone, Sonny Lulla and Robert Venerus are former Senior Executives of The AES Corporation, a Fortune 200 power company. Sonny Lulla serves on GCM’s investment committee.

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The Dealer Manager

SC Distributors, LLC, a Delaware limited liability company formed in March 2009, is an affiliate of our advisor and Strategic Capital, and serves as the dealer manager for this offering. The dealer manager coordinates the distribution of our shares on a best efforts basis, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to the marketing of our offering. The dealer manager provides only the foregoing distribution-related services to us, and does so pursuant to the dealer manager agreement in place. The dealer manager exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations. For the avoidance of doubt, the dealer manager owns no equity interests in our advisor.

The dealer manager is a member firm of the Financial Industry Regulatory Authority (“FINRA”), and is located at 695 Town Center Drive, Suite 600, Costa Mesa, CA 92626.

Classes of Shares

Class A Shares

Each Class A share is subject to a selling commission of up to 7.00% per share and a dealer manager fee of up to 2.75% per share, in each case payable at the time of subscription. No selling commissions or dealer manager fees are due on Class A shares sold pursuant to our distribution reinvestment plan. Class A shares are available for purchase by the general public through a variety of distribution channels. In addition, our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers may only purchase Class A shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliates.

Class C Shares

Each Class C share is subject to a selling commission of up to 3.00% per share and a dealer manager fee of up to 2.75% per share, in each case payable at the time of subscription. No selling commissions or dealer manager fees are due on Class C shares sold pursuant to our distribution reinvestment plan. In addition, for Class C shares, we will pay the dealer manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. The distribution fee is calculated each day of a month by multiplying (x) the number of Class C shares outstanding each day during such month, by (y) 1/365th of 0.80% of the net asset value of the Class C shares on the date of calculation. The net asset value of the Class C shares will be calculated, and adjusted if necessary, on a quarterly basis. We will continue paying distribution fees with respect to the Class C shares sold in this offering (including Class C shares sold pursuant to the distribution reinvestment plan) until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. For detailed information regarding the underwriting compensation in this offering, see “Plan of Distribution—About the Dealer Manager.” The payment of distribution fees with respect to Class C shares out of cash otherwise distributable to holders of Class C shares will result in a lower amount of distributions being paid with respect to Class C shares. Class C shares are available for purchase by the general public through a variety of distribution channels.

Class I Shares

No selling commissions will be paid for sales of any Class I shares, and we will not pay the dealer manager a distribution fee with respect to the Class I shares. Each Class I share is subject to a dealer manager fee of up to 1.75% per share, payable at the time of subscription. No dealer manager fees shall be payable on Class I shares sold pursuant to our distribution reinvestment plan. Class I shares are available for purchase by certain institutional clients.

Other than the differing fees with respect to each class described above and the payment of a distribution fee out of cash otherwise distributable to holders of Class C shares, the Class A shares, Class C shares, and Class I shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of all three classes of shares will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class.

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In addition, the net asset value per share will be calculated in the same manner for each share of any class and we anticipate that the net asset value per share of any class will be the same. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed among all the members in proportion to the number of shares held by such member. See “Summary of Our LLC Agreement” and “Plan of Distribution” for more details regarding our classes of shares.

We are offering three classes of our shares. The following table is intended to assist investors in understanding the differences in fees and expenses with respect to each class, as well as certain other costs and expenses that an investor will bear, directly or indirectly, with an investment in the shares:

			Selling Commissions			Dealer Manager Fee			Distribution Fee		Organizational and Offering Expenses(4)
	Current Offering Price(1)		Per share(1)	% of Current Offering Price		Per Share(1)	% of Current Offering Price		% of Net Asset Value		Amount	% of Gross Offering Proceeds
Class A Shares	$10.224	(1)	$0.716	7.0%		$0.281	2.75%		—		—	—
Class C Shares	$9.526	(1)	$0.286	3.0%		$0.262	2.75%		0.80	%(2)	—	—
Class I Shares	$9.391	(1)	—	—		$0.164	1.75%		—		—	—
Maximum Primary Offering(3)	$800,000,000		$26,666,667	3.33	%(5)	$19,333,333	2.42	%(5)	.267	%(3)	$12,000,000	1.5%
Distribution Reinvestment Plan(6)	$200,000,000		—	—		—	—		0.80	%(2)	$3,000,000	1.5%

(1)	The per share figures in the table are calculated based on rounding to three decimal points.
(2)	With respect to the Class C shares (including Class C shares sold pursuant to the distribution reinvestment plan), we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. For a detailed calculation of the distribution fee, see “Plan of Distribution—Compensation of the dealer manager and Selected Broker-Dealers—Distribution Fee-Class C Shares Only.”
(3)	Figures shown in dollars represent aggregate amounts. Calculated assuming that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class C shares and 1/3 of primary offering gross proceeds come from sales of Class I shares.
(4)	See “Estimated Use of Proceeds” and “Compensation of the Advisor and the Dealer Manager” for a detailed description of these organization and offering expenses, which may include registration fees paid to the SEC, FINRA, and state regulatory authorities, and other issuer expenses, such as advertising, sales literature, fulfillment, escrow agent, transfer agent, personnel costs associated with preparing the registration and offering of our shares, reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice and may include certain portions of the formation services fees paid to Strategic Capital. See “Certain Relationships and Related Party Transactions” for more information regarding the formation services fees paid to Strategic Capital. Amounts of certain items of the “Organization and Offering Expenses” are not determinable at this time.
(5)	Calculated as a percentage of gross offering proceeds from our primary offering.
(6)	Class A Shares, and Class I Shares; $9.227 per share offering price. Class C Shares; $8.978 per share offering price.

The Offering

Maximum Primary Offering Amount:	$800,000,000 in shares, in any combination of Class A, Class C and Class I shares

Maximum Amount Issuable Pursuant to Our Distribution Reinvestment Plan:	$200,000,000 in shares, in any combination of Class A, Class C and Class I shares

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Current Offering Prices for the Shares:	$10.224 per Class A share, $9.526 per Class C share and $9.391 per Class I share

Current Offering Price for the Shares in Our Distribution Reinvestment Plan:	$9.227 per share

Suitability Standards:

(1) Net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and annual gross income of at least $70,000; or

(2) Net worth (not including home, home furnishings and personal automobiles) of at least $250,000.

Suitability standards may vary from state to state and by broker-dealer to broker-dealer. See “Suitability Standards” for more details.

Estimated Use of Proceeds:	Approximately 92.75% (maximum offering) will be used to acquire our target assets. Approximately 7.25% (maximum offering) will be used to pay fees and expenses of the offering, including the payment of fees to the dealer manager and the payment of fees and reimbursement of expenses to our advisor. These estimates assume we sell 1/3 of the maximum offering amount of each of the Class A, Class C and Class I shares, respectively, and that we incur no leverage.

On March 28, 2014, we satisfied our minimum offering amount of $2,000,000 and on April 25, 2014, held the initial closing, selling shares on a continuous basis at initial offering prices, which were based solely upon the amount of funds we wish to raise, divided by the number of shares we deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. Commencing on June 30, 2014, shares are offered in our primary offering at a price based on the most recent valuation, plus related selling commissions, dealer manager fees and organization and offering expenses. From June 30, 2014, and for each fiscal quarter thereafter, the advisor calculates the net asset value for each class of shares, subject to the oversight of our board of directors. At the direction of our board of directors, an independent valuation firm will periodically review the valuations prepared by GCM. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valuation date. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to the dealer manager. Shares are offered pursuant to our distribution reinvestment plan at a price equal to our then current offering price per each class of shares, less the sales selling commissions and dealer manager fees associated with that class of shares in the primary offering. See “Determination of Net Asset Value.”

Corporate Governance and Restrictions on Ownership of Our Shares

We are organized as a Delaware limited liability company under the Delaware Limited Liability Company Act. Our business and affairs are managed under the direction of our board of directors. The board of directors has retained GCM as our advisor, to manage our overall portfolio, and acquire and manage our renewable energy and energy efficiency projects, subject to the board of directors’ supervision. Our board of directors is not staggered and all of our directors are subject to re-election annually. Holders of our shares have authority (with the requisite minimum number of votes within the applicable time periods) to call special meetings of members, to elect and remove our directors, make certain amendments to the LLC Agreement, and to take certain other actions and exercise certain other rights. The directors owe substantially similar fiduciary duties to us and our members as the directors of a Delaware business corporation owe to the corporation and its stockholders. Our board of directors has established an audit committee, all of the members of which are independent, and a nominating and corporate governance committee. We have also adopted a code of ethics outlining the expected conduct of business by our officers and directors. In addition, in general, we are not permitted, without the approval of holders of at least a majority of the outstanding shares, to take any action that a Delaware corporation could not take under the mandatory provisions of the Delaware Business Corporation Law without obtaining the approval of its stockholders.

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In order to reduce the risk that our subsidiary, GREC, will be classified as a closely held C corporation for tax purposes, our LLC Agreement contains certain restrictions, with certain exceptions, on any person or group (other than GCM and its affiliates, or a direct or subsequently approved transferee of GCM and its affiliates) from actually or constructively owning more than 9.8% of any class of our shares then outstanding. We refer to this restriction as the “ownership limit”. In addition, our LLC Agreement provides that any ownership or purported transfer of our shares in violation of the ownership limit will result in that person or group losing its voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of members, calculating required votes, determining the presence of a quorum or for other similar purposes. However, our LLC Agreement permits exceptions to be made for members provided our board of directors determines such exceptions will not be likely to cause GREC to be classified as a closely held C corporation. See “Summary of Our LLC Agreement—Restrictions on Ownership and Transfer.”

Risk Factors

An investment in our shares involves a high degree of risk and may be considered speculative. Please see “Risk Factors” beginning on page 20 for a more detailed discussion of the risks summarized below and other risks of investment in the shares.

Risks Related to Our Business and Structure

•	We have a limited operating history. We have limited financing sources. We may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our members.

•	Our ability to achieve our investment objectives depends on GCM’s ability to manage and support our investment process. If GCM were to lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

•	This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in the shares more speculative.

•	Because our business model depends to a significant extent upon relationships with renewable energy and energy efficiency developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, engineering, procurement and construction (“EPC”) companies, contractors, and renewable energy technology manufacturers (such as panel manufacturers), the inability of GCM to maintain these relationships, or the failure of these relationships to generate business opportunities, could adversely affect our business.

•	We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.

•	The amount of any distributions we may pay is uncertain. We may not be able to sustain our payment of distributions, and our distributions may not grow over time. We may pay distributions from any source and there are no limits on the amount of proceeds we may use to fund distributions. During certain periods, the company has paid distributions from sources other than cash flow from operations, including offering proceeds. The company expects to continue to fund distributions from a combination of cash from operations as well as offering proceeds until a minimum of $150 million in net assets is reached and the company is fully invested in operating assets. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments, and your overall return may be reduced.

•	We may change our investment policies and strategies without prior notice or member approval, the effects of which may be adverse.

•	We may experience fluctuations in our quarterly results.

•	Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

Risks Related to Our Advisor and Its Affiliates

•	Our success will be dependent on the performance of our advisor; however, our advisor has a limited operating history, and limited experience managing a public company or maintaining our exemption from registration under the Investment Company Act, which may hinder its ability to achieve our investment objective or result in loss of our Investment Company Act exemption.

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•	Our advisor and its respective affiliates, including our officers and some of our directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

•	We pay substantial fees and expenses to GCM and the dealer manager, which payments increase the risk that you will not earn a profit on your investment. See “—Management Fees and Incentive Distributions,” beginning on page 12 of this prospectus.

Risks Related to Our Investments and Industry Focus

•	Our strategic focus will be on the renewable energy, energy efficiency and related sectors, which will subject us to more risks than if we were broadly diversified.

•	The projects in which we invest may face construction delays.

•	Our renewable energy and energy efficiency projects may be subject to the risk of fluctuations in commodity prices.

•	Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of energy generation and consumption projects, including solar and wind energy projects, which may significantly reduce our ability to meet our investment objectives.

•	The reduction or elimination of government economic incentives could impede growth of the renewable energy and energy efficiency market.

•	Certain projects may generate a portion of their revenue from the sales of RECs and EECs, which may be subject to market price fluctuations, and there is a risk of a significant, sustained decline in their market prices. Such a decline may make it more difficult for our projects to grow and become profitable.

•	For those projects that generate RECs or EECs, all or a portion of the revenues generated from the sale of such RECs or EECs, as the case may be, may not be hedged, and therefore, such projects may be exposed to volatility of REC or EEC prices, as applicable, with respect to those sales.

•	The profitability of our renewable energy and energy efficiency projects may be adversely affected if they are subject to regulation by the Federal Energy Regulatory Commission (“FERC”) under the Federal Power Act (“FPA”) or other regulations that regulate the sale of electricity.

•	Our projects may often rely on electric transmission lines and other transmission facilities that are owned and operated by third parties. In these situations, our projects will be exposed to transmission facility curtailment risks, including but not limited to curtailment caused by breakdown of the power grid system, which may delay and increase the costs of our projects or reduce the return to us on those investments.

Risks Related to Investments in the Solar, Wind Power and Energy Efficiency Industries

•	The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power.

•	Our solar power projects may not be able to compete successfully and may lose or be unable to gain market share.

•	If wind conditions are unfavorable or below our estimates on any of our wind projects, the electricity production on such project and therefore, our income, may be substantially below our estimates.

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Risks Related to Debt Financing and Lending

•	If we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our members, and result in losses. In addition, because GCM receives a base management fee that is based on the average of the values of our gross assets for each day of the prior month (including amounts borrowed), to the extent that we incur leverage, the base management fees payable to GCM will increase regardless of our performance. In addition, the opportunity for GREC Advisors, LLC, a Delaware limited liability company and subsidiary of our advisor, the Special Unitholder, to receive an incentive allocation and distribution may cause GCM to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions to the Special Unitholder.

•	We will be exposed to risks associated with changes in interest rates.

•	We may provide financing to projects owned by others, including through the provision of secured loans. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt and convertible preferred debt. We may also make loans to parties financing the supply of renewable energy and energy efficiency to residential and commercial customers or the adoption of strategies to reduce the consumption of energy by those customers. As a result, we are subject to the risk of borrower default. Any such defaults will directly affect the operating results of, and risks of an investment in, the company. In addition, we face prepayment risk, bankruptcy risk and liquidity risk in lending, which could diminish the value of your investment in us.

Risks Related to This Offering and Our Shares

•	If we are unable to raise substantially more than the minimum offering requirement of $2,000,000, which was satisfied on March 28, 2014, we will be limited in the number and type of investments we may make, and the value of your investment in the shares will fluctuate with the performance of the target assets we acquire.

•	The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

•	Anti-takeover provisions in the LLC Agreement could inhibit changes in control.

Share Repurchase Program

We do not currently intend to list our shares on any securities exchange and do not expect a public market to develop for the shares in the foreseeable future. We have adopted a discretionary share repurchase program that will allow our members to request that we redeem their shares subject to the limitations and in accordance with the procedures of such program.

Our board of directors reserves the right to suspend, amend or terminate the share repurchase program to the extent that it determines that it is in our best interest to do so. We will promptly notify our members of any changes to the share repurchase program, including any suspension, amendment or termination of it. See “Share Repurchase Program.”

Liquidity Strategy

We intend to explore a potential liquidity event for our members within five years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. We will consider our offering stage as complete as of the termination date of our most recent public equity offering, if we have not conducted a public offering in any continuous three-year period. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares, or a transaction in which our members receive shares of a company that is listed on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company. We refer to the above scenarios as “liquidity events.”

There can be no assurance that a suitable transaction will be available or that market conditions for a liquidity event will be favorable within five years following the completion of our offering stage or ever. There can be no assurance that we will complete a liquidity event. If a liquidity event does not occur, members may have to hold their shares for an extended period of time, or indefinitely. See “Liquidity Strategy.”

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Our Relationship With Our Advisor

We are managed and advised by GCM. GCM and its personnel will conduct our day-to-day operations and activities, subject to the oversight and supervision of our board of directors.

Management Fees and Incentive Distributions

Pursuant to an advisory agreement by and among us, GREC and the advisor, we pay GCM a base management fee. In addition, the Special Unitholder, an entity affiliated with our advisor, holds a special unit in us entitling it to an incentive allocation and distribution.

The following table summarizes the fees that we pay to our advisor and the distributions that we may make to the Special Unitholder.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Base Management Fee	The base management fee payable to GCM is calculated at a monthly rate of 0.167% (2.00% annually) of our gross assets (including amounts borrowed). For services rendered under the advisory agreement, the base management fee is payable monthly in arrears. The base management fee is calculated based on the average of the values of our gross assets for each day of the prior month. Base management fees for any partial period will be appropriately pro-rated.	These amounts cannot be estimated since they are based upon the average of the values of the gross assets held by us.

Incentive Allocation and Distribution	Under our LLC Agreement, the Special Unitholder, an entity affiliated with our advisor, is entitled to receive the incentive distribution based on our performance. The incentive distribution is comprised of three parts: the “income incentive distribution,” the “capital gains incentive distribution” and the “liquidation incentive distribution,” as described in detail below.

Income Incentive Distribution	The income incentive distribution is calculated and payable quarterly in arrears based on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means (1) interest income, (2) dividend, project and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive, but excluding any fees for providing managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness and preferred units of limited liability company interest, but excluding the incentive distribution). Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero 3coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, we would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. The Special Unitholder is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-incentive distribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the incentive distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.	These amounts cannot be estimated since they are based upon the performance of the assets held by us.

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of limited liability company interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters. The Special Unitholder shall receive an incentive distribution with respect to our pre-incentive distribution net investment income in each fiscal quarter as follows:

•no incentive distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•100% of our pre-incentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide the Special Unitholder with 20% of our pre-incentive distribution net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•20% of the amount of our pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Capital Gains Incentive Distribution	The capital gains incentive distribution is determined and payable in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive distributions. For purposes of calculating the foregoing: (1) the calculation of the incentive distribution shall include any capital gains that result from cash distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterly valuations will be determined by us in accordance with our valuation procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such period will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.	These amounts cannot be estimated since they are based upon the performance of the assets held by us.

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Because of the structure of the incentive distribution, it is possible that the Special Unitholder may be entitled to receive an incentive distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive distribution even if we have incurred a loss in that fiscal quarter due to realized or unrealized losses on our investments.

Liquidation Incentive Distribution	The liquidation incentive distribution equals 20.0% of the net proceeds from a liquidation of the company (other than in connection with a listing, as described below) in excess of adjusted capital, as calculated immediately prior to liquidation.	These amounts cannot be estimated since they are based upon the performance of the assets held by us.

In the event of any liquidity event that involves a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange, the liquidation incentive distribution will equal 20% of the amount, if any, by which our listing value following such liquidity event exceeds the adjusted capital, as calculated immediately prior to such listing (which we refer to in this prospectus as a listing premium). Any such listing premium and related liquidation incentive distribution will be determined and payable in arrears 30 days after the commencement of trading following such liquidity event. For the purpose of calculating this distribution, our “listing value” will be the product of: (i) the number of listed shares and (ii) average closing price per share over the 30 trading-day period following such liquidity event. For the purpose of calculating the listing premium, any cash consideration received by members in connection with any such liquidity event will be included in (as an addition to) our listing value. In the event that the members receive non-listed securities as full or partial consideration with respect to any listing, no value will be attributed to such non-listed securities. See “Liquidity Strategy.”

The liquidation incentive distribution is payable in cash or shares, or in any combination thereof.

Reimbursement of Operating Expenses	We will reimburse the expenses incurred by GCM and its affiliates directly or indirectly in connection with its provision of services to us, including the investigation and monitoring of our investments and costs incurred in connection with GCM’s valuation methodologies or the effecting of sales and repurchases of our shares and other securities. We will not reimburse GCM or its affiliates for (i) rent or depreciation, utilities, capital equipment and other administrative items; (ii) salaries, fringe benefits and other administrative items incurred or allocated to any controlling person of GCM; or (iii) any services for which GCM receives a separate fee.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Distribution upon Termination of the Advisory Agreement	Upon the occurrence of (1) non-renewal of the advisory agreement upon the expiration of its then current term; (2) termination of the advisory agreement for any reason under circumstances where an affiliate of Greenbacker Group LLC does not serve as the advisor under any replacement advisory agreement; or (3) resignation of GCM under the advisory agreement, which we refer to as a “trigger event,” we will have the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined by an independent appraiser.	These amounts cannot be estimated since they are based upon the performance of the assets held by us.

GCM may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a deferred fee not taken as to any period will be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as GCM may determine in its sole discretion. GCM will not be able to recover any portion of a fee that is waived.

See “Advisory Agreement,” “Compensation of the Advisor and the Dealer Manager” and “Certain Relationships and Related Party Transactions” for a more detailed description of the fees and expenses payable to the advisor and the Special Unitholder, and the conflicts of interest related to these arrangements. For examples of calculations of the incentive distribution, see “Examples of Quarterly Incentive Distribution Calculation” on page 86 of this prospectus under “Advisory Agreement.”

Reports to Members

Our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q will be made available on our website at www.greenbackerrenewableenergy.com, following the end of each fiscal quarter and fiscal year, as applicable. These reports, as well as our Current Reports on Form 8-K, will also be available on the SEC’s website at www.sec.gov.

Distributions

We began paying distributions in September 2014. We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis. Subject to the board of directors’ review and approval and applicable legal restrictions, we intend to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. From time to time, we may also pay interim distributions with the approval of our board of directors. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, especially during the period before we have substantially invested the proceeds from this offering. During certain periods, the company has paid distributions from sources other than cash flow from operations, including offering proceeds. The company expects to continue to fund distributions from a combination of cash from operations as well as offering proceeds until a minimum of $150 million in net assets is reached and the company is fully invested in operating assets. In the event we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and other sources. In no event, however, shall funds be advanced or borrowed by us for the purpose of distributions, if the amount of such distributions would exceed the company’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the company to the sponsor shall only be made in conjunction with distributions to members and only out of funds properly allocated to the sponsor’s account. Distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class C shares will be lower than the cash distributions with respect to Class A and Class I shares because of the distribution fee relating to Class C shares, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the holders of our shares in such class in proportion to their shares.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the distributions you receive from us reinvested in additional shares. Shares under our distribution reinvestment plan are offered at a price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. No selling commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your deemed distributions, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate the distribution reinvestment plan at our discretion. For information on how to participate in our distribution reinvestment plan, see “Distribution Reinvestment Plan.”

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Taxation

We have received the opinion of Alston & Bird LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Alston & Bird LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the U.S. Internal Revenue Service (“IRS”), and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” described below.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Alston & Bird LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investments that do not generate “qualifying income” are held through taxable corporate subsidiaries. However, we may not properly identify income as “qualifying,” and our compliance with the “qualifying income exception” will not be reviewed by Alston & Bird LLP on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, we expect that a significant portion of our investments will not generate “qualifying income” and that we will conduct a significant portion of our operations through GREC, a wholly owned subsidiary treated as a C corporation for U.S. federal income tax purposes and subject to U.S. federal income tax on its net income. Conducting our operations through GREC will allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities. Because a significant portion of our investments will be held through GREC, the tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investments that we directly hold.

See “U.S. Federal Income Tax Consequences.”

Investment Company Act Considerations

We intend to conduct our operations directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries do not fall within or are excluded from the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other instruments, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

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We intend to conduct our operations so that the company is not required to register as an investment company. The company is organized as a holding company that conducts its business primarily through its wholly and majority-owned subsidiaries. The company intends to conduct operations so that it and most of its subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will be outside the definitions of investment company under Section 3(a)(1)(A) and Section 3(a)(1)(C) or relying on an exception from the definition of investment company other than the exceptions under Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act. We believe the company will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because the company will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the company’s wholly-owned or majority-owned subsidiaries, the company is primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of acquiring, and financing renewable energy and energy efficiency projects.

The determination of whether an entity is a majority-owned subsidiary of the company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC, or its staff, were to disagree with our treatment of one of more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Some of our majority-owned subsidiaries may rely on the exceptions from the definition of investment company under Section 3(c)(5)(A) or (B) of the Investment Company Act, which except from the definition of investment company, respectively, (i) any person who is primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services or (ii) any person who is primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The SEC staff has issued no-action letters interpreting Section 3(c)(5)(A) and (B) pursuant to which the staff has taken the position that these exceptions are available to a company with at least 55% of its assets consisting of eligible loans and receivables of the type specified in Section 3(c)(5)(A) and (B). We believe that most of the loans that we will provide to finance renewable energy and energy efficiency projects will relate to the purchase price of specific equipment or the cost to engage contractors to install equipment for such projects. Accordingly, we believe that most of these loans will be eligible loans that qualify for this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on Section 3(c)(5)(A) or (B), to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

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•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Important Information About This Prospectus

This prospectus is part of a registration statement that was filed with the SEC by the company. Before purchasing any shares, you should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with the additional information incorporated by reference into this prospectus, including financial statement information, as described under the heading “Incorporation of Certain Information by Reference” and the information described under the heading “Where You Can Find More Information,” as well as the information described in the section entitled “Available Information” in this prospectus.

You should assume that the information appearing in this prospectus, as well as information that was previously filed with the SEC and incorporated by reference hereto, is accurate as of the date of such document.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus certain information that we have filed with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below, including their exhibits, except to the extent information in those documents differs from information contained in this prospectus:

•	Our current report on Form 8-K filed on January 29, 2016;
•	Our annual report on Form 10-K filed on March 10, 2016;
•	Our current report on Form 8-K filed on April 29, 2016;
•	Our current report on Form 8-K filed on May 5, 2016;
•	Our quarterly report on Form 10-Q filed on May 13, 2016;
•	Amendment No. 1 to our quarterly report on Form 10-Q filed on June 14, 2016;
•	Amendment No. 1 to our annual report on Form 10-K filed on June 22, 2016;
•	Our current report on Form 8-K filed on June 27, 2016;
•	Our current report on Form 8-K filed on July 14, 2016;
•	Our current report on Form 8-K filed on July 28, 2016;
•	Our current report on Form 8-K filed on August 10, 2016;
•	Our quarterly report on Form 10-Q filed on August 12, 2016;
•	Our current report on Form 8-K filed on October 31, 2016;
•	Our current report on Form 8-K filed on November 8, 2016;
•	Our quarterly report on Form 10-Q filed on November 14, 2016; and
•	Our current report on Form 8-K filed on February 1, 2017.

We will provide to any person to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus contained in the registration statement, but not delivered with this prospectus. We will provide this information upon written or oral request and at no cost to the requester. You may request this information by contacting us at: 369 Lexington Avenue, Suite 312, New York, NY 10017. You may also access these documents at our website at www.greenbackerrenewableenergy.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Where You Can Find More Information

We filed the registration statement relating to this offering with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read and copy any of the materials we have filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. For further information on the Public Reference Room, please call the SEC at 1-800-SEC-0330. These materials are also available to the public from the SEC’s website at http://www.sec.gov.

Corporate Information

Our principal executive offices are located at 369 Lexington Avenue, Suite 312, New York, NY 10017. We maintain a website at www.greenbackerrenewableenergy.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

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RISK FACTORS

Investing in our shares involves a number of significant risks. In addition to the other information contained in this prospectus and incorporated by reference herein, you should consider carefully the following information before making an investment in our shares. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the value of our shares could decline, and you may lose part or all of your investment.

Risks Related to Our Business and Structure

Because we have not yet reached a fully invested minimum level of net assets to support distributions exclusively from cash flow from operations, we have a large accumulated deficit.

While we had accumulated deficit balances of $(2,782,401) and $(1,591,014) as of June 30, 2016 and December 31, 2015, respectively, the full financial condition of earnings and loss is best understood when accumulated unrealized appreciation is taken into account alongside accumulated deficit. As of June 30, 2016 and December 31, 2015, our total accumulated deficit and accumulated unrealized appreciation combined was $1,516,429 (i.e. net positive earning) and $(318,828) (i.e. net accumulated loss), respectively.  When we commenced operations, we expected an accumulated deficit in the early stages of operations for several reasons. Because we had not yet been fully invested and are still in the early stages of our investing cycle, expenses as a percentage of assets have run higher than they would be expected to run on a higher amount of invested assets.

We have a limited operating history, limited established financing sources, and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our members.

We were formed on December 4, 2012, have a limited operating history and have obtained minimal financing. On March 28, 2014, we had satisfied the minimum offering requirement and on April 25, 2014, commenced operations. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described herein and that the value of our shares could decline substantially and, as a result, you may lose part or all of your investment. Our financial condition and results of operations will depend on many factors including the availability of opportunities for investments in energy efficiency and sustainability sectors, readily accessible short and long-term financing, conditions in the renewable energy and energy efficiency industry specifically, including but not limited to government incentive and rebate programs, financial markets and economic conditions generally and the performance of our advisor. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to members.

This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in the shares more speculative.

This offering is best characterized as a “blind pool” offering because our investment activities to date have been very limited compared to our target capital raise and the investments we plan to make. As a result, you have very limited information, if any, upon which to evaluate the economic merit of our investments and going forward you will be relying entirely on the ability of GCM and our board of directors to select or approve, as the case may be, well-performing investments. Additionally, GCM, subject to oversight by the board of directors, will have broad discretion to review, approve and oversee our investment policies, to evaluate our investment opportunities and to structure the terms of our investments and you will not be able to evaluate the transaction terms or other financial or operational data concerning our investments. Because of these factors, this offering may entail more risk than other types of offerings. While the board of directors may choose to approve all investment decisions of GCM in advance, we expect that our board of directors will also delegate broad investment discretion to GCM to implement our investment strategy, which may include delegation of the duty to approve certain investment decisions consistent with the investment policies approved by our board of directors, our board of directors’ fiduciary duties and securities laws. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

Our ability to achieve our investment objectives depends on GCM’s ability to manage and support our investment process. If GCM were to lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

We have no internal management capacity or employees other than our appointed executive officers and are dependent on the diligence, skill and network of business contacts of GCM’s senior management team to achieve our investment objective. We also depend, to a significant extent, on GCM’s access to its investment professionals and the information and deal flow generated by these investment professionals. GCM’s senior management team will evaluate, negotiate, structure, close, and monitor our assets. Our success will depend to a significant extent on the continued service of GCM’s senior management team, particularly David Sher, Charles Wheeler, and Richard C. Butt. The departure of any of GCM’s senior management team could have a material adverse effect on our ability to achieve our investment objectives.

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Because our business model depends to a significant extent upon relationships with renewable energy and energy efficiency developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy and energy efficiency technology manufacturers (such as panel manufacturers), the inability of GCM to maintain relationships, or the failure of these relationships to generate business opportunities, could adversely affect our business.

We rely to a significant extent on GCM’s relationships with renewable energy and energy efficiency developers, energy consultants, retail energy providers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy and energy efficiency technology manufacturers (such as panel manufacturers), among others, as a source of potential investment opportunities. If GCM fails to maintain its relationships with other sponsors or sources of business opportunities, we will not be able to grow our portfolio or will grow it at a slower rate. In addition, individuals with whom GCM’s professionals have relationships are not obligated to provide us with business opportunities, and, therefore, there is no assurance that such relationships will generate business opportunities for us.

We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.

We will compete for potential projects and business investments with other energy corporations, yieldcos, investment funds (including private equity funds and mezzanine funds), traditional financial services companies such as commercial banks and other sources of funding as well as utilities and other business entities. Moreover, alternative investment vehicles, also make investments in renewable energy and energy efficiency projects. Our competitors may be substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose business opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable risk-adjusted returns on our projects or may bear risk of loss. A significant part of our competitive advantage stems from the fact that the renewable energy and energy efficiency market is underserved by traditional commercial banks and other financial sources when compared to the size of opportunity. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms.

The amount of any distributions we may pay is uncertain. We may not be able to sustain the payment of distributions, and our distributions may not grow over time.

Subject to our board of directors’ discretion, based upon management’s recommendations, and applicable legal restrictions, we authorized, declared and paid distributions monthly starting in September 2014. However while we intend to pay these distributions to our members out of assets legally available for distribution, we cannot assure you that we will achieve investment results that will allow us to make a targeted level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of the risks described herein. All distributions will be paid at the discretion of our board of directors, based on management’s recommendations, and will depend on our earnings, our financial condition, compliance with applicable regulations and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will pay distributions to our members in the future. In the event that we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and other sources, without limitation. During certain periods, the company has paid distributions from sources other than cash flow from operations, including offering proceeds. The company expects to continue to fund distributions from a combination of cash from operations as well as offering proceeds until a minimum of $150 million in net assets is reached and the company is fully invested in operating assets. If we fund distributions from financings, then such financings will need to be repaid, and if we fund distributions from offering proceeds, then we will have fewer funds available for investments in renewable energy and energy efficiency projects, which may affect our ability to generate future cash flows from operations and, therefore, reduce your overall return. These risks will be greater for persons who acquire our shares relatively early in this offering, before a significant portion of the offering proceeds have been invested. Accordingly, members who receive the payment of a dividend or other distribution from us should not assume that such dividend or other distribution is the result of a net profit earned by us.

There is no public market for our shares and the shares are subject to limited transferability.

There is no public market for our shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept our shares as collateral. Your ability to transfer your shares is limited. Pursuant to our LLC Agreement, we have the discretion under certain circumstances to prohibit transfers of shares, or to refuse to consent to the admission of a transferee as a member.

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We may change our investment policies and strategies without prior notice or member approval, the effects of which may be adverse.

We have the authority to modify or waive our current investment policies, criteria and strategies without prior notice and without member approval, subject to the review and approval of the board of directors. In such event, we will promptly file a prospectus supplement and a press release on Form 8-K, disclosing any such modification or waiver. We cannot predict the effect any changes to our current investment policies, criteria and strategies would have on our business, operating results and value of our shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of this offering and may use the net proceeds from this offering in ways with which investors may not agree or for purposes other than those contemplated at the time of this offering.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us.

We are subject to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a result, we expect to incur additional expenses in the near term, which may negatively impact our financial performance and our ability to pay distributions. This process also will result in a diversion of management’s time and attention. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations and we may not be able to ensure that the process is effective or that our internal control over financial reporting is or will be effective in a timely manner. In the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including, but not limited to, our ability to consummate transactions, the terms of any transactions that we complete, variations in the earnings and/or distributions paid by our investments, variations in the interest rates on loans we make, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, changes in market prices for RECs or EECs, the availability of governmental incentives for our projects, electricity demand, changes in regulated or market electricity prices, marking to market of our hedging arrangements (if any), the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We may experience fluctuations in our operating expenses.

We could experience fluctuations in our operating expenses due to a number of factors, including, but not limited to, changes in inflation and the flow on effects on prices generally, the terms of any transactions that we complete, changes in operating conditions, changes to our operating environment, unexpected wear and tear of our investments, changes in the perception of risk associated with operating these assets. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We are not able to insure against all potential risks and may become subject to higher insurance premiums.

Our business is exposed to the risks inherent in the construction and operation of renewable energy and energy efficiency projects, such as breakdowns, manufacturing defects, natural disasters, terrorist attacks and sabotage. We are also exposed to environmental risks. We have insurance policies covering certain risks associated with our business. However, our insurance policies do not cover losses as a result of force majeure, terrorist attacks or sabotage, among other things. Further, we do not maintain insurance for certain environmental risks, such as environmental contamination. In addition, we expect our insurance policies will be subject to annual review by our insurers and may not be renewed at all or on similar or favorable terms. A serious uninsured loss or a loss significantly exceeding the limits of our insurance policies could have a material adverse effect on our business, financial condition and results of operations.

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In the event we pursue any projects or investments outside of the United States, we will be subject to currency rate exposure and certain other risks associated with the uncertainty of foreign laws and markets.

We may make investments in projects outside of the United States to the extent that such international investments help us meet our investment objectives. To the extent that we invest in international projects, we will be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets, including but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange, controls, potentially adverse tax consequences, and the administrative burden associated with complying with foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international investments and therefore the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk, we may not be able to do so successfully and may incur losses on any international investments as a result of exchange rate fluctuations.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs and face other significant risks associated with being self-managed.

We may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire GCM’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such internalization transaction. Such consideration could take many forms, including cash payments, promissory notes and shares. The payment of such consideration could result in dilution of your interests as a member and could reduce the earnings per share attributable to your investment.

In addition, while we may no longer bear the costs of the various fees and expenses we expect to pay to GCM under the advisory agreement, we would incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by GCM or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and may further dilute your investment. We cannot reasonably estimate the amount of fees we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of internalization are higher than the expenses we avoid paying to GCM, our earnings per share would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our members and the value of our shares. As currently organized, we do not expect to have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. In addition, we could have difficulty retaining such personnel employed by us. We expect individuals employed by GCM to perform asset management, and an affiliate of GCM to perform general and administrative functions, including accounting and financial reporting for us. These personnel have a great deal of know-how and experience. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our assets.

In some cases, internalization transactions involving the acquisition of an advisor have resulted in litigation. If we were to become involved in such litigation in connection with an internalization of our management functions, we could be forced to spend significant amounts of money defending ourselves in such litigation, regardless of the merit of the claims against us, which would reduce the amount of funds available to make investments or make distributions to our members.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries do not fall within or are excluded from the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other instruments, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

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We intend to conduct our operations so that the company is not required to register as an investment company. The company is organized as a holding company that conducts its business primarily through its wholly and majority-owned subsidiaries. The company intends to conduct operations so that it and most of its subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will be outside the definitions of investment company under Section 3(a)(1)(A) and Section 3(a)(1)(C) or relying on an exception from the definition of investment company other than the exceptions under Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act. We believe the company will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because the company will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the company’s wholly-owned or majority-owned subsidiaries, the company is primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of acquiring and financing renewable energy and energy efficiency projects.

The determination of whether an entity is a majority-owned subsidiary of the company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC, or its staff, were to disagree with our treatment of one of more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Some of our majority-owned subsidiaries may rely on the exceptions from the definition of investment company under Section 3(c)(5)(A) or (B) of the Investment Company Act, which except from the definition of investment company, respectively, (i) any person who is primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services or (ii) any person who is primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The SEC staff has issued no-action letters interpreting Section 3(c)(5)(A) and (B) pursuant to which the staff has taken the position that these exceptions are available to a company with at least 55% of its assets consisting of eligible loans and receivables of the type specified in Section 3(c)(5)(A) and (B). We believe that most of the loans that we will provide to finance renewable energy and energy efficiency projects will relate to the purchase price of specific equipment or the cost to engage contractors to install equipment for such projects. Accordingly, we believe that most of these loans will be eligible loans that qualify for this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on Section 3(c)(5)(A) or (B), to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

We intend to conduct our operations directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act.

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If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Our Advisor and Its Affiliates

Our success will be dependent on the performance of our advisor; however, our advisor has limited operating history and limited experience managing a public company or maintaining our exemption from registration under the Investment Company Act, which may hinder its ability to achieve our investment objective or result in loss of our Investment Company Act exemption.

GCM was formed in August 2012 and has limited operating history. Furthermore, our advisor has limited experience as a manager to a public company, or a company focused on renewable energy and energy efficiency and sustainable development project investments and has no experience complying with regulatory requirements applicable to public companies or managing a portfolio of assets under guidelines designed to allow us to be exempt from registration under the Investment Company Act, which may hinder our ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective. To the extent any such investment opportunities constitute “investment securities” (as defined in “Risks Related to Our Business and Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”), we may forego such opportunities to comply with the 40% test under Section 3(a)(1)(C) of the Investment Company Act. In addition, we may also forego opportunities that do not qualify as the eligible loans and receivables of the type specified in Section 3(c)(5)(A) and (B) of the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would be required to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things: limitations on capital structure; restrictions on specified investments; prohibitions on transactions with affiliates; and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations. Moreover, neither GCM, Greenbacker Group LLC nor our senior management team have sponsored any other programs, either public or nonpublic, or any other program with similar investment objectives to this offering. We cannot guarantee that we will be able to find suitable investments and our ability to achieve our investment objectives and to pay distributions will be dependent upon the performance of our advisor in the identification and acquisition of investments, the determination of any financing arrangements, and the management of our projects and assets. If our advisor fails to perform according to our expectations, we could be materially adversely affected. Our failure to timely invest the proceeds of this offering, or to invest in quality assets, could diminish returns to investors and our ability to pay distributions to our members.

Our advisor and its affiliates, including our officers and some of our directors will face conflicts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

Our advisor and its affiliates will receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and GCM to earn increased management fees. The incentive distribution that the Special Unitholder, an affiliate of our advisor, may be entitled to receive from us may create an incentive for our advisor to oversee and supervise renewable energy or energy efficiency projects or make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive distribution to which the Special Unitholder may be entitled is determined may encourage our advisor to use leverage to increase the return on our portfolio. In addition, the fact that our base management fee is payable based upon the average of the values of our gross assets for each day of the prior month, which would include any borrowings for investment purposes, may encourage GCM to use leverage in connection with the construction of additional projects or to make additional investments. Our LLC Agreement does not impose limitations on the amount of leverage we may employ. At such time when the net proceeds from this offering have been fully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our independent directors. Furthermore, GCM is primarily responsible for calculating the net asset value of our portfolio and, because the base management fee is payable based upon our the average of the values of the gross assets for each day of the prior month, a higher net asset value of our portfolio would result in a higher base management fee to our advisor. Under certain circumstances, the use of leverage may increase the likelihood of default, which could adversely affect our results of operations. Such a practice could result in us making more speculative investments than would otherwise be the case, which could result in higher losses, particularly during cyclical economic downturns.

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We pay substantial fees and expenses to GCM and the dealer manager, which payments increase the risk that you will not earn a profit on your investment.

GCM performs services for us in connection with the identification, selection and acquisition of our investments, and the monitoring and administration of our other investments. We pay GCM fees for advisory and management services, including a base management fee that is not tied to the performance of our portfolio. We pay fees and commissions to the dealer manager in connection with the offer and sale of the shares. These fees reduce the amount of cash available for investment in power generation assets or distribution to our members. These fees also increase the risk that the amount available for distribution to members upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering and that you may not earn a profit on your investment.

No portion of the net worth of GCM, our sponsor, and its affiliates will be available to us to satisfy our liabilities or other obligations which may expose us to risks associated with leverage.

In order to achieve our investment objectives, we may be required to utilize financial leverage. We may borrow money in order to make investments, for working capital and to make distributions to our members. No portion of the net worth of GCM, our sponsor, and its affiliates will be available to us to satisfy our liabilities or other obligations. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover the required debt service payments and repayment obligations and, to the extent that we cannot meet our financing obligations, we risk the loss of some or all of our assets to liquidation or sale, at significantly depressed prices in some cases due to market conditions or otherwise, to satisfy the obligations. Furthermore, any amounts that we use to service our indebtedness will not be available for distributions to our members.

The time and resources that individuals associated with our advisor devote to us may be diverted, and we may face additional competition due to the fact that GCM is not prohibited from raising money for or managing another entity that makes the same types of investments that we target.

We currently expect our advisor and its officers and employees to spend substantially all of their time and resources on us. However, our advisor and its officers and employees are not required to do so. Moreover, neither GCM nor its affiliates are prohibited from raising money for and managing another investment entity that makes the same types of investments as those we target. Accordingly, our and GCM’s management team may have obligations to investors in entities they work at or manage in the future, the fulfillment of which might not be in the best interests of us or our members or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. In addition, we may compete with any such investment entity for the same investors and investment opportunities.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a general conflicts of interest policy to be followed by our directors and executive officers, as well as personnel of our advisor who provide services to us. In addition, the advisory agreement does not prevent the advisor and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

Our advisor can resign on 120 days’ notice and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our advisor has the right, under the advisory agreement, to resign at any time on 120 days’ written notice, whether we have found a replacement or not. If our advisor resigns, we may not be able to contract with a new advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days, or at all, in which case our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected. In addition, the coordination of our internal management, acquisition activities and supervision of our businesses is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our advisor and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our businesses may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

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Exercising our right to repurchase the special unit or the special preferred stock upon certain termination events could be prohibitively expensive and could deter us from terminating the advisory agreement.

The occurrence of a trigger event would give us the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined by an independent appraiser. This repurchase could be prohibitively expensive, could require us to have to sell assets to raise sufficient funds to complete the repurchase and could discourage or deter us from terminating the advisory agreement. Alternatively, if we do not exercise our repurchase right, we might be unable to find another entity that would be willing to act as our advisor while an affiliate of GCM owns the special unit or the special preferred stock. If we do find another entity to act as our advisor, we may be subject to higher fees than the fees charged by GCM.

Risks Related to Our Investments and Industry Focus

Our strategic focus will be on the renewable energy, energy efficiency and related sectors, which will subject us to more risks than if we were broadly diversified.

Because we are specifically focused on the renewable energy, energy efficiency and related sectors, investments in our shares may present more risks than if we were broadly diversified over more sectors of the economy. Therefore, a downturn in the renewable energy or energy efficiency sectors would have a larger impact on us than on a company that does not concentrate in limited segments of the economy. For example, biofuel companies operating in the renewable energy sector can be significantly affected by the supply of and demand for specific products and services, especially biomass such as corn or soybean oil, the supply and demand for energy commodities, the price of capital expenditures, government regulation, world and regional events and economic conditions. Companies that produce renewable energy can be negatively affected by lower energy output resulting from variable inputs, mechanical breakdowns, faulty technology, competitive electricity markets or changing laws which mandate the use of renewable energy sources by electric utilities.

In addition, companies that engage in energy efficiency projects may be unable to protect their intellectual property or face declines in the demand for their services due to changing governmental policies or budgets. At times, the returns from investments in the renewable energy and energy efficiency sectors may lag the returns of other sectors or the broader market as a whole.

Furthermore, with respect to the construction and operation of individual renewable energy and energy efficiency projects, there are a number of additional risks, including:

•	substantial construction risk, including the risk of delay, that may arise as a result of inclement weather or labor disruptions;

•	the risk of entering into markets where we have limited experience;

•	the need for substantially more capital to complete than initially budgeted and exposure to liabilities as a result of unforeseen environmental, construction, technological or other complications;

•	a decrease in the availability, pricing and timeliness of delivery of raw materials and components, necessary for the projects to function;

•	the continued good standing of permits, authorizations and consents from local city, county, state and U.S. federal governments as well as local and U.S. federal governmental organizations; and

•	the consent and authorization of local utilities or other energy development off-takers to ensure successful interconnection to energy grids to enable power sales.

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The projects in which we invest may face construction delays.

Construction delays may adversely affect the businesses of our projects that generate renewable energy such as solar and wind power or reduce energy consumption. The ability of these projects to generate revenues will often depend upon their successful completion of the construction and operations. Capital equipment for these projects needs to be manufactured, shipped to project sites, installed and tested on a timely basis. In addition, on-site roads, substations, interconnection facilities and other infrastructure all need to be either built or purchased and installed by the operating companies of these projects. Our investments in these projects face the risk that their construction phases may not be completed or may be substantially delayed, which may result in such projects being unable to earn positive income, which could negatively impact the value of our portfolio. In some cases we may face economic penalties if we fail to deliver power to the off-taker within a specified time.

Our renewable energy and energy efficiency projects may be subject to the risk of fluctuations in commodity prices.

The operations and financial performance of projects in the renewable energy and energy efficiency sectors may be affected by energy commodity prices like unleaded gasoline and wholesale electricity. For example, the price of renewable energy resources will change in relation to the market price of electricity. The market price of electricity is sensitive to cyclical changes in demand and capacity supply, and in the economy, as well as to regulatory trends and developments impacting electricity market rules and pricing, transmission development and investment to power markets within the United States and in other jurisdictions through interconnects and other external factors outside of the control of renewable energy power-producing projects or energy efficiency projects. In addition, volatility of commodity prices, such as the market price of electricity, may also make it more difficult for renewable energy and energy efficiency projects to raise any additional capital that may be necessary to operate, to the extent the market perceives that the project’s performance may be tied directly or indirectly to commodity prices. Accordingly, the potential revenue and cash flow of these projects may be volatile and adversely affect the value of our investments.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of energy generation and consumption projects, including solar and wind energy projects, which may significantly reduce our ability to meet our investment objectives.

The market for electricity generation and consumption projects is influenced by U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. Similar government influences apply in the other jurisdictions in which we may invest. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar energy technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for renewable energy and energy efficiency project development and investments. For example, without certain major incentive programs and or the regulatory mandated exception for renewable energy or energy efficiency systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our renewable energy and energy efficiency projects and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our renewable energy and energy efficiency projects will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our renewable energy or energy efficiency projects may result in significant additional expenses or related development costs and, as a result, could cause a significant reduction in demand for our investments.

The reduction or elimination of government economic incentives could impede growth of the renewable energy and energy efficiency market.

We believe that the near-term growth of the market for application on the U.S. electricity grid, where renewable energy is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in part on the availability and size of government and economic incentives for solar energy. Because a significant portion of our sales are expected to involve the market for the U.S. electricity grid, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

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Today, the cost of renewable energy exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, including the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects to promote the use of renewable energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether as a result of the government’s effort to reduce the federal deficit or for other reasons. Some renewable energy and energy efficiency program incentives expire, decline over time, are limited in total funding or require renewal of authority. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our projects. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our projects. See “—The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power” and “—We depend in part on U.S. federal, state and local government support for our renewable energy and energy efficiency projects.”

Certain projects may generate a portion of their revenue from the sales of RECs and EECs, which may be subject to market price fluctuations, and there is a risk of a significant, sustained decline in their market prices. Such a decline may make it more difficult for our projects to grow and become profitable.

We may not be able to foster growth for our projects economically if there is a significant, sustained decline in market prices for electricity, RECs or EECs without a commensurate decline in the cost of equipment, such as solar panels and turbines, and the other capital costs of constructing renewable energy and energy efficiency projects. Electricity prices are affected by various factors and may decline for many reasons that are not within our control. Those factors include changes in the cost or availability of fuel, regulatory and governmental actions, changes in the amount of available generating capacity from both traditional and renewable sources, changes in power transmission or fuel transportation capacity, seasonality, weather conditions and changes in demand for electricity. In addition, other power generators may develop new technologies or improvements to traditional technologies to produce power that could increase the supply of electricity and cause a sustained reduction in market prices for electricity, RECs and EECs. If governmental action or conditions in the markets for electricity, RECs or EECs cause a significant, sustained decline in the market prices of electricity or those attributes, without an offsetting decline in the cost of turbines or other capital costs of renewable energy and energy efficiency projects, we may not be able to construct our pipeline of projects or achieve expected revenues, which could have a material adverse effect on our business, financial condition and results of operations.

For those projects that generate RECs or EECs, all or a portion of the revenues generated from the sale of such RECs or EECs, as the case may be, may not be hedged, and therefore, such projects may be exposed to volatility of REC or EEC prices, as applicable, with respect to those sales.

REC and EEC prices are driven by various market forces, including electricity prices and the availability of electricity from other renewable energy sources and conventional energy sources. We may be unable to hedge all or a portion of our revenues from RECs or EECs in certain markets where conditions limit our ability to sell forward all of our RECs or EECs, as the case may be. Our ability to hedge RECs and EECs generated by projects is limited by the unbundled nature of the RECs and EECs and the relative illiquidity of this market. Certain of our projects will be exposed to volatility of commodity prices with respect to all or the portion of RECs or EECs, as applicable, that we are unable to hedge, including risks resulting from changes in regulations, including state renewable portfolio standard (“RPS”) targets, general economic conditions and changes in the level of renewable energy generation. We expect to have quarterly variations in the revenues from the projects in which we invest from the sale of unhedged RECs and EECs.

If there is not sufficient demand for renewable energy or energy efficiency technology, or if renewable energy or energy efficiency projects do not develop or take longer to develop than we anticipate, we may be unable to achieve our investment objectives.

If demand for renewable energy and energy efficiency products fails to grow sufficiently, we may be unable to achieve our investment objectives. In addition, demand for renewable energy and energy efficiency projects in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of renewable energy and energy efficiency technology and demand for renewable energy and energy efficiency projects, including:

•	cost-effectiveness of renewable energy and energy efficiency technologies as compared with conventional and competitive technologies;

•	performance and reliability of renewable energy and energy efficiency products as compared with conventional and non-renewable products;

•	success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

•	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

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•	increases or decreases in the prices of oil, coal and natural gas;

•	capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow;

•	continued deregulation of the electric power industry and broader energy industry; and

•	availability and or effectiveness of government subsidies and incentives.

Moreover, negative public or community response to renewable energy and energy efficiency projects in general or our projects specifically can adversely affect our ability to grow and manage our projects. This type of negative response can lead to legal, public relations and other challenges that impede our ability to meet our construction targets, achieve commercial operations for a project on schedule, address the changing needs of our projects over time and generate revenues. Some of our projects may be the subject of administrative and legal challenges from groups opposed to the projects in general or concerned with potential environmental, health or aesthetic impacts, impacts on property values or the rewards of property ownership, or impacts on the natural beauty of public lands. We expect this type of opposition to continue as we execute our business plan. Opposition to our project’s requests for permits or successful challenges or appeals to permits issued to our projects could materially adversely affect our operations plans. If we are unable to grow and manage the capacity that we expect from our projects in our anticipated timeframes, it could have a material adverse effect on our business, financial condition and results of operations.

Our business will be subject to the risk of extreme or changing weather patterns.

Extreme weather patterns, such as the 2011 Joplin tornado and Hurricane Sandy in 2012, could result in significant volatility in the supply and prices of energy. This volatility may create fluctuations in commodity or energy prices and earnings of companies in the renewable energy and energy efficiency sectors. Similarly, extreme weather, such as lightning strikes, ice storms, tornados, extreme wind, severe storms, wildfires and other unfavorable weather conditions or natural disasters, such as floods, fires and earthquakes, can have an adverse impact on the input and output commodities associated with the renewable energy sector or require us to shut down the equipment associated with our renewable energy projects, such as solar panels, turbines or related equipment and facilities, which would impede the ability of our project facilities ability to maintain and operate, and decrease electricity production levels and our revenue. Operational problems, such as degradation of our project’s equipment due to wear or weather or capacity limitations or outages on the electrical transmission network, can also affect the amount of energy that our projects are able to deliver. Any of these events, to the extent not fully covered by insurance, could have a material adverse effect on our business, financial condition and results of operations.

The profitability of our projects may be adversely affected if they are subject to regulation under the Federal Power Act (“FPA”), state, or local public utility laws and regulations that regulate the sale of electricity.

Companies owning or operating electric generation projects may be subject to regulatory requirements under the FPA, state, or local public utility laws. The FPA grants the U.S. Federal Energy Regulatory Commission (“FERC”) jurisdiction over the sale of electric power for resale (i.e., sales at wholesale) in interstate commerce. Jurisdiction over retail sales (i.e., the sale of power to end-users) is left to the states. Rates and charges for wholesale sales of electric power are subject to FERC’s supervision. Upon an appropriate showing, FERC will authorize an entity to engage in wholesale sales of electricity at negotiated rates based on market conditions (i.e., market-based rates) rather than at cost-based rates pre-approved by FERC. FERC continues to have jurisdiction over entities granted market-based rate authority and retains the authority to remove the authorization to sell at market-based rates and otherwise impose significant regulatory obligations. FERC also has jurisdiction to regulate the issuance of securities by entities subject to its jurisdiction.

On the state level, public utility regulatory commissions have plenary jurisdiction over public utilities in their respective states, including responsibility for approving rates and other terms and conditions under which “public utilities”, as defined by relevant state law, sell retail electric power to consumers.

Certain of our future projects may be Qualifying Facilities (“QFs”), and/or Exempt Wholesale Generators (“EWGs”). Depending on their production capacity, certain QFs are exempt from regulation: (i) as public utilities by FERC under the FPA; (ii) under the Public Utility Holding Company Act of 2005 (“PUHCA”); and (iii) under state law as to rates and financial and organizational regulation. EWG’s are exempt from FERC regulation under PUHCA and are subject to FERC regulation under the FPA. To the extent our future projects are subject to rate regulation by FERC, their rate schedules for wholesale sales of energy, capacity and ancillary services will need to be approved by FERC. FERC may revoke or revise an entity’s authorization to make wholesale sales at market-based rates if FERC subsequently determines that such entity can exercise market power in transmission or generation, create barriers to entry or engage in abusive affiliate transactions or market manipulation.

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Any market-based rate authority that we obtain will be subject to certain market behavior rules. If we are deemed to have violated these rules, we will be subject to potential disgorgement of profits associated with the violation and/or suspension or revocation of our market-based rate authority, as well as potential criminal and civil penalties. If we were to lose market-based rate authority for a project, we would be required to obtain the FERC’s acceptance of a cost-based rate schedule and could become subject to, among other things, the burdensome accounting, record keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules. This could have an adverse effect on the rates we charge for power from our projects and our cost of regulatory compliance.

Certain projects, depending on their production capacity and configuration may be subject to the reliability standards of the North American Electric Reliability Corporation (“NERC”). If we fail to comply with the mandatory reliability standards, we could be subject to sanctions, including substantial monetary penalties.

Although the sale of electric energy has been to some extent deregulated, the industry is subject to increasing regulation and even possible re-regulation. Due to major regulatory restructuring initiatives at the U.S. federal and state levels, the U.S. electric industry has undergone substantial changes over the past several years. We cannot predict the future design of wholesale power markets or the ultimate effect ongoing regulatory changes will have on our business. Other proposals to re-regulate may be made and legislative or other attention to the electric power market restructuring process may delay or reverse the movement toward competitive markets. If deregulation of the electric power markets is reversed, discontinued or delayed, our business, financial condition and results of operations could be adversely affected.

Our projects may rely on electric transmission lines and other transmission facilities that are owned and operated by third parties. In these situations, our projects will be exposed to transmission facility curtailment risk, including but not limited to curtailment caused by breakdown of the power grid system, which may delay and increase the costs of our projects or reduce the return to us on those investments.

Our projects may rely on electric transmission lines and other transmission facilities owned and operated by third parties to deliver the electricity our projects generate. We expect some of our projects will have limited access to interconnection and transmission capacity because there are many parties seeking access to the limited capacity that is available. We may not be able to secure access to this limited interconnection or transmission capacity at reasonable prices or at all. Moreover, a failure in the operation by third parties of these transmission facilities could result in our losing revenues because such a failure could limit the amount of electricity we deliver. In addition, our production of electricity may be curtailed due to third-party transmission limitations or limitations on the grid’s ability to accommodate intermittent energy sources, reducing our revenues and impairing our ability to capitalize fully on a particular project’s potential. Such a failure or curtailment at levels significantly above which we expect could have a material adverse effect on our business, financial condition and results of operations.

We depend in part on U.S. federal, state and local government support for our renewable energy and energy efficiency projects.

We depend in part on government policies that support renewable energy and energy efficiency and enhance the economic feasibility of renewable energy and energy efficiency projects. The U.S. federal government and several of the states in which we operate or into which we sell power provide incentives that support the sale of energy from renewable sources or incentives to reduce energy consumption.

Certain renewable energy and energy efficiency projects, such as solar energy projects, may be eligible for an ITC. The placed-in-service deadline for solar energy projects to produce electricity can be as late as December 31, 2019 for a full credit, dropping to 26% in 2020 with further decreases to 22% in 2021 and 10% in 2022 and beyond. The ITC is a credit claimed against the income tax of the owner of the eligible project.

In addition to U.S. federal incentives, we rely in part on state incentives that support the sale of energy generated from renewable sources and incentives to reduce energy consumption, including state adopted RPS programs. RPS programs generally require that electricity supply companies include a specified percentage of renewable energy in the electricity resources serving a state or purchase credits demonstrating the generation of such electricity by another source. However, the legislation creating such RPS requirements usually grants the relevant state public utility commission the ability to reduce electric supply companies’ obligations to meet the RPS requirements in certain circumstances. If the RPS or EEC requirements are reduced or eliminated, this could result in our receiving lower prices for our power and in a reduction in the value of our RECs, which could have a material adverse effect on us.

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We depend on these programs, in part, to finance the projects in our pipeline. If any of these incentives are adversely amended, eliminated, subjected to new restrictions, not extended beyond their current expiration dates, or if funding for these incentives is reduced, it would have a material adverse effect on our ability to obtain financing. A delay or failure by governmental authorities to administer these programs in a timely and efficient manner could have a material adverse effect on our financing.

While certain U.S. federal, state and local laws, programs and policies promote renewable energy or energy efficiency and additional legislation is regularly being considered that would enhance the demand for renewable energy or reduce the consumption of energy, they may be adversely modified, legislation may not pass or may be amended and governmental support of renewable energy and energy efficiency development may not continue or may be reduced. If governmental authorities do not continue supporting, or reduce or eliminate their support of renewable energy or energy efficiency projects, our revenues may be adversely affected, our economic return on certain projects may be reduced, our financing costs may increase, it may become more difficult to obtain financing, and our business and prospects may otherwise be adversely affected.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our projects.

Under various U.S. federal, state and local laws, an owner or operator of a project may become liable for the costs of removal of certain hazardous substances released from the project of any underlying real property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell a contaminated project or borrow using the project as collateral. To the extent that a project owner becomes liable for removal costs, the ability of the owner to make payments to us may be reduced.

We typically have title to projects or their underlying real estate assets underlying our equity investments, or, in the course of our business, we may take title to a project or its underlying real estate assets relating to one of our debt investments, and, in either case, we could be subject to environmental liabilities with respect to these assets. To the extent that we become liable for the removal costs, our results of operation and financial condition may be adversely affected. The presence of hazardous substances, if any, may adversely affect our ability to sell the affected project and we may incur substantial remediation costs, thus harming our financial condition.

Future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operations.

We may become involved in legal proceedings, administrative proceedings, claims and other litigation that arise in the ordinary course of business. Individuals and interest groups may sue to challenge the issuance of a permit for a renewable energy or energy efficiency project or seek to enjoin construction of a renewable energy or energy efficiency project. In addition, we may be subject to legal proceedings or claims contesting the construction or operation of our renewable energy or energy efficiency projects. In defending ourselves in these proceedings, we may incur significant expenses in legal fees and other related expenses, regardless of the outcome of such proceedings. Unfavorable outcomes or developments relating to these proceedings, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our business, financial condition and results of operations. In addition, settlement of claims could adversely affect our financial condition and results of operations.

Our projects and/or other investments may incur liabilities that rank equally with, or senior to, our investments in such companies.

We will invest in various types of debt and equity securities, including first lien, second lien, mezzanine debt, preferred equity and common equity, issued by U.S. and Canadian middle market companies in the renewable energy, energy efficiency and related sectors. Our projects and other investments may have, or may be permitted to incur, other liabilities that rank equally with, or senior to, our positions or investments in such projects or businesses, as the case may be. By their terms, such instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of instruments ranking senior to our investment in that project or business would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior stakeholders, such project or other investment may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with instruments we hold, we would have to share on an equal basis any distributions with other stakeholders holding such instrument in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant project or investment.

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We may not control the projects and other investments in which we invest.

We may not control the projects and other investments in which we invest. We define control as ownership of 25% or more of the outstanding voting securities of a company or having greater than 50% representation on a company’s board of directors. As a result, we are subject to the risk that the controlling entity of a project in which we invest may make business decisions with which we disagree and the management of such project, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests.

We may invest in joint ventures, including partnerships, which creates additional risk because, among other things, we cannot exercise sole decision making power and our partners may have different economic interests than we have.

We may invest in joint ventures, including partnerships, with third parties. There are additional risks involved in joint venture transactions. As a co-investor in a joint venture, we may not be in a position to exercise sole decision-making authority relating to the project or asset, joint venture or other entity. As a result, the operations of a project or other investment may be subject to the risk that the project or other investment owners may make business, financial or management decisions with which we do not agree or the management of the project may take risks or otherwise act in a manner that does not serve our interests. Because we may not have the ability to exercise control over such operations, we may not be able to realize some or all of the benefits that we believe will be created from our involvement. In addition, there is the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. If any of the foregoing were to occur, our business, financial condition and results of operations could suffer as a result.

A lack of liquidity in certain of our investments may adversely affect our business.

We invest in certain companies and projects whose securities are not publicly traded or actively traded on the secondary market and whose securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. We invest in other financial instruments that are subject to similar restrictions. The illiquidity of certain of our investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

A significant portion of our investments will be recorded at fair value as determined in good faith by our advisor, subject to the review of the board of directors and, as a result, there will be uncertainty as to the value of our investments.

Our consolidated financial statements will be prepared using the specialized accounting principles of Accounting Standards Codification Topic 946, Financial Services—Investment Companies, or ASC Topic 946, which requires us to carry our investments at fair value or, if fair value is not determinable based on transactions observable in the market, at fair value as determined by our advisor, subject to the oversight of our board of directors. At the direction of our board of directors, an independent valuation firm will review the valuations prepared by GCM. For most of our investments, market quotations are not available. As a result, we will value these investments quarterly at fair value as determined in good faith.

The determination of fair value is to a degree subjective, and our advisor has a conflict of interest in making the determination. We expect to value our investments quarterly at fair value as determined in good faith by our advisor, subject to the oversight of our board of directors. At the direction of our board of directors, an independent valuation firm will periodically review the valuations prepared by GCM. The types of factors that may be considered in determining the fair values of our investments include available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the project’s ability to make payments, its earnings and discounted cash flows, the markets in which the project does business, comparisons of financial ratios of peer business entities that are public, mergers and acquisitions comparables, the principal market and enterprise values, among other factors. Because such valuations, and particularly valuations of private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value by our advisor, subject to the oversight of our board of directors, may differ materially from the values that would have been used if an active market and market quotations existed for these investments. Our net asset value could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

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Risks Related to Investments in the Solar, Wind Power and Energy Efficiency Industries

If the solar power industry experiences a shortage of key inputs, such as polysilicon, the profitability of solar power-producing projects may decrease, which may result in slower growth in the solar power market than we anticipate.

Solar power companies depend on certain technologies and key inputs, such as polysilicon. If the solar power industry experiences shortages of these technologies and key inputs, profitability of the solar businesses in which we invest may be negatively impacted due to the resulting increase in prices of these technologies and key inputs. In addition, increases in polysilicon prices have in the past increased manufacturing costs for solar power producers and may impact manufacturing costs and net income or cause a shortage of polysilicon in the future. Polysilicon is also used in the semiconductor industry generally and any increase in demand from that sector may cause a shortage. To the extent a shortage results in these types of technologies and key inputs due to price increases, the solar power market may experience slower growth than we anticipate.

The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power.

The market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the electric utility network or sold to a utility under tariff, depends in part on the availability and size of government and economic incentives. The reduction or elimination of government and economic incentives would adversely affect the growth of this market or result in increased price competition, either of which could cause solar power producers’ revenue to decline and harm their financial results.

Our solar power projects may not be able to compete successfully and may lose or be unable to gain market share.

Solar power producers also compete against other power generation sources including conventional fossil fuels supplied by utilities, other alternative energy sources such as wind, biomass, and emerging distributed generation technologies such as micro-turbines, sterling engines and fuel cells. In the large-scale on-grid solar power systems market, our solar power projects will face direct competition from a number of companies that manufacture, distribute, or install solar power systems.

The operating results of the projects in which we invest that produce solar power may be negatively affected by a number of other factors.

In addition to shortages of technologies and key inputs and changes in governmental policies, the results of the projects in which we invest that produce solar power can be affected by a variety of factors, including the following:

•	the average selling price of solar cells, solar panels and solar power systems;

•	a decrease in the availability, pricing and timeliness of delivery of raw materials and components, particularly solar panels and components, including steel, necessary for solar power systems to function;

•	the rate and cost at which solar power producers are able to expand their manufacturing and product assembly capacity to meet customer demand, including costs and timing of adding personnel;

•	construction cost overruns, including those associated with the introduction of new products;

•	the impact of seasonal variations in demand and/or revenue recognition linked to construction cycles and weather conditions;

•	unplanned additional expenses such as manufacturing failures, defects or downtime;

•	the impact of seasonal variations in sunlight on energy production;

•	the impact of weather variations on energy production;

•	acquisition and investment related costs;

•	the loss of one or more key customers or the significant reduction or postponement of orders from these customers;

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•	changes in manufacturing costs;

•	the availability, pricing and timeliness of delivery of products necessary for solar power products to operate;

•	changes in electric rates due to changes in fossil fuel prices;

•	the lack of a viable secondary market for positions in solar energy projects; and

•	the ability of a solar energy project to generate cash and pay yield substantially depends on power generation, which depends on continuing productive capability of the solar energy hardware, including proper operations and maintenance of the solar energy hardware and fair sunlight for the life of the investment.

If wind conditions are unfavorable or below our estimates on any of our wind projects, the electricity production on such project and therefore, our income, may be substantially below our estimates.

The financial performance of our projects that produce wind energy will be dependent upon the availability of wind resources. The strength and consistency of wind resources at wind projects will vary. Weather patterns could change or the historical data could prove to be an inaccurate reflection of the strength and consistency of the wind in the future. If wind resources are insufficient, the assumptions underlying the economic feasibility about the amount of electricity to be generated by wind projects will not be met and the project’s income and cash flows will be adversely impacted. Wind-producing projects and our evaluations of wind projects will be based on assumptions about certain conditions that may exist and events that may occur in the future. A number of additional factors may cause the wind resource and energy capture at wind projects to differ, possibly materially, from those initially assumed by the project’s management, including: the limited time period over which the site-specific wind data were collected; the potential lack of close correlation between site-specific wind data and the longer-term regional wind data; inaccurate assumptions related to wake losses and wind shear; the limitations in the accuracy with which anemometers measure wind speed; the inherent variability of wind speeds; the lack of independent verification of the turbine power curve provided by the manufacturer; the potential impact of global warming and other climatic factors, including icing and soiling of wind turbines; the potential impact of topographical variations, turbine placement and local conditions, including vegetation; the power delivery schedule being subject to uncertainty; the inherent uncertainty associated with the use of models, in particular future-oriented models; and the potential for electricity losses to occur before delivery.

Furthermore, a project’s wind resources may be insufficient for them to become and remain profitable. Wind is naturally variable. The level of electricity production at any of our wind projects, therefore, will also be variable. If there are insufficient wind resources at a project site due to variability, the assumptions underlying the company’s belief about the amount of electricity to be generated by the wind project will not be met. Accordingly, there is no assurance that a project’s wind resources will be sufficient for it to become or remain profitable.

If our wind energy production assessments turn out to be wrong, our wind energy projects could suffer a number of material adverse consequences, including:

•	our wind energy production and sales for the project may be significantly lower than we predict;

•	our hedging arrangements may be ineffective or more costly;

•	we may not produce sufficient energy to meet our commitments to sell electricity or RECs and, as a result, we may have to buy electricity or RECs on the open market to cover our obligations or pay damages; and

•	our projects may not generate sufficient cash flow to make payments of principal and interest as they become due on the debt we provided on the project, and we may have difficulty refinancing such debt.

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Risks Related to Debt Financing and Lending

The base management fee payable to GCM increases with the use of leverage and thus, GCM will have a financial incentive to incur leverage; however, if we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our members, and result in losses.

We currently use leverage to finance certain of our investments. At such time when the net proceeds from this offering have been fully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our independent directors. The amount of leverage that we employ will depend on our advisor’s assessment of market and other factors at the time of any proposed borrowing. Our LLC Agreement does not impose limits on the amount of leverage we may employ. There can be no assurance that leveraged financing will be available to us on attractive terms or at all. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our shares. If the value of our assets decreases, leveraging would cause such value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to our members. In addition, we and our members will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the management fees payable to the advisor. Furthermore, as we expect that the base management fee payable to GCM will be payable based on the average of the values of our gross assets for each day of the prior month, including those assets acquired through the use of leverage, GCM will have a financial incentive to incur leverage, which may not be consistent with our members’ interests. The incentive distribution, to which the Special Unitholder, an affiliate of our advisor, may be entitled, may encourage our advisor to use leverage to increase the return on our portfolio, in the construction of additional projects.

In order to achieve our investment objectives, we may be required to utilize financial leverage. We may borrow money in order to make investments, for working capital and to make distributions to our members. No portion of the net worth of GCM, our sponsor, and its affiliates will be available to us to satisfy our liabilities or other obligations. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover the required debt service payments and, to the extent that we cannot meet our financing obligations, we risk the loss of some or all of our assets to liquidation or sale, at significantly depressed prices in some cases due to market conditions or otherwise, to satisfy the obligations.

Furthermore, any amounts that we use to service our indebtedness will not be available for distributions to our members.

We will be exposed to risks associated with changes in interest rates.

To the extent we borrow to finance our investments, we will be subject to financial market risks, including changes in interest rates. An increase in interest rates would make it more expensive to use debt for our financing needs.

When we borrow, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we employ those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds may increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include borrowing at fixed rates or various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

We will be exposed to borrower default, prepayment risk, bankruptcy risk and liquidity risk to the extent we make loans or provide financing to others.

We may provide financing to projects owned by others, including through the provision of secured loans. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt and convertible preferred debt. We may also make loans to parties financing the supply of renewable energy and energy efficiency to residential and commercial customers or the adoption of strategies to reduce the consumption of energy by those customers. As a result, we are subject to the risk of borrower default. Defaults may increase as a result of economic conditions beyond the control of the company, our advisor and the borrowers, including prevailing interest rates, the value of the U.S. dollar, energy prices, changes in the demand for renewable energy or energy efficiency projects, construction delays, disruptions in the credit markets and other factors. Any such defaults will directly affect the operating results of, and risks of an investment in, the company.

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In addition, we face prepayment risk, bankruptcy risk and liquidity risk in lending. There may not be any prepayment penalty for borrowers who prepay their loans. If borrowers choose to prepay their loans, we may not receive the full amount of interest payments otherwise to be received by us. In addition, borrowers may seek the protection of debtor relief under bankruptcy or insolvency laws, which may result in the nonpayment of the underlying loans. Our lending represents binding commitments, and such committed funds generally may not be withdrawn. The loans will not be listed on any securities exchange, generally will not be transferable, and generally must be held by us for the term of the relevant loan. Such prepayment risk, bankruptcy risk and liquidity risk could diminish the value of your investment in us.

Risks Related to This Offering and Our Shares

The offering prices will change on a quarterly basis and investors will purchase shares at the offering price that is effective at the time they submit their subscriptions.

The offering prices for our classes of shares may change on a quarterly basis and investors will need to determine the price by checking our website at www.greenbackerrenewableenergy.com or reading a supplement to our prospectus. Investors will purchase shares at the offering price that is effective at the time they submit their subscriptions. In addition, if there are issues processing an investor’s subscription, the offering price may change prior to the acceptance of such subscription; however, such investor will purchase shares subscribed for at the price that was effective at the time such investor submitted his or her subscription to the dealer manager and not at the newly changed offering price.

Purchases of our shares by our directors, officers and other affiliates in this offering should not influence the investment decisions of independent, unaffiliated investors.

Purchases of shares by our advisor and its affiliates were included in determining that we had satisfied the minimum offering requirement. Any shares purchased by directors, officers and other affiliates of ours will be purchased for investment purposes only. The investment decisions made by any such directors, officers or affiliates should not influence your decision to invest in our shares, and you should make your own independent investment decision concerning the risks and benefits of an investment in our shares.

Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that any specific amount of gross offering proceeds will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any shares, but has only agreed to use its “best efforts” to sell the shares to investors. As a general matter, investors purchasing such shares should not assume that the number of shares sold, or gross offering proceeds received, by us will be greater than the number of shares sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering, or any other particular offering amount.

The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

The shares offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the future. Your ability to transfer your shares is limited. Pursuant to our LLC Agreement, we have the discretion under certain circumstances to prohibit transfers of shares, or to refuse to consent to the admission of a transferee as a member. Moreover, you should not rely on our share repurchase program as a method to sell shares promptly because our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and we may amend, suspend or terminate our share repurchase program at any time without giving you advance notice. In particular, the share repurchase program provides that we may make repurchase offers only to members that have held their shares for a minimum of one year. In addition, we limit repurchases (i) during any 12-month period, to 5% of our weighted average number of outstanding shares and (ii) during any fiscal quarter, to 1.25% of the weighted average number of shares outstanding in the prior four fiscal quarters. Our ability to repurchase shares is subject to and may be limited by the company’s available funds. Therefore, it may be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of our assets. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.

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We intend to explore a potential liquidity event for our members within five years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. However, there can be no assurance that we will complete a liquidity event within such time or at all. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company.

In making the decision to apply for listing of our shares, our board of directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our members. In making a determination of what type of liquidity event is in the best interest of our members, our board of directors, including our independent directors, may consider a variety of criteria, including, but not limited to, market conditions, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, internal management requirements to become a perpetual life company and the potential for member liquidity. If our shares are listed, we cannot assure you a public trading market will develop. Since a portion of the offering price from the sale of shares in this offering will be used to pay expenses and fees, the full offering price paid by members will not be invested in our target assets. As a result, even if we do complete a liquidity event, you may not receive a return of all of your invested capital.

The ongoing offering price, including the current offering price, may not accurately reflect the value of our assets.

We determine our net asset value each quarter. If our net asset value per share on such valuation date increases above or decreases below our net proceeds per share, we will adjust the offering price of all classes of shares, effective five business days later, to ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share on such valuation date. Ongoing offering prices, including the current offering prices, may not be the equivalent of the value of our assets, as they take into consideration other factors such as selling commissions, dealer manager fees and organization and offering expenses.

Because the dealer manager is an affiliate of GCM, you will not have the benefit of an independent review of the offering or us customarily performed in underwritten offerings.

The dealer manager, SC Distributors, LLC, is an affiliate of GCM, and did not make an independent review of us or the offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our shares relative to publicly traded companies.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms in the timeframe contemplated herein.

Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to identify any investment opportunities that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

During the offering, we will invest the net proceeds of this offering not immediately invested in alternative energy assets primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment. Investment in cash, cash equivalents or other short term securities may produce returns that are significantly lower than the returns which we expect to achieve when our portfolio is fully invested in securities meeting our investment objectives.

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Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our LLC Agreement authorizes us to issue 400,000,000 shares. Pursuant to our LLC Agreement, a majority of our entire board of directors may amend our LLC Agreement from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without member approval. After your purchase in this offering, we may elect to sell additional shares in this or future public offerings, issue equity interests in private offerings or issue share-based awards to our independent directors, GCM and/or employees of GCM. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

If you purchase our shares in this offering, you will incur immediate dilution, which will be substantial, equal to the costs of the offering associated with your shares. This means that the investors who purchase shares will pay a price per share that substantially exceeds the per share value of our assets after subtracting our liabilities. The costs of this offering, which include commissions, dealer manager fees, offering costs and organization costs, are currently estimated to be between 11.5% and 15.0 % of gross offering proceeds.

Anti-takeover provisions in our LLC Agreement could inhibit a change in control.

Provisions in our LLC Agreement may make it more difficult and expensive for a third party to acquire control of us, even if a change of control would be beneficial to our shares. Under our LLC Agreement, which will be in effect at the commencement of this offering, our shares have only limited voting rights on matters affecting our business and therefore have limited ability to influence management’s decisions regarding our business. In addition, our LLC Agreement contains a number of provisions that could make it more difficult for a third party to acquire, or may discourage a third party from acquiring control of our company. These provisions include:

•	restrictions on our ability to enter into certain transactions with major holders of our shares modeled on the limitation contained in Section 203 of the Delaware General Corporation Law, or the DGCL;

•	allowing only the company’s board of directors to fill vacancies, including newly created directorships;

•	requiring that directors may be removed, with or without cause, only by a vote of a majority of the issued and outstanding shares;

•	requiring advance notice for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by holders of our shares at a meeting of members;

•	our ability to issue additional securities, including securities that may have preferences or are otherwise senior in priority to our shares; and

•	limitations on the ability of holders of our shares to call special meetings of holders of our shares.

Moreover, our LLC Agreement also prohibits any person from beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our shares that would result in GREC being a “closely held C corporation” under Section 465(a)(1)(B) of the Internal Revenue Code. The ownership limits imposed under the Internal Revenue Code are based upon direct or indirect ownership by individuals (as defined in the Internal Revenue Code to include certain entities), but only during the last half of a tax year. The ownership limits contained in our LLC Agreement are based on the ownership at any time by any person, which term includes entities. These ownership limitations in our LLC Agreement are intended to provide added assurance that GREC will not be classified as a closely held C corporation, and to minimize administrative burdens. However, the ownership limit on our shares might also delay or prevent a transaction or a change in our control that might involve a premium price over the then current net asset value of our shares or otherwise be in the best interest of our members.

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Risks Related to Tax

Members may realize taxable income without cash distributions, and may have to use funds from other sources to fund tax liabilities.

Because we are taxed as a partnership for U.S. federal income tax purposes, members may realize taxable income in excess of cash distributions by us. There can be no assurance that we will pay distributions at a specific rate or at all. As a result, members may have to use funds from other sources to pay their tax liability.

In addition, the payment of the distribution fee over time with respect to the Class C shares will be deemed to be paid from cash distributions that would otherwise be distributable to the holders of Class C shares. Accordingly, the holders of Class C shares will receive a lower cash distribution to the extent of such Class C holder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to the holders of Class C shares may, therefore, exceed the amount of cash distributions made to the Class C holders.

The U.S. Internal Revenue Service (“IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the shares if the IRS does not accept the assumptions or conventions utilized by us.

U.S. federal income tax rules applicable to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. We apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to members in a manner that reflects members’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

If we were to become taxable as a corporation for U.S. federal income tax purposes, we would be required to pay income tax at corporate rates on our net income and distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits.

We have received the opinion of Alston & Bird LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described herein and as represented by us to Alston & Bird LLP will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described herein are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and herein, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception”.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Alston & Bird LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investments that may not generate “qualifying income” are held through taxable corporate subsidiaries. However, we may not properly identify income as “qualifying,” and our compliance with the “qualifying income exception” will not be reviewed by Alston & Bird LLP on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy this “qualifying income” exception.

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If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

It is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership and that a significant portion of our investments will not generate “qualifying income” as the company will conduct a significant portion of its operations through GREC, a wholly owned subsidiary of the LLC treated as a C corporation for U.S. federal income tax purposes and subject to U.S. federal income tax on its net income. Conducting the company’s operations through GREC is expected to allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities. However, because a significant portion of our investments will be held through GREC, the “pass through” tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investments that we directly hold.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “will,” “should,” “would,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In addition, our advisor’s assumptions about future events may prove to be inaccurate. We caution all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will prove correct or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the numerous risks and uncertainties as described under “Risk Factors” and elsewhere in this prospectus. All forward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties associated with our forward-looking statements relate to, among other matters, the following:

•	changes in the economy;

•	the ability to complete the renewable energy and energy efficiency projects in which we invest;

•	our relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy and energy efficiency technology manufacturers (such as panel manufacturers), solar insurance specialists, component manufacturers, software providers and other industry participants in the renewable energy, energy efficiency, capital markets and project finance sectors;

•	fluctuations in supply, demand, prices and other conditions for electricity, other commodities and RECs;

•	public response to and changes in the U.S. federal, state and local regulatory framework affecting renewable energy and energy efficiency projects, including the potential expiration or extension of the ITC and the related U.S. Department of Treasury grants and potential reductions in RPS requirements;

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•	competition from other energy developers;

•	the worldwide demand for electricity and the market for renewable energy and energy efficiency;

•	the ability or inability of conventional fossil fuel-based generation technologies to meet the worldwide demand for electricity;

•	our competitive position and our expectation regarding key competitive factors;

•	risks associated with our hedging strategies;

•	potential environmental liabilities and the cost of compliance with applicable environmental laws and regulations, which may be material;

•	our electrical production projections (including assumptions of curtailment and facility availability) for our renewable energy and energy efficiency projects;

•	our ability to operate our business efficiently, manage costs (including general and administrative expenses) effectively and generate cash flow;

•	availability of suitable renewable energy and energy efficiency resources and other weather conditions that affect our electricity production;

•	the effects of litigation, including administrative and other proceedings or investigations relating to our renewable energy and energy efficiency projects;

•	non-payment by customers and enforcement of certain contractual provisions;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; and

•	future changes in laws or regulations and conditions in our operating areas.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type. See “Prospectus Summary” and the remainder of this prospectus for more detailed information about our structure, our business, and this offering.

Q: Who will choose which investments to make?

A: Under the terms of the advisory agreement, GCM, our advisor, undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives, as determined by our board of directors. All investment decisions made by GCM will require the approval of its investment committee. Our board of directors, including a majority of our independent directors, oversees and monitors our investment performance.

Q: What is the experience of GCM?

A: Our investment activities are managed by GCM, which oversees the management of our activities and day-to-day management of our investment operations. GCM is a newly formed private firm that is registered as an investment adviser under the Advisers Act. GCM has an experienced management team and business development personnel, with significant experience in building successful businesses in the financial services sector. GCM’s executive team has broad experience across technology and capital markets, with particular expertise in structuring, financing, and advisory for institutional partners. In previous roles, GCM’s principals have established a track record of building private companies and bringing them to a successful exit. GCM’s senior management team also has broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses.

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Q: How does a “best efforts” offering work?

A: When securities are offered to the public on a “best efforts” basis, this means that the dealer is only required to use its best efforts to sell the offered securities. In this offering, the dealer manager does not have a firm commitment or obligation to purchase any of the shares we are offering.

Q: How long will this offering last?

A: This is a continuous offering of our shares as permitted by the U.S. federal securities laws. We may sell our shares in this offering until December 31, 2017, unless we decide to extend this offering. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the most recent registration period. Your ability to purchase shares and submit shares for repurchase will not be effected by the expiration of this offering and the commencement of a new one.

Q: Will I receive a certificate for my shares?

A: No. Our board of directors has authorized the issuance of shares of our limited liability company interest without certificates. We expect that we will not issue shares in certificated form, although we may decide to issue certificates at such time, if ever, as we list our shares on a national securities exchange. We anticipate that all shares will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of share certificates and reduces the offering costs.

Q: Who can buy shares in this offering?

A: In general, you may buy shares pursuant to this prospectus if you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. You may be required to meet certain enhanced state suitability standards that may be different than the standard set forth above. See “Suitability Standards.”

Our affiliates may purchase Class A shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliates.

Q: What is the purchase price for each share?

A:  The current per share purchase price for shares is $10.224 per Class A share, $9.526 per Class C share and $9.391 per Class I share. For each fiscal quarter, we determine our net asset value for each class of our shares. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of such valuation date.

Promptly following any such adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering of our shares; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to the dealer manager. See “Determination of Net Asset Value.”

Q: How will you communicate quarterly changes to the purchase price for each share?

A: Promptly following any adjustment to the offering price per share for each class of shares, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to the dealer manager.

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Q: What is the difference between the Class A, Class C and Class I shares being offered?

A:  We are offering three classes of shares, Class A shares, Class C shares and Class I shares at the current offering price of $10.224 per Class A share, $9.526 per Class C share and $9.391 per Class I share. The share classes have different selling commissions and dealer manager fees, and there is an ongoing distribution fee with respect to Class C shares. Specifically, the dealer manager earns a selling commission of up to 7.00% of gross proceeds from the sale of Class A shares sold in the primary offering. For Class C shares sold in the primary offering, the dealer manager will earn a selling commission of up to 3.00% of gross proceeds. In addition, for Class C shares, we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. We will continue paying the distribution fees with respect to Class C shares sold in this offering until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) upon the completion of this offering, total underwriting compensation (as described below) in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class C shares no longer being outstanding. Investors will not pay any selling commissions with respect to Class I shares. Investors will pay a dealer manager fee of up to 2.75% for Class A and Class C shares and up to 1.75% for Class I shares. See “Summary of Our LLC Agreement” and “Plan of Distribution” for a discussion of the differences between our classes of shares.

Total underwriting compensation refers to the items of value, as defined by, and pursuant to, the rules of FINRA, that we pay the dealer manager and/or its related persons that are deemed to be in connection with the distribution of this offering. Underwriting compensation includes selling commissions, dealer manager fees, distribution fees, marketing support fees, wholesaling compensation and expense reimbursements, and expenses relating to sales seminars, sales incentives and may include certain portions of the formation services fee. For more detailed information regarding the underwriting compensation in this offering, see “Plan of Distribution—About the Dealer Manager.”

Our Class A, Class C and Class I shares are available for different categories of investors and/or a variety of distribution channels. Class I shares are available for purchase by institutional clients. Class A and C shares each are available for purchase by the general public through a variety of distribution channels. See “Plan of Distribution.” Only Class A shares are available for purchase in this offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commissions and fees attributable to each class of shares and whether you qualify for any volume discounts described in “Plan of Distribution—Volume Discounts.” Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

Q: How do I subscribe for shares?

A: If you meet the suitability standards and choose to purchase shares in this offering, you should proceed as follows:

•	Read this entire prospectus and all appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. By signing the subscription agreement, you will be making the representations and warranties contained in the subscription agreement and you will be bound by all of the terms of the subscription agreement and of our LLC Agreement.

•	Deliver a check for the full purchase price of the shares being subscribed for along with the completed subscription agreement to the selected broker-dealer. You should make your check payable to “Greenbacker Renewable Energy Company LLC.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in amounts of at least $500, except for purchases made pursuant to our distribution reinvestment plan.

•	By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

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Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within ten business days from the date the subscription is rejected. Investors will not be allowed to withdraw their subscription agreements between the time of submission and the time of our acceptance of such subscription agreement. We expect to close on subscriptions on the same day as, or within one business day of, our acceptance of the subscription.

Investors will be admitted as members of the company on the same date as the date we close on such investors’ subscriptions. We expect to close on subscriptions received and accepted by us on a daily basis. We are not permitted to accept a subscription for shares until at least five business days after the date you receive the final prospectus.

Q: What happens to my subscription proceeds?

A: All subscription payments will be remitted to the transfer agent within 5 days of acceptance.

Q: Is there any minimum initial investment required?

A: Yes. To purchase shares in this offering, you must make an initial purchase of at least $2,000. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan. See “Plan of Distribution.”

Q: Can I invest through my IRA, Simplified Employee Pension IRA (“SEP”) or after-tax deferred account?

A: Yes, subject to the suitability standards. An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee. Please be aware that in purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See “Suitability Standards” for more information.

Q: How will the payment of fees and expenses affect my invested capital?

A: The payment of fees and expenses will reduce the funds available to us for investments in our target assets as well as funds available for distribution to members. The payment of fees and expenses will also reduce the book value of your shares.

Q: Will the distributions I receive be taxable?

A: Non-liquidating distributions on the shares generally will not be taxable to a U.S. holder (as defined in “U.S. Federal Income Tax Consequences”), except to the extent that the cash the U.S. holder receives exceeds its adjusted tax basis in the shares. Cash distributions in excess of a U.S. holder’s adjusted tax basis in the shares generally will be treated as gain from the sale or exchange of the shares.

Q: When will I get my detailed tax information?

A: Because we will file a partnership return, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year no later than 75 days after the end of each such year. Each K-1 provided to a holder of shares will set forth the holder’s share of our items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. holder to complete its tax return with respect to its investment in the shares.

Q: Are there any restrictions on the transfer of shares?

A: Your ability to transfer your shares is limited. Pursuant to our LLC Agreement, we have the discretion under certain circumstances to prohibit transfers of shares, or to refuse to consent to the admission of a transferee as a member. In addition, transfer is restricted by U.S. federal and state tax laws, securities laws or by contract. See “Transferability of Shares” for a detailed description of the transfer restrictions on our shares.

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Q: Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at:

SC Distributors, LLC

695 Town Center Drive, Suite 600

Costa Mesa, CA 92626

ESTIMATED USE OF PROCEEDS

We intend to use substantially all of the net proceeds from this offering to acquire income-generating renewable energy and energy efficiency and sustainable development projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses, in accordance with our investment objectives and using the strategies described in this prospectus. The remainder of the net proceeds will be used for working capital and general corporate purposes. There can be no assurance we will be able to sell all the shares we are registering. If we sell only a portion of the shares we are registering, we may be unable to achieve our investment objectives.

The following table sets forth our estimates concerning how we intend to use the gross proceeds from this offering. Information is provided assuming (1) the sale of the maximum dollar amount registered in this offering, or $1,000,000,000 in shares, including $200,000,000 in shares pursuant to our distribution reinvestment plan, (2) we incur no leverage, (3) an initial offering price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share and (4) that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class C shares and 1/3 of primary offering gross proceeds come from sales of Class I shares. Investors will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan and we will not use offering proceeds to pay administrative expenses on the plan. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan and we reserve the right to reallocate among these classes of shares.

Distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. In the event we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and other sources, without limitation.

Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%
Gross Offering Proceeds	$800,000,000	100.00%	$1,000,000,000	100.00%
Less:
Selling Commissions(1)(2)	$26,666,667	3.33%	$26,666,667	2.67%
Dealer Manager Fee(2)	$19,333,333	2.42%	$19,333,333	1.93%
Organization and Offering Expenses(3)	$12,000,000	1.50%	$15,000,000	1.50%
Net Proceeds/Amount Available for Investments(4)†	$742,000,000	92.75%	$939,000,000	93.90%

†	Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from the net proceeds of this offering, borrowings and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. In the event we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from the net proceeds of this offering, borrowings and other sources, without limitation. See “Distribution Policy.”

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(1)	In the event the aggregate selling commissions and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Sales that qualify for volume discounts and net of commission sales to certain categories of purchasers will reduce the aggregate overall selling commissions. See “Plan of Distribution” for a description of volume discounts. This table excludes the distribution fees for Class C shares, which will be paid over time. With respect to Class C shares, we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to all Class C shares sold in this offering until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) there are no longer any Class C shares outstanding.
(2)	The dealer manager, in its sole discretion, may re-allow all or a portion of the selling commissions attributable to the shares sold by other broker-dealers participating in this offering to them and may also re-allow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. The maximum compensation payable to members of FINRA participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares sold in the primary offering. The selling commissions and dealer manager fees are not paid in connection with sales pursuant to our distribution reinvestment plan. Thus, the selling commissions and dealer manager fees are calculated only on amounts sold in the primary offering. See “Plan of Distribution.”
(3)	Organization and offering expenses represent all expenses (other than selling commissions and the dealer manager fee) incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, and other issuer expenses, such as advertising, sales literature, fulfillment, escrow agent, transfer agent, personnel costs associated with preparing the registration and offering of our shares and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice and may include certain portions of the formation services fee. Amounts of certain of the “Organization and Offering Expenses” are not determinable at this time. We also will pay a $25.00 fee per subscription agreement to Strategic Capital for reviewing and processing subscription agreements. The total underwriting compensation in connection with this offering, including selling commissions and the dealer manager fee cannot exceed the limitations prescribed by FINRA. Organization and offering expenses, in an amount up to 0.25% of the offering proceeds, assuming total selling commissions and dealer manager fees of 9.75% (which assumes all offering proceeds come from Class A shares), may be used for underwriting compensation. In the event the aggregate selling commissions and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and ownership of units by such broker-dealers’ customers will be included in underwriting compensation. The total organization and offering expenses shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering and our distribution reinvestment plan. We will reimburse our advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. See “Compensation of the Advisor and the Dealer Manager.”
(4)	Prior to any payment of base management fees and incentive distributions, we may incur capital expenses and acquisition expenses relating to our investments. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we will establish reserves from gross offering proceeds for normal repairs, replacements and contingencies but not for payment of the sponsor fees, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

PLAN OF DISTRIBUTION

The Offering

This is a continuous offering of our shares as permitted by the U.S. federal securities laws. We are publicly offering three classes of shares: Class A shares, Class C shares and Class I shares. We are offering to sell any combination of Class A, Class C, and Class I shares with a dollar value up to the maximum offering amount and we reserve the right to reallocate among these classes of shares.

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This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any shares, but has only agreed to use its “best efforts” to sell the shares to investors. We may sell our shares in the offering until December 31, 2017, unless we decide to extend this offering. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our shares. We may terminate this offering at any time prior to the anticipated termination date. This offering must be registered in every state in which we offer or sell shares. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the initial registration period.

Upon satisfying the minimum offering requirement of $2,000,000 in shares on March 28, 2014, other than funds from subscriptions from Pennsylvania and Washington residents (See “Prospectus Summary”– “The Offering”), funds were released from escrow to us and investors with subscription funds held in the escrow were admitted as members. The dealer manager notified the network of selected broker-dealers that the minimum offering requirement has been satisfied. The selected broker-dealers, in turn, notified the registered representatives who obtain subscription documents from investors. We will admit members on a daily basis. We expect to close on subscriptions on the same day as, or within one business day of, our acceptance of the subscription. Investors will be admitted as members of the company on the same date as the date we close on such investors’ subscriptions. We reserve the right to terminate this offering at any time prior to the stated termination date. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

Our Class A shares, Class C shares and Class I shares are available for different categories of investors and/or a variety of distribution channels. Class I shares are available for purchase to institutional clients. Class A and C shares each are available for purchase by the general public through a variety of distribution channels. Only Class A shares are available for purchase in this offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers.

We are currently selling our shares on a continuous basis at the offering price of $10.224 per Class A share, $9.526 per Class C share and $9.391 per Class I share. For each fiscal quarter, we determine our net asset value for each class of our shares. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valuation date. Promptly following any such adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to the dealer manager.

The share classes have different selling commissions and dealer manager fees. In addition, Class C shares also have a distribution fee, as described below. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commissions and fees attributable to each class of shares and whether you qualify for any volume discounts described below. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

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To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific dollar amount and pay such amount at the time of subscription. The initial minimum permitted purchase is $2,000. Additional purchases must be made in amounts of at least $500, except for purchases made pursuant to our distribution reinvestment plan. You should make your check payable to “Greenbacker Renewable Energy Company LLC.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Pending acceptance of your subscription, proceeds will be deposited into an account for your benefit.

An investor may purchase shares in the offering five business days after receipt of a final prospectus related to the offering. The minimum order is $2,000. The initial offering prices for the shares were based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. The initial offering price of our shares was established on an arbitrary basis and was not based on the amount or nature of our assets or our book value. Ongoing offering prices, including the current offering prices, may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that an investor would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares, as they take into consideration other factors such as selling commissions, dealer manager fees and organization and offering expenses.

Pursuant to our distribution reinvestment plan, you may elect to have the distributions you receive from us reinvested in additional shares. Shares under our distribution reinvestment plan are offered at a price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. No selling commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan. We reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected by us within 10 business days of receipt by us and, if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. In no event will investors be admitted as members of our limited liability company any later than the last day of the calendar month following the date their subscription was accepted by us.

About the Dealer Manager

SC Distributors, LLC, a Delaware limited liability company formed in March 2009, is an affiliate of our advisor and Strategic Capital, and serves as the dealer manager for this offering. The dealer manager coordinates the distribution of our shares on a best efforts basis, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to the marketing of our offering. The dealer manager provides only the foregoing distribution-related services to us, and does so pursuant to the dealer manager agreement in place. The dealer manager exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations. For the avoidance of doubt, the dealer manager owns no equity interests in our advisor.

The dealer manager is a member firm of FINRA and is located at 695 Town Center Drive, Suite 600, Costa Mesa, CA 92626.

The following table shows the selling commissions payable at the time you subscribe for shares in the primary offering, which selling commissions are subject to the provisions for a waiver or reduction in certain circumstances as described below:

Maximum up-front selling commissions as a % gross proceeds from such class of shares(1)
Class A Shares	7.00%
Class C Shares	3.00%
Class I Shares	None

(1)	The selling commissions may be reduced or waived in certain circumstances. See “— Other Discounts.”

The following table shows the fees we will pay the dealer manager with respect to each class of shares. The dealer manager fee is payable at the time you subscribe for shares in the primary offering and the distribution fee for Class C shares is payable on an ongoing basis:

	Class A	Class C	Class I
Dealer Manager Fee(1)	2.75%	2.75%	1.75%
Distribution Fee(2)	None	0.80%	None

(1)	The dealer manager fee is a percentage of gross proceeds in the primary offering for such class. The dealer manager fee may be reduced or waived at the direction of the dealer manager in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

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(2)	The distribution fee accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day, on a continuous basis from year to year subject to certain limitations under applicable FINRA rules.

Underwriting compensation includes selling commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives. Assuming a selling commission of 7.00% and a dealer manager fee of 2.75% (which assumes all offering proceeds come from Class A shares), the dealer manager may receive underwriting compensation of up to 0.25% of the gross offering proceeds from other sources, including from organization and offering expenses. In the event the aggregate selling commissions and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA.

Pursuant to a joint venture agreement and its ownership in GCM, Strategic Capital, an affiliate of the dealer manager, is entitled to receive distributions for formation services and distributions equal to 25% of the gross cash proceeds received by GCM from the management and incentive fees payable by us to GCM under the advisory agreement. Strategic Capital provided formation services to us in connection with our organization. In connection with providing the formation services, Greenbacker Group LLC paid Strategic Capital an aggregate of $1,000,000 in fees, with an additional $250,000 due at the earlier of the receipt by the company of at least $250 million in gross offering proceeds or the conclusion of the offering. We expect to reimburse such fees in connection with our obligation to reimburse our advisor and its affiliates for certain organization and offering expenses incurred by them on our behalf, subject to the limitation that such reimbursements would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. Strategic Capital will provide certain non-investment advisory services to, and on behalf of, GCM. In addition, Strategic Capital’s limited voting interest in GCM entitles it to 25% of the net proceeds received in connection with the sale or other strategic transaction involving GCM. These distributions are for bona fide services performed by Strategic Capital for GCM in accordance with its ownership percentage and are not underwriting compensation.

Our dealer manager will engage non-affiliated, third-party participating broker-dealers in connection with the offering of shares. As used in this prospectus, the term participating broker-dealers includes the dealer manager and other members of FINRA. In connection with the sale of shares by participating broker-dealers, the dealer manager will re-allow to such participating broker-dealers all of its selling commissions attributable to such participating broker-dealers’ respective sales. The dealer manager may re-allow any portion of the dealer manager fees for each share sold by a participating broker-dealer. See “—Other Discounts” and “—Volume Discounts” below for a description of the circumstances under which a selling commission and/or dealer manager fee may be reduced or eliminated in connection with certain purchases. We will also reimburse the dealer manager for bona fide out-of-pocket due diligence expenses that are incurred by the dealer manager and/or participating broker-dealers, provided that such expenses are detailed on itemized invoices.

In addition, we and, to a lesser extent, our affiliates may reimburse the dealer manager and its associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. Amounts paid by us to the dealer manager may be paid by the dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in connection with this offering. Expenses that we may pay to participating broker-dealers, or those expenses the dealer manager re-allows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses incurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred and include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conducted by us, the dealer manager or participating broker-dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs, which will be included in underwriting compensation.

Compensation of the Dealer Manager and Selected Broker-Dealers

SC Distributors, LLC serves as the dealer manager in this offering. The dealer manager is not obligated to purchase any shares, but has only agreed to use its “best efforts” to sell the shares to investors. The dealer manager does not intend to be a market maker and so will not execute trades for selling members.

Selling Commissions — Class A Shares

The dealer manager earns selling commissions on Class A shares sold in the primary offering of up to 7.00% of the gross proceeds from the sale of such Class A shares, which are payable at the time of subscription. All of the selling commissions are expected to be re-allowed to participating broker-dealers. No selling commissions will be payable on any Class A shares sold pursuant to our distribution reinvestment plan. Selling commissions may be reduced or waived in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

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Selling Commissions — Class C Shares

The dealer manager earns selling commissions on Class C shares sold in the primary offering of up to 3.00% of the gross proceeds from the sale of such Class C shares, which are payable at the time of subscription. All of the selling commissions are expected to be re-allowed to participating broker-dealers. No selling commissions will be payable on any Class C shares sold pursuant to our distribution reinvestment plan. Selling commissions on Class C shares may be reduced or waived in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

Selling Commissions — Class I Shares

No selling commissions will be payable on any Class I shares.

Dealer Manager Fee — Class A and Class C Shares

The dealer manager earns a dealer manager fee for coordinating our marketing and distribution efforts on Class A and Class C shares sold in the primary offering. The dealer manager fee on Class A and Class C shares sold in the primary offering will be up to 2.75% of the gross proceeds from the sale of such Class A and Class C shares, which is payable at the time of subscription. The dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers. No dealer manager fees are due on any Class A or Class C shares sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class A and C shares may be waived or reduced in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

Dealer Manager Fee — Class I Shares

For coordinating our marketing and distribution efforts, the dealer manager earns a dealer manager fee on Class I shares sold in the primary offering of up to 1.75% of the gross proceeds from the sale of such Class I shares, which is payable at the time of subscription. The dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers and servicing broker-dealers. No dealer manager fees will be due on any Class I shares sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class I shares may be waived or reduced in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

Distribution Fee — Class C Shares Only

The dealer manager earns a distribution fee with respect to our Class C shares as additional deferred compensation for selling such shares in the offering, which fee is not payable at the time of subscription. With respect to a Class C share purchased in the primary offering, the dealer manager will provide the ongoing stockholder services, which may include assistance with recordkeeping, assistance with distribution payments and reinvestment decisions, assistance with share repurchase requests, assistance with share conversion processing, and other similar services as may be reasonably required by the stockholder in connection with their investment in Class C shares. The distribution fee will accrue daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. The distribution fee is calculated each day of a month by multiplying (x) the number of Class C shares (including Class C shares sold pursuant to the distribution reinvestment plan) outstanding each day during such month, by (y) 1/365th of 0.80% of the net asset value of the Class C shares on the date of such calculation. The net asset value of the Class C shares will be calculated, and adjusted if necessary, on a quarterly basis. The distribution fee is payable in arrears on a monthly basis.

The dealer manager may re-allow all or any portion of the distribution fee to participating broker-dealers and servicing broker-dealers. We will continue paying distribution fees with respect to Class C shares sold in this offering (including Class C shares sold pursuant to the distribution reinvestment plan) until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation, as determined in accordance with applicable FINRA rules, including rules 2310 and 5110, in this offering equaling 10% of the gross proceeds of our primary offering, or (iii) there are no longer any Class C shares outstanding. Because the distribution fee is based on our net asset value for Class C shares, it is payable with respect to all Class C shares, including Class C shares issued under our distribution reinvestment plan. We will not pay the distribution fee on Class A and Class I shares.

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The dealer manager may re-allow to each of the selected broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the selected broker-dealer as a marketing fee based upon a number of factors, including the selected broker-dealer’s level of marketing support, level of due diligence review and the likelihood of success of its sales efforts, each as compared to those of the other selected broker-dealers. The dealer manager may also receive other organization and offering expenses that would be underwriting compensation. We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of the dealer manager and the participating broker-dealers. The value of any non-cash compensation that are gifts may not exceed an aggregate of $100 per sales person, per year in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such payments will be made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This offering is being made in compliance with Conduct Rule 2310 of FINRA. In no event will the compensation to be paid to FINRA members in connection with this offering exceed 10% of the gross proceeds of this offering.

To the extent permitted under applicable law and our organizational documents, we have agreed to indemnify the dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

The dealer manager and/or participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, our subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the dealer manager and participating broker-dealers as an alternative to paper copies when possible. If the dealer manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents.

Share Distribution Channels

We expect the dealer manager to use multiple distribution channels to sell our shares. These channels may have different selling commissions or dealer manager fees, and, in the case of Class C shares, distribution fees, which may determine whether that broker-dealer makes available to you Class A, Class C or Class I shares, and the purchase price of such shares. See “— Other Discounts.”

Our dealer manager is expected to engage participating broker-dealers in connection with the sale of the shares of this offering in accordance with participating broker-dealer agreements. Except as otherwise described, selling commissions, dealer manager fees and, in the case of Class C shares, distribution fees, will be paid to the dealer manager in connection with such sales.

Investors may pay reduced selling commissions in connection with the sale of shares where their contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating broker-dealers that no selling commissions will be payable with respect to the purchase of their shares: (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transaction. Neither the dealer manager nor its affiliates are expected to directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor to induce such investment advisor or bank trust department to advise favorably for an investment in shares.

We also expect to deliver our shares through independent investment advisors (affiliated with registered broker-dealers) and through banks and other entities exempt from broker-dealer registration and acting as trustees or fiduciaries.

Subject to compliance with applicable regulations, we may sell shares directly to certain institutional investors in negotiated transactions in which no party is acting as an underwriter, dealer or agent. We will determine the per share price through negotiations with these institutional investors.

If an investor purchases shares in this offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our shares. The investor may request the “Request for Broker-Dealer Custodial Fee Reimbursement Form” from his or her advisor and must include this form with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

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We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of the dealer manager and the selected broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the selected broker-dealers, including the dealer manager and selected registered investment advisors, against certain liabilities incurred by them. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable. As such, our indemnification obligations contain appropriate carve-outs for such liabilities.

Selling commissions will not be paid in connection with the following special sales:

•	the sale of shares in connection with the performance of services to our officers and directors, our advisor, affiliates of our advisor, the dealer manager and their respective officers, and employees and their affiliates;

•	the purchase of shares under the distribution reinvestment plan;

•	the sale of our shares to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who, if approved by our board of directors, request and are entitled to purchase shares net of selling commissions; and

•	the shares purchased by an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by our prospective investors for investment advice as an inducement to such advisor to advise such investors to purchase our shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of our shares.

Other Discounts

If an investor purchases our shares through one of the channels described below, we intend to sell the shares at a negotiated discount, reflecting reduced or waived selling commissions or dealer manager fees in connection with such purchases. We expect to receive substantially the same net proceeds for sales of shares through these channels. Neither the dealer manager nor its affiliates are expected to compensate any person engaged as a financial advisor by a potential investor to induce such financial advisor to advise favorably for an investment in the shares.

Class A and Class C Shares

The selling commissions will be waived and, except as indicated below, the dealer manager fees may be waived or reduced at the discretion of the dealer manager, in connection with the following categories of sales:

•	sales in which an investor pays a broker-dealer a fixed fee, e.g., a percentage of assets under management, for investment advisory and broker-dealer services, which is referred to as a “wrap fee;”

•	sales made by certain selected participating broker-dealers at the discretion of the dealer manager;

•	sales in managed accounts that are managed by participating broker-dealers or their affiliates; or

•	sales to employees of selected participating broker-dealers (except that the dealer manager fee will be paid in full).

In addition, the dealer manager may reduce or waive selling commissions and may reduce dealer manager fees with respect to sales of Class A and Class C shares to institutional clients aggregated through an omnibus account.

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Class I Shares

At the discretion of the dealer manager, the dealer manager fee may be reduced or waived in situations in which the Class I investor:

•	has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank, investment advisor or other entity exempt from broker-dealer registration acting as trustee or fiduciary, where the investor has delegated the decision-making authority for the investment made through the account; or

•	is granted a waiver or reduction at the discretion of the dealer manager.

In addition, the dealer manager may reduce or waive any dealer manager fees with respect to sales of Class I shares to institutional clients aggregated through an omnibus account.

Our dealer manager has agreed to sell up to 5.0% of the Class A shares offered in this offering to persons to be identified by us at a discount from the public offering price. We will sell Class A shares in this “friends and family” program at $9.508 per share, reflecting the fact that selling commissions will be waived in the amount of $0.716 per share and will not be payable in connection with such sales. Further, in the sole discretion of SC Distributors, LLC, the dealer manager fee payable to it in connection with such sales may be waived in full or in part, resulting in a fee of less than $0.275 per share. We intend to use the friends and family program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our advisor and its affiliates, such as joint venture partners, consultants and other service providers, as well as our directors and officers and the officers, directors and employees of our advisor and their family members (including spouses, parents, grandparents, children, siblings, mother- or father- in laws, son or daughter-in-laws and brother-or sister-in laws) or other affiliates. We also may sell Class A shares to selected broker-dealers, their retirement plans and their representatives and family members, IRAs and qualified plans of their representatives. The net proceeds to us from the sale of shares to persons identified by us pursuant to the friends and family program will be substantially the same as the net proceeds we receive from other sales of shares.

Our officers, directors and other affiliates, as well as other investors, who purchase Class A shares under the friends and family program, if any, will be expected to hold their shares purchased as members for investment and not with a view towards distribution. In addition, Class A shares purchased by our advisor, Strategic Capital or their respective affiliates will not be entitled to vote on any matter presented to the members for a vote relating to the removal of our directors or our advisor, or any transaction between us and any of our directors or officers, our advisor or any of their respective affiliates. Moreover, GCM will not offer its shares in the company for repurchase as long as GCM remains our advisor.

Volume Discounts

In connection with sales of Class A, Class C, and Class I shares in any combination for certain minimum aggregate purchase amounts to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The net proceeds to us from sales of shares eligible for a volume discount will be the same as from other sales of shares. The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

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	Class A			Class C			Class I
Dollar Amount of shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(1)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(2)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(3)
$500,000 or less	7%	2.75%	$10.224	3%	2.75%	$9.526	—	1.75%	$9.391
$500,001-$1,000,000	6%	2.75%	$10.112	2.5%	2.75%	$9.475	—	1.75%	$9.391
$1,000,001-$2,000,000	5%	2.75%	$10.002	2%	2.75%	$9.426	—	1.75%	$9.391
$2,000,001-$3,000,000	4%	2.75%	$9.895	1.5%	2.75%	$9.377	—	1.75%	$9.391
$3,000,001-$5,000,000	3%	2.35%	$9.749	1%	2.35%	$9.289	—	1.5%	$9.368
$5,000,001-$10,000,000	2%	2.35%	$9.647	0.5%	2.35%	$9.241	—	1.5%	$9.368
$10,000,001 and above	1%	2.15%	$9.527	0%	2.15%	$9.175	—	1.35%	$9.353

(1)	Assumes a $10.224 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.
(2)	Assumes $9.526 per share offering price. Discounts will be adjusted appropriately for changes in the offering price. We will also pay the dealer manager a distribution fee with respect to the Class C shares, which will accrue daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year.
(3)	Assumes $9.391 per share offering price. Discounts will be adjusted appropriately for changes in the offering price .

All selling commission and dealer manager rates set forth in the table above are calculated assuming a purchase price of $10.224 per Class A share, $9.526 per Class C share and $9.391 per Class I share. We will apply the reduced purchase price per share, selling commissions and, if applicable, dealer manager fees, set forth in the table above, to the entire purchase, not just the portion of the purchase falling within the indicated range. For example, a purchase of 300,000 of Class A shares in a single transaction would result in a purchase price of $2,968,500 ($9.895 per share) and selling commissions of $118,740.

The net proceeds to us will not be affected by volume discounts. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request and identify the orders to be combined. Any such request will be subject to verification by us and the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•	all commingled trust funds maintained by a given bank; and

•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered with the Advisers Act.

If the subscription agreements for the combined subscriptions of a purchaser are submitted at the same time, then the selling commissions payable and the discounted share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the purchaser for the volume discount and the subsequent subscriptions of that purchaser.

California Residents

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

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•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, in the form attached to this prospectus as Appendix A, for a specific dollar amount equal to or greater than $2,000 and pay such amount at the time of subscription. By executing the subscription agreement, you are indicating your desire to become a member and to be bound by all the terms of our LLC Agreement. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “Greenbacker Renewable Energy Company LLC.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;

•	acknowledge that the investment is not liquid;

•	meet the minimum income and net worth standards described in this prospectus;

•	are purchasing the shares for your own account;

•	acknowledge that there is no public market for our shares; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the dealer manager and/or the selected broker-dealers will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Rule 15c2-4 of the Exchange Act. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives a copy of our prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it. You will not be allowed to withdraw your subscription agreement between the time of submission and the time of our acceptance of such subscription agreement.

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Any investor who purchases shares in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for shares.

We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares. There will be no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the reinvestment agent’s fees under the plan.

Participation in the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Any purchases of our stock pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions we declare in cash. For example, if our board of directors authorizes, and we declare, a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional shares, rather than receiving the cash distributions.

Binding Effect of Our LLC Agreement on You

By purchasing a share of our limited liability company interests, you will be admitted as a member of our limited liability company and will be bound by the provisions of, and deemed be a party to, our LLC Agreement. By executing the subscription agreement, each investor agrees to be bound by the terms of our LLC Agreement and any amendments or supplements thereto or cancellations thereof.

Investments by IRAs and Certain Qualified Plans

If you would like to purchase shares through an IRA, First Trust Retirement has agreed to act as IRA custodian for purchasers of our shares as described below; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA with First Trust Retirement for an investment in our shares, we pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. After we pay the first calendar year base fee, investors are responsible for the annual IRA maintenance fees charged by First Trust Retirement, which are charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through the dealer manager at 1-888-292-3178.

Supplemental Sales Material

In addition to this prospectus, we intend to use supplemental sales material in connection with the offering of our shares, although only when accompanied by or preceded by the delivery of the prospectus, as supplemented. We will submit all supplemental sales material to the SEC for review prior to distributing such material. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the prospectus. The sales material expected to be used in permitted jurisdictions includes:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of the company and our investment objectives;

•	asset flyers describing our recent investments;

•	broker updates;

•	online investor presentations;

•	third-party article reprints;

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•	website material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material will be prepared or approved by us, GCM or its affiliates. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares in this offering only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, as supplemented, the supplemental materials do not purport to be complete and should not be considered a part of or incorporated by reference in the prospectus, or the registration statement of which the prospectus is a part.

DISTRIBUTION POLICY

We began paying distributions in September 2014. We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis. Subject to the board of directors’ review and approval and applicable legal restrictions, we intend to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. We will then calculate each member’s specific distribution amount for the month using record and declaration dates, and your distributions will begin to accrue on the date we accept your subscription for shares. From time to time, we may also pay interim distributions, subject to approval by the board of directors. Distributions will be paid out of funds legally available therefor. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, especially during the period before we have substantially invested the proceeds from this offering. During certain periods, the company has paid distributions from sources other than cash flow from operations, including offering proceeds. The company expects to continue to fund distributions from a combination of cash from operations as well as offering proceeds until a minimum of $150 million in net assets is reached and the company is fully invested in operating assets. In no event, however, shall funds be advanced or borrowed by us for the purpose of distributions, if the amount of such distributions would exceed the company’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the company to the sponsor shall only be made in conjunction with distributions to members and only out of funds properly allocated to the sponsor’s account. Distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class C shares will be lower than the cash distributions with respect to Class A and Class I shares because of the distribution fee relating to Class C shares, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the holders of our shares in such class in proportion to their shares. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to the holders of Class C shares may, therefore, exceed the amount of cash distributions made to the holders of Class C shares.

From time to time and not less than quarterly, GCM must review our accounts to facilitate our board of directors review as to whether distributions are appropriate. In this review, our board of directors will consider an evaluation of our assets, operating results, historical and projected cash flows (and sources thereof), projected equity offering proceeds, historical and projected debt incurred, projected investments and capital requirements, the anticipated timing between receipt of our equity offering proceeds and investment of those proceeds, general economic, market and industry conditions, and such other factors as our board of directors deems relevant. In no event, however, shall funds be advanced or borrowed by us for the purpose of distributions, if the amount of such distributions would exceed the company’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the company to GCM, our sponsor, shall only be made in conjunction with distributions to members and only out of funds properly allocated to the sponsor’s account.

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. See “Distribution Reinvestment Plan” for additional details regarding the distribution reinvestment plan.

TRANSFERABILITY OF SHARES

You may withdraw from the company only by selling or transferring all or a portion of your shares, or if all or a portion of your shares are repurchased by us in accordance with our share repurchase program. See “Share Repurchase Program.”

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Restrictions on the Transfer of Our Shares and Withdrawal

There is no public market for our shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept our shares as collateral. You may transfer your shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of your shares may subject you to the securities laws of the State or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of our shares to meet the minimum investment standard. Anyone to whom you transfer your shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of our shares, they will not have the other rights that our members have, including voting rights and the right to a copy of the list of our members. We will amend our records at least once each calendar quarter to effect the substitution of substituted members. We will not charge for transfers of shares except for reasonable and necessary costs actually incurred by us. We will also require that there be no adverse effect to us resulting from the transfer of our shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in our LLC Agreement.

You may transfer or assign your own shares to any person, whom we call an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

•	states your intention that your shares be transferred to the assignee;

•	reflects the assignee’s acceptance of all of the terms and provisions of our LLC Agreement; and

•	includes a representation by both you and the assignee that the assignment was made in accordance with all applicable U.S. federal and state laws and regulations, including minimum investment and investor suitability requirements under State securities laws.

Furthermore, unless we consent, which consent shall not be unreasonably withheld, no shares may be transferred or assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

•	to any person if, in the opinion of counsel, such assignment would result in our termination for U.S. federal income tax purposes; provided, however, that we may permit such assignment to become effective if and when, in the opinion of counsel, such assignment would no longer result in our termination for U.S. federal income tax purposes;

•	to any person if the assignment would affect our existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which we are conducting business;

•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable U.S. federal and State securities laws;

•	to any person if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the shares owned by the member;

•	if the assignment would result in your retaining a portion of your investment that is less than the minimum required share purchase;

•	if, in our reasonable belief, the assignment might violate applicable law;

•	if, in the determination of our board of directors, such assignment would not be in the best interests of us or our members; or

•	if the assignment would cause our shares to be owned by non-United States citizens.

Any attempt to transfer or assign our shares in violation of the provisions of our LLC Agreement or applicable law will be null and void from the outset and will not bind us. Assignments of our shares will be recognized by us as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

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Moreover, our LLC Agreement also prohibits any person from beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code, our shares that would result in GREC being a “closely held C corporation” under Section 465(a)(1)(B) of the Internal Revenue Code. The ownership limits imposed under the Internal Revenue Code are based upon direct or indirect ownership by individuals (as defined in the Internal Revenue Code to include certain entities), but only during the last half of a tax year. The ownership limits contained in our LLC Agreement are based on the ownership at any time by any person, which term includes entities. These ownership limitations in our LLC Agreement are intended to provide added assurance that GREC will not be classified as a closely held C corporation, and to minimize administrative burdens. However, the ownership limit on our shares might also delay or prevent a transaction or a change in our control that might involve a premium price over the then current net asset value of our shares or otherwise be in the best interest of our members. See “Summary of Our LLC Agreement—Restrictions on Ownership and Transfer.”

Additional Transfer Restriction for Residents of California

California law requires that all certificates for shares that we issue to residents of California, if any, or that are subsequently transferred to residents of California, bear the following legend:

“It is unlawful to consummate a sale or transfer of a membership interest, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of your shares, you will cease to be a member and will no longer have any of the rights or privileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of all of your shares will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See “U.S. Federal Income Tax Consequences—Sale, Exchange or Other Taxable Disposition of Shares.”

DETERMINATION OF NET ASSET VALUE

Relevance of Our Net Asset Value

Our net asset value per share has been calculated and published on a quarterly basis since our first full quarter ended June 30, 2014. For most of our investments, market quotations are not available and are valued at fair value as determined by our advisor and reviewed by an independent valuation firm, currently Alvarez & Marshal Valuation Services, LLC, subject to the review and approval by the board of directors.

Our net asset value will:

•	be disclosed in our quarterly and annual financial statements;

•	determine the price per share that is paid to shareholder participants in our share repurchase program, and the price per share paid by participants in our distribution reinvestment plan after the conclusion of this offering;

•	be an input in the computation of fees earned by our advisor and the Special Unitholder whose fees and distributions are linked, directly or indirectly, in whole or part to the value of our gross assets; and

•	be evaluated alongside the net proceeds per share to us from this offering to ensure the net offering price per share is not above or below our net asset value per share.

Determination of Our Net Asset Value

We calculate our net asset value per share by subtracting all liabilities from the total carrying amount of our assets, which includes the fair value of our investments, and dividing the result by the total number of outstanding shares on the date of valuation.

We have adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (formerly Statement of Financial Accounting Standards No. 157, Fair Value Measurements), or ASC Topic 820, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

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ASC Topic 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”, other than a forced sale or liquidation. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. ASC Topic 820 provides a consistent definition of fair value which focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specific inputs. In addition, ASC Topic 820 provides a framework for measuring fair value and establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels of valuation hierarchy established by ASC Topic 820 are defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by the company at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls will be determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.

Our board of directors will have the ability to review our advisor’s valuation methodologies each quarter in connection with GCM’s presentation of its valuation recommendations to the audit committee. If during the period between quarterly board of directors meetings, GCM determines that significant changes have occurred since the prior meeting of the board of directors at which it presented its recommendations on the valuation methodology, then GCM will also prepare and present recommendations to the audit committee of the board of directors of its proposed changes to the current valuation methodology. Any such changes to our valuation methodologies will require the approval of our board of directors, including a majority of our independent directors. We will disclose any material change in our valuation methodologies or any material change in our investment criteria or strategies that would constitute a fundamental change in a registration statement amendment prior to its implementation.

Our board of directors has approved the selection of an independent valuation firm to review our advisor’s valuation methodology and to work with our advisor and officers to provide additional inputs for consideration by our audit committee and to work directly with our full board of directors, at the board of directors’ request, with respect to the fair value of investments. In addition, GCM will recommend to our board of directors that one quarter of our investments be reviewed by an independent valuation firm each quarter, on a rotating quarterly basis. Accordingly, each such investment would be evaluated by an independent valuation firm at least once each twelve month calendar period.

The determination of the fair value of our investments requires judgment, especially with respect to investments for which market quotations are not available. For most of our investments, market quotations are not available. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material. Because the calculation of our net asset value is based, in part, on the fair value of our investments as determined by our advisor, who is affiliated with us, our calculation of net asset value is to a degree subjective and could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

BUSINESS

Overview

Greenbacker Renewable Energy Company LLC is an externally managed energy company that acquires and manages income-generating renewable energy and energy efficiency, and other energy-related businesses as well as finance the construction and/or operation of these and sustainable development projects and businesses. We refer to these projects and businesses, collectively, as our target assets. We are managed and advised by GCM, a renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company that is registered as an investment adviser under the Advisers Act.

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Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, and financing the construction and/or operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on market opportunities; (2) focusing on hard assets that produce dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis. We may change our investment policies and strategies without prior notice or member approval.

Our goal is to assemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects generally earn revenue through the sale of generated electricity as well as frequently through the sale of other commodities such as RECs and energy efficiency certificates (“EECs”), which are generated by the projects and the sale of by-products such as organic compost materials. We expect initially to focus on solar energy and wind energy projects as well as energy efficiency projects. We believe solar energy projects generally offer more predictable power generation characteristics, due to the relative predictability of sunlight over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind turbines and other energy generation technologies, as well as government incentives make wind energy and other types of projects attractive as well. Solar energy projects provide maximum energy production during the middle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power in the United States tends to be higher at those times due to the use of air conditioning and as a result energy prices tend to be higher. Solar energy projects tend to have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricity demand is highest. Solar technology is scalable and well-established and it is a relatively simple process to integrate new acquisitions and projects into our portfolio. Unlike solar energy projects, maximum wind power energy generation generally occurs in the winter months as the occurrence of wind is usually greater than in the summer months. Over time, we expect to broaden our strategy to include other types of renewable energy projects and energy efficiency projects and businesses, which may include wind farms, hydropower assets, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others and to the extent we deem the opportunity attractive, other energy and sustainability related assets and businesses.

Energy efficiency projects enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of amenity. Financing for energy efficiency projects is generally used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of older energy consuming assets with new more efficient technologies. These projects can be structured to provide predictable long-term cash flows arising from receiving a portion of the energy savings generated by implementation of the energy efficiency technology.

We were formed as a Delaware limited liability company on December 4, 2012. We will conduct a significant portion of our operations through GREC, of which we are the sole shareholder, holding both shares of common stock and the special preferred stock. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.

Our Advisor

GCM manages our investments. GCM is a newly formed management company. Led by its Chief Executive Officer, David Sher, who has seven years of experience in the energy infrastructure and project finance sector and 25 years of experience in the financial services sector (Mr. Sher serves as a member of our board of directors), its President and Chief Investment Officer, Charles Wheeler (Mr. Wheeler also serves as our Chief Executive Officer, our President and board of directors’ member, as well as President, CEO and as a director of GREC), who has 25 years of experience in the energy infrastructure and project finance sector and 27 years of experience in the financial services sector, its Chief Financial Officer, Richard C. Butt, who has seven years of experience in the energy infrastructure and project finance sector and over 30 years of experience in the financial services sector, Managing Director, Robert Sher, who has six years of experience in the energy infrastructure and project finance sector (Robert Sher is the brother of David Sher) and Managing Director, Spencer Mash, who has five years of experience in energy infrastructure and over 10 years of experience in the financial services sector. GCM’s management team has in excess of 50 years of experience in the energy, infrastructure, and project finance sectors and over 90 years of experience in the financial services sector.

Over this time, they have developed significant commercial relationships across multiple industries that we believe will benefit us as we implement our business plan. GCM maintains comprehensive renewable energy, project finance, and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Neither GCM, Greenbacker Group LLC nor our senior management team have previously sponsored any other programs, either public or non-public, or any other programs with similar investment objectives as us.

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We seek to capitalize on the significant investing experience of our advisor’s management team, including the 25 years of investment banking and renewable energy expertise of Charles Wheeler, our Chief Executive Officer, our President and a member of our board of directors, and the Chief Investment Officer and a Senior Managing Director of GCM. Mr. Wheeler also serves as President, CEO and as a director of GREC. Mr. Wheeler has held various senior positions with Macquarie Group, including Head of Financial Products for North America and Head of Renewables for North America. While serving as Head of Renewables for North America, Mr. Wheeler’s experience included evaluating wind project developments, solar asset acquisitions, assisting in the development of wind and solar greenfield projects, and assisting in the preparation of investment analyses for a biomass facility. Before moving to the United States to serve as Head of Financial Products for Macquarie Group in North America, Mr. Wheeler was a Director of the Financial Products Group in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. We expect Mr. Wheeler will bring his extensive background in renewable energy and project and structured finance to help us effectively execute our strategy.

GCM’s CEO, David Sher has extensive experience in the financial services and capital markets industries as well as significant successful entrepreneurial experience. Mr. Sher was previously a senior adviser at Prospect Capital Corporation, a mezzanine debt and private equity firm that manages a publicly traded, closed-end, dividend-focused business development company. Prior to joining Prospect Capital Corporation, Mr. Sher was a serial entrepreneur, founding a number of ventures in the financial services and brokerage industry. Mr. Sher was a founder and Managing Director of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. Prior to ESP, Mr. Sher was a founder and CEO of an online brokerage company, ElephantX dot com Inc. He was also co-founder of Lafayette Capital Management LLC, a statistical arbitrage hedge fund, and spent six years at The Bear Stearns and Company, Inc. where he developed trading ideas and strategies for institutional and brokerage correspondent clearing customers.

GCM’s Chief Financial Officer, Richard C. Butt, has held a variety of senior management positions for global investment and financial institutions over the course of his 33-year career. Most recently, from July 2012 to August 2013, he served as President and Chief Executive Officer of P3 Global Management LLC, a firm focused on investing in municipal infrastructure assets. From August 2006 to January 2011, he served as President of Macquarie Capital Investment Management LLC, with offices in New York and Sydney, Australia, responsible for administration, operations, finance, compliance, treasury, marketing, business operations and FX/cash management for portfolios domiciled in North America, Australia, Asia, Europe and the Caribbean. In addition, Mr. Butt served as Chief Financial and Accounting Officer for Macquarie Global Infrastructure Fund, a New York Stock Exchange listed closed end fund (NYSE: MGU). Prior to joining Macquarie Global Infrastructure Fund, Mr. Butt served as President of Refco Alternative Investments LLC and Refco Fund Holdings LLC, the commodity pool businesses associated with Refco, Inc., from January 2003 to August 2006. In this capacity, Mr. Butt was responsible for the initial development and ongoing operations of numerous public and private commodity pools. During the period from 1990 through 2003, he served in various operational and financial capacities with multiple mutual / hedge fund third party administration firms. Earlier in his career, he served as Vice President at Fidelity Investments, where he was responsible for fund accounting and financial reporting for all equity and global mutual funds. Mr. Butt is a Certified Public Accountant previously working at major accounting firms such as PricewaterhouseCoopers LLP, from July 1978 to July 1985, where he was an Audit Manager, and KPMG from December 1994 to October 1996, where he was a Director in their financial services consulting practice. Mr. Butt holds a Bachelor in Management Science from Duke University.

Robert Sher, a managing director in charge of deal origination, is an integral part of GCM’s management team with extensive experience in the financial services, capital markets and energy industries. Mr. Sher most recently consulted for an Irish based renewable energy fund focused on the acquisition of wind and solar properties in Spain and Ireland. Prior to such time, Mr. Sher co-founded three diverse entrepreneurial ventures including a statistical arbitrage hedge fund, ESP Technologies, at which he served as managing director, an innovative institutional brokerage company and a financial technology company which was sold to a consortium of institutional investors in 2007. Prior to co-founding ESP Technologies, Mr. Sher was a founder, President and Head of Operations of ElephantX dot com Inc. Prior to the establishment of ElephantX dot come Inc., Mr. Sher co-founded and ran operations for Lafayette Capital Management LLC. Mr. Sher started his career at Citibank NA where he managed emerging markets customer service and accounting teams, servicing their institutional client base.

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A Global Energy Partner

In its role as strategic partner to our advisor, GGIC, LTD (“GGIC”) will assist our advisor in identifying and evaluating investment opportunities and monitoring those investments over time. This unique relationship allows our advisor to leverage the relationships, expertise, origination capabilities, and proven investment and monitoring processes used by GGIC.

GGIC is managed by Franklin Park Holdings, a firm that focuses on investments in the global power and utilities sector and has developed, invested in and managed power and utility projects in the United States, Asia and Latin America. Between 2007 and 2012 FPH was responsible for developing, implementing and managing the businesses of GGIC. FPH owns an interest in the operating assets of GGIC, including an indirect investment in our advisor, GCM. In addition to their experience with GGIC, FPH’s management team, Thomas Tribone, Sonny Lulla and Robert Venerus are former Senior Executives of The AES Corporation, a Fortune 200 power company. Sonny Lulla serves on GCM’s investment committee.

Investment Committee

All investment decisions made by GCM will require the unanimous approval of its investment committee, which will be comprised of Charles Wheeler, who also serves as President and Chief Executive Officer of the Company, and is Senior Managing Director and Chief Investment Officer of our advisor and a member of our board of directors, David Sher, who serves as Chief Executive Officer of our advisor and is a member of our board of directors, and Sonny Lulla, who is a representative of GGIC, LTD, which is a strategic investor in our advisor.

The members of GCM’s investment committee will receive no direct compensation from the company. Certain of the investment committee members may be employees or partners of GCM and may receive compensation or profit distributions from GCM. See “Conflicts of Interest” on page 97 of this prospectus.

Potential Competitive Strengths

We believe that the following key strengths and competitive advantages will enable us to capitalize on the significant opportunities for growth in renewable energy and energy efficiency projects.

•	Significant Experience of GCM

The senior management team of our advisor, GCM, has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses. Since commencement of the company’s operations, members of GCM’s senior management team have been involved in the acquisition of approximately 30 megawatts of solar power generation facilities including the Sunny Mountain Portfolio, the Green Maple Portfolio (operating as well as to be constructed), the Canadian Northern Lights Portfolio, the East to West Portfolio, the Magnolia Sun Portfolio and, most recently, the Six States Solar Portfolio. In addition, members of GCMs management team have been involved in the acquisition of approximately 10 megawatts of wind power generation facilities included in the Greenbacker Wind Portfolio. Among other transactions that members of GCM’s senior management team have been involved include advisory services related to the financing of solar projects comprising over 75 megawatts of rated capacity in New Jersey, Florida, Pennsylvania and Ontario including 1.5 megawatts in Medford Township, NJ, 335kw in Gainesville, FL, 10 megawatts in White Township, NJ, 20 megawatts in Tinton Falls, NJ, 38 megawatts in Pemberton, NJ, and a 10 megawatts MicroFIT in Ontario, Canada; a transaction to acquire a wind developer based in Texas; the development of four wind and two solar greenfield projects to various stages of development; the purchase and subsequent management of a large portfolio of distributed solar assets located in California; the preparation of investment analysis for a 100 megawatt biomass facility in Texas; the acquisition of a land fill gas business based in Rhode Island; and review of various finance proposals to purchase Utility Scale Wind projects (400 megawatts) in Valencia and Catalunya, Spain.

•	Attractive Return Profile of Asset Class

We believe that investments in renewable energy assets present the opportunity to generate significant and dependable cash flows and deliver attractive risk-adjusted returns over time. We expect that a substantial portion our projects will have power purchase agreements with utilities and other off-takers (other counterparties), that ensure that all or most of electricity generated by each project will be purchased at the contracted price. In the event any electricity is not purchased by the off-taker or the energy produced exceeds the off-taker’s capacity, we will sell that excess energy to the local utility or other suitable counterparty, essentially ensuring revenue is generated for all or most of the electricity produced. We also expect that our projects will have the opportunity to capitalize on the significant government incentives supporting renewable energy assets such as RPS, which specify that a portion of the power utilized by local utilities must be either derived from renewable energy sources or covered by the purchase of RECs for the mandated amount of renewable energy production. In the event that the utility fails to meet its requirement it is fined. We believe that the favorable characteristics of renewable energy assets and the current demand for capital in the sector have created an attractive investment opportunity in this asset class.

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•	Unique Focus and Structure

We believe that we are one of the few non-bank public companies focused on providing capital in the renewable energy sector. Upon completion of this offering, we expect to be a well-capitalized public company and, as a result, we believe that we will be uniquely positioned to take advantage of the market opportunities available in the renewable energy and energy efficiency sector described below in “—Market Opportunity.” Our organizational structure and tax profile is expected to allow us to use various government tax incentives generated from projects in which we hold controlling equity stakes to offset the taxable income generated by our other investments, which will allow us to capture the premium risk-adjusted returns otherwise demanded by third party tax credit equity providers. Additionally, our organizational structure will allow us to pay distributions that will be treated as returns of capital or corporate dividends to our members.

•	Strategic Relationships and Access to Deal Flow

GCM’s senior executives have extensive experience in the renewable energy, energy efficiency, capital markets and project finance sectors and as a result have an extensive network of contacts in these sectors, including long-standing relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers, such as panel manufacturers, solar insurance specialists, component manufacturers, software providers and other industry participants. We believe the breadth and depth of GCM’s relationships will generate a continual source of attractive investment opportunities for us. Furthermore, we believe that GCM’s ability to source quality investment opportunities and target acquisitions will enhance our ability to utilize our capital in an efficient timeframe.

•	Alignment of Interests

We have taken multiple steps to structure our relationship with GCM so that our interests and those of GCM are closely aligned. GCM will not offer its shares for repurchase as long as GCM remains our advisor. We believe that the incentive distribution to which an affiliate of GCM may be entitled will further align our interests with those of GCM, which will create the conditions to maximize risk-adjusted returns for our members. For the avoidance of doubt, this statement does not apply to the shares purchased by Greenbacker Group LLC to assist the company in breaking escrow.

In considering our potential competitive strengths and advantages, you should also consider that an investment in shares involves a high degree of risk. See “Risk Factors.” In addition, our advisor and its affiliates, including certain of our officers and directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us. See “Conflicts of Interest” on page 97 of this prospectus.

Market Opportunity

Overview

The U.S. electric consumer expects a virtually error-free, consistent supply of sufficient electricity at all times for all purposes. The U.S. power industry, which includes energy generation and transmission, is structured to ensure sufficient, constant supply of energy to all end-users to meet varying demand requirements on a minute-by-minute basis. According to the EIA, fossil fuels such as coal, petroleum and gas supplied about 67% of the nation’s requirements in 2015, highlighting the heavy reliance on nonrenewable resources for power. However, the United States’ current fossil fuel-driven energy infrastructure faces a number of environmental and other challenges:

•	Unrelenting growth in domestic energy consumption. According to the ExxonMobil 2016 Outlook For Energy: A View To 2040, global demand for electricity is expected to rise by 65% from 2014 to 2040, approximately 85% of which is attributable to the energy demands of developing nations.

•	Commodity pricing instability. Market forces, particularly during inflationary periods, may increase the potential for rising or increasingly volatile commodity prices. In addition, geopolitical forces and events have also caused the prices of fossil fuels to fluctuate dramatically which has contributed to the volatility in electricity prices.

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•	Environmental damage. Reliance on fossil fuels has resulted in excessive production of harmful greenhouse gas emissions, which has been identified as one of the major causes of global climate change and numerous other environmental issues.

•	National and financial security instability. Given the substantial demand for fossil fuels in the United States, much of the supply has to be imported from foreign countries. In many cases, those countries are fraught with political and economic instability, which has been known to spill over to the United States threatening its supply lines. Furthermore, by expending substantial amounts of our precious resources on imports, the domestic economy is being drained of resources that would otherwise be reinvested locally to bolster the domestic economy.

•	Insufficient energy distribution infrastructure. Much of the existing energy distribution infrastructure (electricity grid) in the United States is capacity constrained, making it difficult to supply power from the various remote generation locations to the areas of high population and demand. This is particularly the case at times of peak demand when systems often break down, causing widespread “brownouts” and in some cases “blackouts”. This has been a very difficult problem to address for the utilities given the very complex nature of state and local government regulations that govern the approval and construction of new electricity distribution infrastructure. One possible solution to this is to locate new generation capacity closer to the demand centers but most fossil fuel generation technologies are unsuitable for this purpose. Distributed solar technology and hydrogen fuel cells are, on the other hand, perfectly suited to this purpose and have the added advantage of being available to supply power to the customer even when the grid is taken out by storms.

•	Aging infrastructure. Much of the United States’ existing energy generation infrastructure is aging and gradually being withdrawn from service. According to the EIA, approximately 51% of all U.S. plant generating electricity were at least 30 years old at the end of 2012. According to data provided by the EIA in its Electric Power Annual Report, coal is used to create more than 38% of all electricity generated in the United States, and the EIA further projects that compliance with the Mercury and Air Toxics Standards (MATS), coupled with low natural gas prices and competition from renewables, will result in the retirement of coal-fired generating capacity totaling 31 gigawatts (GW) from 2014 through the end of 2016. This capacity will have to be replaced but existing government regulations have made it difficult and costly to build new coal fired power generation facilities making renewable energy generation an attractive and likely alternative to replace this generation capacity.

The U.S. Renewable Energy Industry Has Been a High Growth Market

The market for renewable energy has grown rapidly over the past decade. According to Renewable Energy Data Book, Renewable electricity grew to nearly 17% of total installed capacity and nearly 14% of total electric power generation in the United States in 2015. According to the same publication, renewable electricity accounted for 64% of all new electricity capacity installations in the United States in 2015.

The U.S. Renewable Energy Industry is Expected to be a High Growth Market for Decades

We believe that demand for renewable energy will continue to grow as countries seek to reduce their dependence on outside sources of energy, and as the political and social climate continues to demand social responsibility on environmental matters. The EIA anticipates that generation from renewable energy sources will grow by 77% from 2010 to 2035 in their base case. This expected increase is supported by renewable fuel standards, state-level renewable electricity standards, and U.S. federal tax credits.

In addition, supported in part by federal tax credits in the early part of the projection period, U.S. Federal renewable fuel standards, and state RPS, non-hydropower renewable generating capacity is expected to grow at a faster rate than fossil fuel capacity, according to the Renewable Energy Data Book. According to these industry sources, including the EIA, the total renewable energy capacity is expected to increase to 15% of U.S. electric power generation, primarily due to projected increases in the generation capacity of wind, solar and biomass energy.

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Capital Shortage in the Market

According to Bloomberg New Energy Finance, spending on renewable energy capacity is expected to total $7 trillion from 2010 to 2030. Limited conventional fuel supplies, growing demand for energy, advances in technology, continuing climate change, and improving price competitiveness between traditional and renewable energy sources are expected to drive the continued growth of renewable energy for years to come, according to Bloomberg New Energy Finance. Notwithstanding this growing demand, we believe that there is currently a shortage of capital available to satisfy the demands of the renewable energy sector in the United States and around the world, particularly with respect to newly developed small and mid-sized projects and businesses. In addition, much of the capital that is available is focused on larger projects that have long-term off-take contracts in place, and does not allow project owners to take any “merchant” or investment risk with respect to RECs. We believe many project developers are not finding or are encountering delays in accessing capital for their projects. As a result, we believe a significant opportunity exists for us to provide new forms of capital to meet this demand. With our permanent capital structure, we are ideally suited for investments in long-term assets like renewable energy, energy efficiency and other sustainability related projects.

Overview of Significant Government Incentives

The renewable energy and energy efficiency sector attracts significant U.S. federal, state and local government support and incentives to address technical barriers to the deployment of renewable energy and energy efficiency technologies and to promote the use of renewable energy and energy saving strategies. These U.S. federal, state and local government incentives have historically functioned to increase (1) the revenue generated by, and (2) the equity returns available from, renewable energy projects. Energy efficiency projects are also eligible to receive government incentives at the U.S. federal, state and local levels that can be applied to offset project development costs. Governments in other jurisdictions also provide various types of incentives.

Corporate entities are eligible to receive benefits through tax credits, such as PTCs, ITCs, tax deductions, accelerated depreciation and U.S. federal grants and loan guarantees (from the U.S. Department of Energy, for instance), as described below.

The following is a description of certain U.S. federal and state government incentives, which we may utilize in executing our business strategy.

U.S. Federal Incentives

Corporate Depreciation: Modified Accelerated Cost Recovery System (“MACRS”). Under MACRS, owners of renewable energy and some energy efficiency projects can recover capital invested through accelerated depreciation, which reduces the payment of corporate tax.

Production Tax Credits. PTCs are provided to owners of certain renewable energy projects that produce electricity for sale to unrelated persons. This credit is applicable for a 10-year period from the time a project is placed into service and benefits owners with tax liabilities against which to claim the tax credit. As part of the federal tax extenders legislation passed in December 2015, the 2.3 cent-per kilowatt hour PTC for wind has been extended through 2016. Projects that begin construction in 2017 will see a 20% reduction in the incentive. The PTC will then drop 20% each year through 2020.

Investment Tax Credits. ITCs provide that eligible systems, such as solar systems and fuel cell systems, receive a credit of 30% of the eligible cost-basis with no maximum limit. This credit is currently structured as a tax credit, whereby the owners of a qualifying renewable energy or energy efficient project can elect to receive the tax credit once the project is placed into service. Under the federal tax extenders legislation passed in December 2015, the 30% ITC for solar energy will be extended through 2024 for solar property that is under construction on or before the end of 2019, and will ramp down to 26% for property under construction during 2020, to 22% for solar property under construction during 2021 and to 10% for solar property under construction during or after 2022.

State Incentives

Renewable Portfolio Standards. RPSs, while varying based on jurisdiction, specify that a portion of the power utilized by local utilities must be derived from renewable energy sources. Currently, according to the Annual Energy Outlook, more than 30 state and territorial governments have enacted RPS programs, set mandates, or set goals that require utilities to include or obtain a minimum percentage of their energy from specific renewable energy sources. Under the RPS programs, utilities can (1) build or own renewable energy generation facilities, (2) purchase energy or RECs generated from renewable energy generation facilities, or (3) pay a penalty for any shortfalls in meeting the RPS.

Renewable Energy Certificates. RECs (or EECs) are used in an RPS program as tradable certificates that represent a certain number of kilowatt hours of energy that have been generated by a renewable source or that have been saved by an energy efficiency project, which provide further support to renewable energy initiatives. RECs are a separate commodity from the underlying power and can be traded or sold to utilities or third parties who need credits to meet RPS requirements or to brokers and other market makers for investment purposes. Many states have energy specific REC programs.

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Feed-In Tariffs. Certain U.S. states and provinces of Canada have implemented feed-in tariffs (“FITs”) that entitle the renewable energy producer to enter into long-term contracts pursuant to which payment is based on the cost of generation for the different types of renewable energy projects. In addition to differences in FITs based on the type of project, FITs vary based on projects in different locations, such as rooftops or ground-mounted for solar PV projects, different sizes, and different geographic regions. FITs are available to anyone including homeowners, business owners, farmers, as well as private investors. The tariffs are typically designed to ratchet downward over time to both track and encourage technological change.

Investment Strategy

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, and financing the construction and/or operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on market opportunities; (2) focusing on hard assets that produce dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis.

Our preferred investment strategy is to acquire controlling equity stakes in our target assets and to oversee and supervise their operations. We define controlling equity stakes as companies in which we own 25% or more of the voting securities of such company or have greater than 50% representation on such company’s board. However, we will also provide financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of a project. We may also make equity investments in or loans to parties financing the supply of renewable energy and energy efficiency to residential and commercial customers or the adoption of strategies to reduce the consumption of energy by those customers. Our strategy will be tailored to balance long-term cash flow certainty, which we can achieve through long-term agreements for our products, with shorter term arrangements that allow us to potentially generate higher risk-adjusted returns.

We expect to supplement our equity capital and increase potential returns to our members through the use of prudent levels of borrowings both at the corporate level and the project level. In addition to any corporate credit facility or other secured and unsecured borrowings, we expect to use other financing methods at the project level as necessary, including but not limited to joint venture structures, construction loans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions, royalty transactions and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt instruments. When appropriate, we will seek to replace short-term sources of capital with long-term financing.

Our renewable energy projects will generate revenue primarily by selling (1) generated electric power to local utilities and other high quality, utility, municipal and corporate counterparties, and (2) in some cases, RECs, EECs, and other commodities associated with the generation or savings of power. We seek to acquire or finance projects that contain transmission infrastructures and access to power grids or networks that will enable the generated power to be sold. Generally, our projects have power purchase agreements with one or more counterparties, including local utilities or other high credit quality counterparties, who agree to purchase the electricity generated from the project. We refer to these power purchase agreements as “must-take contracts,” and we refer to these other counterparties as “off-takers.” These must-take contracts guarantee that all electricity generated by each project will be purchased. Although we intend to work primarily with high credit quality counterparties, in the event that an off-taker cannot fulfill its contractual obligation to purchase the power, we generally can sell the power to the local utility or other suitable counterparty, which would potentially ensure revenue is generated for all solar electricity generation. We may also generate revenue from the receipt of interest, fees, capital gains and distributions from investments in our target assets.

These power purchase agreements, when structured with utilities and other large commercial users of electricity, are generally long-term in nature with all electricity generated by the project purchased at a rate established pursuant to a formula set by a contract. The formula is often dependent upon the type of subsidies, if any, offered by the local and state governments for project development. Although we focus on projects with long-term contracts that ensure price certainty, we also look for projects with shorter term arrangements that will allow us, through these projects, to participate in market rate changes which may lead to higher current income.

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Certain of the power purchase agreements for our projects are structured as “behind the meter” agreements with residential, commercial or government entities, which provide that all electricity generated by a project will be purchased by the off-taker at an agreed upon rate that may be set at a slight discount to the retail electric rate for the off-taker. These agreements also typically provide for annual rate increases over the term of the agreement although that is not a necessary requirement. The behind the meter agreement is generally long-term in nature and further typically provides that, should the off-taker fail to fulfill its contractual obligation, any electricity that is not purchased by the off-taker may be sold to the local utility, usually at the wholesale spot electric rate.

While we do not own any as of the date of this prospectus we may acquire residential solar assets and subsequently lease them to a residential owner on a long term basis. In these arrangements with residential owners, the residential owner directly receives the benefit of the electricity generated by the solar asset. We may also structure investments in residential solar with a similar commercial arrangement to that of the power purchase agreements with utilities and other large commercial users of electricity for our energy projects, as described above.

During 2015, we commenced financing energy efficiency projects, which seek to enable residential customers, businesses and governmental organizations to consume less energy while at the same time providing the same or greater level of amenity. Financing for energy efficiency projects is generally used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of other inefficient energy consuming assets with more modern technologies. These projects are usually structured to provide predictable long-term cash flows by receiving a portion of the energy savings and the sale of associated RECs and EECs generated by such installations. In each of our renewable energy and energy efficiency investments, we also intend, where appropriate, to maximize the benefits of RPS as well as other U.S. federal, state and local government support and incentives for the renewable energy industry.

Set forth below are brief summaries of sectors in which we intend to invest although our investment strategy has the potential to change at any time.

Solar Power

Solar powered electrical generation, in which sunlight is converted into electricity, generally relies on photovoltaic cells or heat engines to generate power with the most common forms of active solar techniques being the use of photovoltaic panels (i.e., solar photovoltaic technology) and solar thermal collectors to harness the energy (i.e., concentrating solar power). Solar photovoltaic technology is developed from solar cells, also known as “photovoltaic (PV) cells,” that are packaged into a module, and convert sunlight directly into electricity. Concentrating solar power, in contrast, utilizes three main types of systems, linear concentrator, dish/engine, and power tower systems, to concentrate solar energy onto various types of “receivers” that are heated for the purpose of generating steam.

Solar power projects, like other energy assets, generate economic returns through the production and sale of electric power, are long-lived, are potentially tax advantaged, are structured to include off-taker contracts with high quality utility, municipal, corporate and residential-counterparties, and typically produce premium returns compared to investments of comparable tenor and risk. In addition, we believe yields on energy and power projects, such as solar projects, tend to be uncorrelated to most assets, as they generally perform independent of publicly traded equity investments and commodities. We intend to invest in small, medium, and large-scale solar installations, both ground mount and rooftop, which will serve to power communities, businesses and residences. We expect to invest in solar projects that are located in the United States and other countries. We will opportunistically invest in geographies and jurisdictions that provide the most attractive investment opportunities. Initially, we plan to focus on certain jurisdictions, such as Colorado, North Carolina, Vermont, Florida and Ontario, Canada, as well as the states and provinces, such as California, Massachusetts, and New Jersey, that have established favorable RPS and other incentives to supplement the power generation revenue available from our projects.

Wind Energy

Wind is a clean source of energy and overall, wind energy has fewer environmental impacts than most other traditional energy sources. Wind energy may be harnessed utilizing wind turbines—the modern equivalent of a windmill—to generate electricity. Wind turbines do not release emissions that pollute the air or water (with rare exceptions), and they do not require water for cooling. A wind turbine has a small physical footprint relative to the amount of electricity it can produce. Wind energy may be used either on-site where it is produced or larger turbines are often grouped together into wind farms that provide power to the electrical grid. We believe that the current shortage of capital from traditional financing sources, such as banks, to fund the construction and operation of wind farms coupled with the increasing demand for wind and renewable energy generally will create attractive investment opportunities for us in wind energy projects.

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Hydropower

Hydropower relies upon the water cycle to harness energy created by moving water. The stronger the flow or fall of the water, the more energy is able to be generated. The hydropower stations are comprised of turbine generators and the structures necessary to channel and regulate the flow of water to the turbines which will spin the generator to produce electricity. There are two main categories of hydroelectric plants: run-of-the-river systems and storage systems. Run-of-the-river systems consist of hydroelectric plants built directly in the river because the force of the current is consistent enough and applies the needed pressure. In a storage system, water is accumulated in reservoirs created by dams, then released as needed to generate electricity. Manufacturing the concrete and steel used to construct these dams requires energy that may create emissions when produced. However, given the long operating lifetime of a typical hydropower plant (generally, 50-100 years), these emissions are more than offset by the emissions that would have been produced if the electricity were generated by fossil fuel-fired power plants.

Geothermal

Geothermal energy is heat produced inside the earth that can be recovered as heat or steam and used to heat buildings or generate electricity. Some applications of geothermal energy use the earth’s temperatures near the surface, while others require drilling miles into the earth. The three main uses of geothermal energy are (1) direct use and district heating systems that use hot water from springs or reservoirs near the surface, (2) electricity generation power plants that require water or steam at very high temperature (300° to 700°F), and (3) geothermal heat pumps that use the earth’s constant temperatures to heat and cool buildings. Geothermal power plants are generally built where geothermal reservoirs are located within a mile or two of the surface. Geothermal power plants do not burn fuel to generate electricity, so their emission levels are very low.

Biomass and Biofuel

Biomass is organic material made from plants and animals, which contains stored energy from the sun. Biomass is a renewable energy source because additional trees and crops can be planted, and waste will always exist. Some examples of biomass fuels are wood, crops, manure, and some garbage. Burning biomass is not the only way to release its energy. Biomass can be converted to other useable forms of energy, such as methane gas or “biofuels,” which can be used as transportation fuels like ethanol and biodiesel. Biofuels are usually more expensive than the fossil fuels that they replace, but they are also cleaner-burning fuels, producing fewer air pollutants. In addition, increased biofuel production in the United States may provide energy security, by reducing the dependence on foreign-produced oil. The predominant sources of biomass energy are (1) wood and wood waste, (2) waste to energy, and (3) landfill gas.

Fuel Cells

A fuel cell is a device that converts the chemical energy from a fuel into electricity through a chemical reaction with oxygen or another oxidizing agent. Hydrogen is the most common fuel, but hydrocarbons such as natural gas and alcohols like methanol are sometimes used. Fuel cells are different from batteries in that they require a constant source of fuel and oxygen to run, but they can produce a constant source of electricity for as long as these inputs are supplied. Fuel cells produce extremely low emissions and, unlike intermittent power sources such as wind and solar, can be used for base load power generation.

Combined Heat and Power

Combined heat and power (“CHP”) technologies produce both electricity and steam from a single fuel at a facility located near the consumer. These efficient systems recover heat that normally would be wasted in an electricity generator, and save the fuel that would otherwise be used to produce heat or steam in a separate unit. Emissions of carbon dioxide and air pollutants like nitrogen oxide, sulfur dioxide and volatile organic particles can be substantially reduced with CHP.

Energy Efficiency Investments

We intend to opportunistically invest in energy efficiency projects, which seek to enable residents, businesses and governmental organizations to consume less energy and or manage their energy consumption more effectively while at the same time providing the same or greater level of energy amenities. Other formats of such investments may take the form of short or medium term financings with our return coming from interest and fees earned in relation to such financing. Financing for energy efficiency projects would generally be used to pay for energy efficiency and energy management retrofits of buildings, homes, businesses, and replacement of other energy consuming assets. Such projects can sometimes be structured to provide predictable long-term cash flows arising from mechanisms designed to share the energy savings generated by such installations. Energy efficiency projects are also eligible to receive government incentives at the federal, state and local levels that can be applied to offset project development costs. Energy efficiency projects also have a beneficial environmental impact and can be implemented on both small scale and commercial scale levels. The technologies underlying energy efficiency investments, such as LED lighting, CHP projects, commercial battery storage, among others, are well understood and the savings highly quantifiable.

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Energy Storage Projects

Energy storage projects focus upon enabling businesses, real estate owners, utilities and renewable power generators to use energy storage technology, including specially-designed batteries, to both reduce costs, for example, by virtue of replacing energy purchased from the grid by stored energy from an energy storage project during peak demand, or avoid additional costs associated with adding generation by providing marginal power into the grid during peak periods and charging the energy storage asset during non-peak periods.

Making of Loans to Retail Electricity Providers

We intend to make a variety of loans to Retail Electricity Providers (REPs) secured by the equity in those businesses and their retail receivables. The loans may be regarded as mezzanine finance or senior secured but a precondition will be that a proportion of the energy sold by the REP must come from renewable sources. From time to time we will seek to obtain some kind of equity participation in the REP itself to help enhance returns.

Our Investment Process

The chart below illustrates the key activities of our investment process over the lifecycle of a renewable energy project, from origination to exit of the investment.

GCM maintains comprehensive renewable energy, project finance and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Driven by a value-oriented fundamental investment philosophy, GCM will use this information, along with ongoing research by its investment professionals, to selectively narrow the universe of prospective investment opportunities for us.

Because the processes for selecting, analyzing and structuring potential projects and conducting due diligence with respect to potential investments are only a part of our robust investment process, GCM will also oversee and manage all aspects of portfolio monitoring, enabling it to provide us with early alerts about project problems as soon as, or prior to, them arising.

Origination

We seek to purchase, finance or otherwise invest in projects that are at least “shovel ready.” A project is considered “shovel ready” if it has advanced to the stage where all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction. In addition, before we invest in a project we expect that, where applicable, all interconnection agreements with the appropriate utilities will be finalized and executed, all environmental studies for the underlying real estate for any project will be completed, all land use agreements, clean energy program registrations, and viability and financial models for the relevant project will be completed, and that all power purchase agreements will be finalized and executed. We expect GCM to work closely with experienced developers and consultants who have a track record of successful project development to review projects as they approach “shovel ready” status to review and finalize all aspects of the project with developers to ensure that the project satisfies GCM’s investment criteria.

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In order to source projects, GCM seeks to leverage its executives’ extensive relationships which will provide significant access to transaction flow. GCM has broad and deep relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers (such as panel manufacturers), solar insurance specialists, component manufacturers, software providers and other industry participants. As part of its business strategy, GCM intends to continue to build these relationships enabling it to enhance its sources of potential projects. By standardizing our deal process, counterparties such as developers will be more likely to reach out to us as we will offer them a streamlined process with lower closing costs. In addition, GCM intends to build its relationships with the growing number of funds that seek to capitalize on the opportunity to develop projects from the onset of the project to “shovel ready” status. Furthermore, GCM’s investment professionals expect to continue to participate in tradeshows, conferences and other industry gatherings to solidify existing relationships, build new relationships and increase our and GCM’s visibility in the renewable energy and energy efficiency industry.

Evaluation

In its review of a potential investment opportunity for us, GCM’s investment team, together with the necessary external advisors and consultants, performs a comprehensive due diligence investigation to determine whether the potential investment meets our basic investment criteria and other guidelines specified by GCM, within the context of proper portfolio diversification, as well as an acceptable risk-adjusted return profile. This due diligence investigation will typically include, among other things, the following:

•	a full operational and financial analysis to identify the key risks and opportunities of the project, including a detailed review of historical, if applicable, and projected financial results, engineering analyses, viability analyses, environmental analyses, regulatory analyses (including both local permitting, land use review, and U.S. federal and state incentives availability), and legal analyses (of project agreements and rights);

•	a detailed analysis of industry dynamics, competitive position, regulatory, tax and legal matters;

•	on-site visits, where necessary;

•	independent engineering studies to validate operating results;

•	background checks to further evaluate developers, construction companies and other key personnel (including any subcontractors and outsourcing arrangements);

•	development of contingency plans to cover certain material events, such as counterparty insolvency, or loss of key personnel;

•	identify and verify key required licenses with respect to personnel are existing and valid;

•	development of implementation schedules with dates and key milestones;

•	development of safety plans and compliance with regulatory standards;

•	review of planning schedules and methodology, including review of purchase order schedule and cash flow requirements/deposits/escrows, supply sources and expectations, risk mitigation, reasons for selection of various supplies and cost mitigation;

•	review of system test and commissioning plan;

•	review of all utility-related (where applicable) agreements and arrangements;

•	review of renewable energy incentive program compliance and eligibility (where applicable);

•	due diligence of the reputation and creditworthiness of component part suppliers, such as solar panel manufacturers;

•	financial counterparty due diligence, if necessary, including lender reference checks, if necessary; and

•	the need for guarantees, bonding, and insurance to ensure timely completion of a project.

GCM may also engage independent insurance brokers specializing in renewable energy to review projects and recommend insurance coverage for each project.

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Execution

Approval. Following completion of the due diligence process described above, GCM’s investment team will prepare an investment memorandum and make a formal proposal to GCM’s investment committee, which will conduct an objective assessment of a recommended project taking into account our basic investment criteria and other guidelines specified by GCM, within the context of proper portfolio diversification, as well as an acceptable risk-adjusted return profile. Approval will require the unanimous approval of the members of GCM’s investment committee, which is comprised of David Sher, Charles Wheeler and Sonny Lulla, who is a representative of GGIC.

Monitoring

Portfolio Monitoring. Following approval of a project, GCM’s investment team will monitor our portfolio, in combination with operations and maintenance providers focusing on consistent operation and minimizing project downtime with respect to our assets. GCM’s investment team will monitor our portfolio focusing on anticipating and ameliorating negative credit events with respect to any financing we may provide. Current monitoring technology enables GCM professionals to track energy production of our projects on a near real-time basis and to identify problems quickly, and to respond accordingly. The investment team will inform our board of directors of any material changes to our portfolio assets and together with our board of directors we will determine if additional actions are required.

With respect to projects in which we have provided debt financings or in joint ventures in which we do not hold the majority of the equity, we will negotiate for the provision of periodic financial reports detailing operating performance, cash flows, financial position and other key operating metrics on a quarterly basis. GCM will use this data, combined with other due diligence material gained through an ongoing oversight of the borrower to conduct a rigorous assessment of the company’s operating performance and prospects.

Valuation Process. We have established procedures for the valuation of our investment portfolio, which the board of directors has approved. Any changes to these procedures will require the approval of our board of directors, including a majority of our independent directors. We will use market quotations, when readily available, to value our investments. However, because market quotations will not be available for most of our investments, our board of directors has approved a multi-step valuation process for each fiscal quarter, which involves (1) each investment being valued by GCM, (2) at the direction of our board of directors, an independent valuation firm identified by our board of directors reviewing the valuations prepared by GCM for the appropriate application of its valuation policies and the appropriateness of significant inputs used in the valuation models by performing certain limited procedures, which will include a review of GCM’s estimates of fair value for each investment and providing an opinion that GCM’s estimate of fair value for each investment is reasonable, (3) the audit committee of our board of directors reviewing and discussing the preliminary valuation prepared by GCM and the report of the independent valuation firm, if any, and (4) our board of directors discussing the valuations of the fair value of each investment in our portfolio in good faith based on the input of GCM, the independent valuation firm, if any, and the audit committee. Our board of directors is responsible for oversight of the determination, in good faith, of the fair value of each investment.

We will supplement the prospectus or file an amendment to the registration statement with the SEC, as appropriate, if we adjust the prices of our shares because our net asset value per share increases or decreases from the amount of the net proceeds per share as stated in this prospectus. We will include in any such prospectus supplement or amendment the new offering price as well as how each class of assets in our portfolio was valued.

Exit

Our investments are generally not liquid and we expect that we will hold our investments for the long term, but GCM may also seek to dispose of an investment if GCM’s investment team recommends, and our board of directors agrees, that a sale of an investment is in our best interest. We believe that our investments will generally have business models and cash flows that afford potentially attractive exit options. We will enter into investments with specific strategies for exit, which may include acquisition by other industry participants. The period of time after which an exit may be contemplated will be specific to each investment.

With respect to our projects that we control, we may sell or dispose of our investment in the project or the project itself. With respect to our projects that have agreements for the purchase of electricity, prior to the expiration of these agreements, we may (1) renew the agreement, (2) find a new high credit quality counterparty, or (3) sell or dispose of the investment. With respect to our debt investments, we may determine to refinance them prior to the maturity date or repayment or to deploy the net proceeds in accordance with our investment strategy.

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Investment Policies

The board of directors has adopted investment policies that will limit the manner in which the advisor may make investment decisions on our behalf. Our LLC Agreement requires that our board of directors, including our independent directors, review our investment policies at least annually to determine that the policies we are following are in the best interest of our members and permits our investment policies to change over time. The methods of implementing our investment policies also may vary, as new renewable energy development trends emerge and new investment techniques are developed. Except to the extent that policies and investment limitations are included in our LLC Agreement, our investment policies, the methods for their implementation, and our other objectives, policies, strategies and procedures may be altered by our board of directors without the approval of our members. Our board of directors has adopted the following investment policies:

•	no investment will be made that would cause us to register as an investment company under the Investment Company Act;

•	our investments will be predominantly in our target assets;

•	we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our independent directors;

•	the size of our investments to generally range between approximately $1 million and $100 million; and;

•	until appropriate investments can be identified, our advisor may invest the proceeds of this offering in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal.

Our LLC Agreement provides that we may not acquire any assets in exchange for shares or other indicia of ownership in the company. In addition, all investments recommended by GCM will require the unanimous approval of its investment committee.

Financing Strategy

We expect to supplement our equity capital and increase potential returns to our members through the use of prudent levels of borrowings both at the corporate level and the project level. Our LLC Agreement does not impose limitations on the amount of borrowings we may employ either at the corporate level or the project level. However, at such time when the net proceeds from this offering have been fully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our independent directors. In addition to any corporate-level credit facility or other secured and unsecured borrowings, we expect to use other financing methods at the project level as necessary, including joint venture structures, construction loans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions, and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt instruments.

Our indebtedness may be recourse or non-recourse and may be cross-collateralized. In addition, we may invest in assets subject to existing liens, or may refinance the indebtedness on assets acquired on a leveraged basis. We may use the proceeds from any borrowings to acquire assets, refinance existing indebtedness, finance investments or for general corporate purposes.

We will consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

•	the interest rate of the proposed financing;

•	covenants of the proposed financing;

•	the extent to which the financing impacts our ability to manage our assets;

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•	prepayment penalties and restrictions on refinancing;

•	our long-term objectives with regard to the financing;

•	our target investment returns;

•	the ability of particular assets, and the company as a whole, to generate cash flow sufficient to cover expected debt service payments;

•	our overall level of indebtedness;

•	timing of debt maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate credit ratios; and

•	overall ratio of fixed and variable rate debt.

In addition to the financing methods described above, we may utilize tax equity structures to monetize tax attributes that exceed a renewable energy project owner’s U.S. federal income tax liability. In instances in which we may rely on third party financing to construct our renewable energy projects, we must be able to demonstrate to our lenders and tax equity investors, as the case may be, that a project is able to generate a sufficient level of returns in order to secure capital at a cost that will make the project attractive for us.

Hedging Activities

If appropriate and desirable for a given electric market or project, our projects may have contracts to hedge future electricity prices to mitigate a portion of the risk of market price fluctuations they will encounter by selling power at variable or market prices. Additionally, we may seek to stabilize our financing costs as well as any potential decline in our investments by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk.

Employ Creative Deal Structuring

Our primary investment strategy is to acquire controlling equity stakes in our target assets; however, we will also provide project financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. While the capital structure of our projects and businesses is likely to vary, we may also form joint ventures or provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments, where those investments generate current yield. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of such company.

Utilization of Government Incentives and Tax Efficiency

Our organizational structure and tax profile is expected to allow us to make effective use of tax incentives generated from projects in which we hold controlling equity stakes to offset the taxable income generated by our other investments.

Environmental Regulation

Various U.S. federal, state and local permits are required to construct renewable energy and energy efficiency projects. The projects in which we invest must conform to all applicable environmental regulations and codes, including those relating to the discharge of materials into the air, water and ground, which will vary from place to place and time to time, as well as based on the type of renewable energy asset involved in the project.

As discussed above, we seek to purchase, finance or otherwise invest in projects that are at least “shovel ready,” meaning that all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction. However, the projects in which we invest may incur significant costs in the ordinary course of business related to the maintenance and continued compliance with these laws, regulations and permit requirements.

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Failure to comply with these laws, regulations and permit requirements may result in administrative, civil and criminal penalties, imposition of investigatory, cleanup and site restoration costs and liens, denial or revocation of permits or other authorizations and issuance of injunctions to limit or cease operations. In addition, claims for damages to persons or property have been brought and may in the future result from environmental and other impacts of the activities of our projects.

Properties

Our executive offices are located at 369 Lexington Avenue, Suite 312, New York, NY 10017. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Conflicts of Interest

For a discussion of the conflicts of interest facing the company and our policies to address these conflicts, see “Conflicts of Interest” on page 97 of this prospectus.

Legal Proceedings

None of us, GCM, or the Administrator, is currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us, or against GCM or the Administrator.

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MANAGEMENT

Our business and affairs are managed under the direction of our board of directors, as provided by our LLC Agreement. The board of directors has retained GCM to manage our investment activities, the quarterly valuation of our assets and our financing arrangements, subject to the board of directors’ supervision. The board of directors currently has an audit committee and a nominating and corporate governance committee, and may establish additional committees from time to time in its sole discretion.

Our board of directors consists of five members, a majority of whom are independent directors as such term is defined in NASDAQ Listing Rule 5605(a)(2) - Kathleen Cuocolo, Robert Herriott and David M. Kastin. Charles Wheeler, who also serves as the Chief Executive Officer and President of the company and Senior Managing Director and Chief Investment Officer of our advisor, and David Sher, who also serves as Chief Executive Officer of our advisor, are the other members of our board of directors. Our board of directors serves in a fiduciary capacity to us and has a fiduciary duty to our members. This means that each director must perform his or her duties in good faith and in a manner that each director considers to be in our best interest and in the best interests of the members. Our board of directors has a fiduciary responsibility for the safekeeping and use of all of our funds and assets and will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of us.

We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under section 402 of the Sarbanes-Oxley Act of 2002.

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers. The biographical descriptions for each director include the specific experience, qualifications, attributes and skills that led to the conclusion by our board of directors that such person should serve as a director.

Name	Age	Position(s) Held with Us	Director/Executive Officer Since
David Sher	53	Director	2012
Charles Wheeler	56	Chief Executive Officer, President and Director	2012
Richard C. Butt	61	Chief Financial Officer	2014
Kathleen Cuocolo	65	Independent Director	2013
Robert Herriott	47	Independent Director	2013
David M. Kastin	49	Independent Director	2013

David Sher has been a board member since our inception in December 2012. Mr. Sher has served as Chief Executive Officer and a Senior Managing Director of GCM and Greenbacker Group LLC since August 2012 (having served as a Managing Director of Greenbacker Group LLC since February 2011), as well as a member of GCM’s investment committee. He has also served as Chief Executive Officer and as a director of GREC since November 2011. Prior to joining our company, Mr. Sher was a senior adviser at Prospect Capital Corporation, a mezzanine debt and private equity firm that manages a publicly traded, closed-end, dividend-focused investment company, from June 2009 to January 2011. Prior to joining Prospect Capital, Mr. Sher was a serial entrepreneur founding a number of ventures in the financial services and brokerage industry. In 2002, Mr. Sher was a founder and Managing Director of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. In May of 2007, that company was sold to a group of investors. Prior to co-founding ESP, Mr. Sher was a founder and CEO of an online brokerage company, ElephantX dot com Inc. Additionally, in September 1997, he co-founded, developed and managed Lafayette Capital Management LLC, a statistical arbitrage hedge fund. Mr. Sher also spent six years at Bear Stearns where he developed trading ideas and strategies for correspondent clearing customers from 1991 to 1997.

Mr. Sher holds a Masters of International Affairs from Columbia University and Bachelor of Arts in Political Science from Rutgers University. Mr. Sher is the brother of Robert Sher.

Mr. Sher was selected to serve as a director because he is our advisor’s Chief Executive Officer and has over 20 years of executive experience in various areas, having previously served as founder and CEO of several companies, including two broker-dealers. He has substantial private equity and investing experience involving originated loan transactions, including serving as a senior adviser at Prospect Capital Corporation, a publicly traded business development company (NASDAQ: PSEC). He also has experience working in the renewable energy sector, including a transaction involving the proposed sale of a 28MW biomass power plant to a private equity firm. David Sher is the brother of Robert Sher, a Managing Director of GCM.

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Charles Wheeler has served as our Chief Executive Officer, President, and as a board member since our inception in December 2012. Mr. Wheeler has also served as a Senior Managing Director of GCM and Greenbacker Group LLC since August 2012 (having served as a Managing Director of Greenbacker Group LLC since August 2011), and as President and a director of GREC since November 2011. Mr. Wheeler is a veteran of the investment banking industry having spent 24 years, from 1987 to January 2011, with the Macquarie Group, one of Australia’s leading investment banks. During that time, Mr. Wheeler held several senior positions with the Macquarie Group, including Head of Financial Products for North America from 2007 to January 2009 and Head of Renewables for North America from September 2007 to December 2010. From 1998 to August 2007, Mr. Wheeler was a Director of the Financial Products Group at Macquarie in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. Prior to joining Macquarie, Mr. Wheeler was a tax manager with Touche Ross & Co. in Australia (which was merged into KPMG in Australia).

Mr. Wheeler holds a Bachelor of Economics from Sydney University and is a member of the Institute of Chartered Accountants of Australia.

Mr. Wheeler was selected to serve as a director because he is our Chief Executive Officer and has significant knowledge of, and relationships within, the project and structured finance industry and the renewable energy sector due to his numerous positions with the Macquarie Group. Mr. Wheeler also brings his extensive background in project and structured finance to bear on the renewables sector. He has experience working in the solar and wind energy sectors while at Macquarie, including a transaction involving the purchase and subsequent management of a large portfolio of distributed solar assets located in California, the consideration of several proposals to invest equity into solar thermal power plants across the Southwest, the acquisition of a wind developer in Texas, and the evaluation of numerous wind development opportunities across Canada and the United States. Furthermore, during his tenure at Macquarie, Mr. Wheeler participated in several other renewable energy resource transactions, including a proposal to invest equity into a significant unlisted geo-thermal developer based in Nevada.

Richard C. Butt has served as our Chief Financial Officer since April 2014. Mr. Butt has held a variety of senior management positions for global investment and financial institutions. Most recently, from July 2012 to August 2013, he served as President and Chief Executive Officer of P3 Global Management LLC, a firm focused on investing in municipal infrastructure assets. From August 2006 to January 2011, he served as President of Macquarie Capital Investment Management LLC., with offices in New York and Sydney, Australia, responsible for administration, operations, finance, compliance, treasury, marketing, business operations and FX/cash management for portfolios domiciled in North America, Australia, Asia, Europe and the Caribbean. In addition, Mr. Butt served as Chief Financial and Accounting Officer for Macquarie Global Infrastructure Fund, a New York Stock Exchange listed closed end fund (NYSE: MGU). Prior to joining Macquarie, Mr. Butt served as President of Refco Alternative Investments LLC and Refco Fund Holdings LLC, the commodity pool businesses associated with Refco, Inc., from January 2003 to August 2006. In this capacity, Mr. Butt was responsible for the initial development and ongoing operations of numerous public and private commodity pools. During the period from1990 through 2003, he served in various operational and financial capacities with multiple mutual / hedge fund third party administration firms. Earlier in his career, he served as Vice President at Fidelity Investments, where he was responsible for fund accounting and financial reporting for all equity and global mutual funds. Mr. Butt is a Certified Public Accountant previously working at major accounting firms such as PricewaterhouseCoopers LLP, from July 1978 to July 1984, where he was an Audit Manager, and KPMG from December 1994 to October 1996, where he was a Director in their financial services consulting practice. Mr. Butt holds a Bachelor in Management Science from Duke University.

Kathleen Cuocolo, an independent director since July 2013, is currently President of Syntax, LLC, a company that has created a new class of equity indices – Syntax Stratified Indices. She is responsible for overseeing the business and infrastructure development at Syntax of a family of Stratified IndicesTM and Stratified FundsTM. Ms. Cuocolo was formerly Managing Director, Head of Global ETF Accounting and Administration at Bank of New York Mellon from April 2008 until March 2013. Prior to Bank of New York Mellon, she was President of Cuocolo & Associates from January 2004 through March 2008 where she specialized in board governance services. From September 1982 through July 2003, Ms. Cuocolo served as Executive Vice President of State Street Corporation where she was also Head of US Fund Administration Services and the founder of Exchange Traded Fund Services. In addition, Ms. Cuocolo has served as independent director of Guardian Life Mutual Funds from June 2006 through their acquisition by RS Investments in December 2007, Chairperson of Select Sectors SPDR Trust from August 2000 through October 2007, trustee of SPDR Trust from January 1993 through July 2003, President and Director of The China Fund from September 1999 through July 2003 and President of the State Street Master Funds from January 2000 through July 2003. Ms. Cuocolo was selected to serve as an independent director based upon her extensive experience in financial service administration as well as an investor.

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Robert Herriott, an independent director since July 2013, founded RBT Public Affairs Group in January of 2009. Mr. Herriott has worked in public affairs since 1994 serving in various political, legislative, and governmental liaison roles. In his capacity with RBT Public Affairs Group, Mr. Herriott has been involved with legislative and regulatory issues concerning FATCA, the Dodd-Frank Act, and Investment Management Operational Due Diligence, among others including Green Energy Initiatives and Healthcare. Prior to forming RBT Public Affairs Group, Mr. Herriott served from January 2007 to April 2009 as an internal advisor to the Toy Industry Association assisting in the legislative and regulatory reform of the industry, and harmonizing manufacturing standards between the United States, China and the European Union.

Mr. Herriott has testified before legislative bodies regarding pending legislation, and spoken throughout the U.S. and internationally on how to interact with government, communication strategy, the U.S. legislative process, and specific industry issues pending before governmental entities. Mr. Herriott continues to advise clients on macro and micro governmental and political risk analysis, as well as reputation management and public affairs campaigns. Mr. Herriott was selected to serve as an independent director based on his extensive experience with legislative and regulatory issues, and with federal government energy initiatives, in particular.

David M. Kastin, has been an independent director since July 2013. He has been Senior Vice President, General Counsel and Corporate Secretary of Vitamin Shoppe, Inc. (NYSE:VSI) since August 2015. From August 2007 through August 2015, Mr. Kastin was Senior Vice President-General Counsel and Corporate Secretary of Town Sports International Holdings, Inc. (NASDAQ: CLUB). From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission. Mr. Kastin was selected to serve as an independent director based on his extensive experience as a legal and strategic advisor to publicly traded companies.

We operate under the direction of our board of directors, a majority of which are independent of us—Kathleen Cuocolo, Robert Herriott and David M. Kastin. Charles Wheeler, who also serves as the President of the company and Senior Managing Director and Chief Investment Officer of our advisor, and David Sher, who also serves as Chief Executive Officer of our advisor, are the other members of our board of directors. No member of our board of directors, including Messrs. Sher and Wheeler, has ever served as an officer or director of RCS, the dealer manager, or any of their affiliates.

Committees of the Board of Directors

The entire board of directors considers all major decisions concerning our business. However, our LLC Agreement provides that our board of directors may establish such committees as our board of directors believes appropriate. Our board of directors will appoint the members of the committee in its discretion, provided a majority of the members of the audit committee of our board of directors must be comprised of independent directors. Our board of directors has established an audit committee and adopted a charter for the audit committee that complies with current U.S. federal and NASDAQ rules relating to corporate governance matters. In addition, our board of directors has established a nominating and corporate governance committee, as described below.

Audit Committee

Our audit committee is composed of Kathleen Cuocolo, Robert Herriott and David M. Kastin, all of whom are independent directors. The audit committee will assist the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

Kathleen Cuocolo chairs our audit committee and serves as our “audit committee financial expert,” as that term is defined by the SEC.

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Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Charles Wheeler, David Sher and Robert Herriott; Robert Herriott is the sole independent director on the committee. The nominating and corporate governance committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the nominating and corporate governance committee, including making nominations for the appointment or election of independent directors, retirement policies and investment professionals training policies.

Robert Herriott chairs our nominating and corporate governance committee.

Compensation of Independent Directors

Our independent directors will receive an annual fee of $30,000. In addition to the annual fee, we will reimburse our independent directors for any reasonable out-of-pocket expenses incurred for its service as a director. In addition, the chairman of the audit committee will receive an annual fee of $10,000 for his or her additional services, if any, in this capacity. In addition, we purchase directors’ and officers’ liability insurance on behalf of our directors and officers.

Messrs. Sher and Wheeler do not receive any compensation for their service as directors.

Compensation of Executive Officers

None of our executive officers will receive any compensation for their service as our executive officers.

Compensation Committee Interlocks and Insider Participation

No compensation committee exists, and no deliberations occurred with respect to executive compensation, as no executive officers will receive any compensation for their service as executive officers.

Conflicts of Interest

For a discussion of the conflicts of interest facing the company and our policies to address these conflicts, see “Conflicts of Interest” on page 97 of this prospectus.

Our Advisor

Our advisor is Greenbacker Capital Management LLC. Our officers and two of our directors also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our members pursuant to the advisory agreement. Our advisor is indirectly majority-owned and controlled by GCM’s senior executives. The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
David Sher	53	Chief Executive Officer and Senior Managing Director
Charles Wheeler	56	Chief Investment Officer and Senior Managing Director
Robert Sher	53	Managing Director
Richard C. Butt	61	Chief Financial Officer and Managing Director
Spencer Mash	36	Managing Director
Marcus Marcuson	46	Managing Director

For a description of Messrs. David Sher, Wheeler and Butt, see “—Directors and Executive Officers” above.

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Robert Sher has served as a Managing Director of GCM since August 2012 and as Managing Director of Greenbacker Group LLC since February 2011. Prior to joining GCM, from 2008 to 2009, Mr. Sher consulted for Globus Renewables, an Irish-based renewable energy fund focused on the acquisition of wind and solar properties in Spain and Ireland. Mr. Sher co-founded three diverse entrepreneurial ventures including a statistical arbitrage hedge fund, an innovative institutional brokerage company, as well as a financial technology company. In 2002, Mr. Sher co-founded ESP Technologies, where he served as the Head of Operations and Registered Securities Principal of its broker/dealer business until 2008. In May of 2007, that company was sold to a group of investors. In 1999, Mr. Sher was a founder of ElephantX dot com Inc, where he served as the President, Head of Operations and served on the firm’s board of directors until 2002, when ElephantX dot com Inc was sold and renamed as ESP Technologies. Prior to being a founder of ElephantX dot com Inc, from 1997 to 1999, Mr. Sher co-founded and ran operations as the Director of Operations for Lafayette Capital Management LLC, a New York-based statistical arbitrage hedge fund. Mr. Sher started his career at Citibank NA, where he managed emerging markets customer service and accounting teams, servicing their institutional client base from 1991 to 1997.

Mr. Sher holds a Masters of International Affairs, International Policy Analysis and Management Columbia University and Bachelor of Arts in History and Political Science from Rutgers University.

Mr. Sher has experience in the renewable energy sector, including consulting on finance proposals to purchase various utility scale wind projects (400MW) in Valencia and Catalunya, Spain. In addition, since joining Greenbacker Group, LLC, Mr. Sher has originated solar deals comprising over 75MW of rated capacity in New Jersey (e.g., 1.5MW in Medford Township, 10MW in White Township, 20MW in Tinton Falls, and 38MW in Pemberton), Florida (e.g., 335KW in Gainesville), and Canada (10MW in projects under the micro feed-in tariff (MicroFIT) program in Ontario). Robert Sher is the brother of David Sher, a director on our board of directors.

Spencer Mash has served as a Managing Director of GCM since August 2012 and as Managing Director of Greenbacker Group LLC since February 2011. Mr. Mash has experience in structuring, modeling, performing diligence for, and executing transactions such as mergers and acquisitions, investments in private debt securities and bankruptcy restructurings. Prior to joining GCM, from 2010 to 2011, Mr. Mash was employed by TM Capital Corp., a boutique investment bank where he focused on sell side mergers and acquisitions assignments and bankruptcy restructurings. From 2008 to 2009, Mr. Mash was an investment analyst at Gandhara Capital LTD, a long / short hedge fund investing in global large cap public equity. From 2005 to 2008, Mr. Mash was employed by Deerfield Capital Management in its Leveraged Finance Group. Mr. Mash’s duties included performing in-depth due diligence and financial analyses, negotiating loan documentation and monitoring for over 20 investments in private middle market first lien, second lien, mezzanine and one-stop senior secured debt investments. From 2003 to 2005, Mr. Mash was an analyst at Bank of America Merrill Lynch, where he analyzed, structured and marketed financial sponsor- and mergers and acquisitions-related leveraged loan and high yield securities.

Mr. Mash graduated magna cum laude from The University of Pennsylvania’s Wharton School of Business with a Bachelor of Science in Economics with a concentration in Finance and Marketing.

Marcus Marcuson is Managing Director of business development at GCM. Mr. Marcuson has 18 years of financial services sales experience as a licensed producer in both retail and institutional organizations. Prior to joining Greenbacker Capital, Mr. Marcuson worked as Managing Director of Quantitative Research Sales at SJ Levinson & Sons, a closely-held brokerage firm serving institutional clients. Mr. Marcuson served as Vice President of Sales at ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds, from 2004 to 2010. He was the top producer for the company and instrumental in building out the firm’s revenues, client roster and expansion into international business. Marcus began his career specializing in municipal and taxable bond portfolios at a boutique investment firm in San Diego in 1996. He then raised assets as a producing broker and financial advisor at some of the largest wire houses and banks, including Morgan Stanley and Wells Fargo. He focused on providing prudent financial guidance and customized investment solutions for high net worth families, corporations and their executives.

Mr. Marcuson holds a Bachelor of Arts in Economics from Point Loma Nazarene University.

A Global Energy Partner

In its role as strategic partner to our advisor, GGIC, LTD (“GGIC”) will assist our advisor in identifying and evaluating investment opportunities and monitoring those investments over time. This unique relationship allows our advisor to leverage the relationships, expertise, origination capabilities, and proven investment and monitoring processes used by GGIC.

GGIC is managed by Franklin Park Holdings, a firm that focuses on investments in the global power and utilities sector and has developed, invested in and managed power and utility projects in the United States, Asia and Latin America. Between 2007 and 2012 FPH was responsible for developing, implementing and managing the businesses of GGIC. FPH owns an interest in the operating assets of GGIC, including an indirect investment in our advisor, GCM. In addition to their experience with GGIC, FPH’s management team, Thomas Tribone, Sonny Lulla and Robert Venerus are former Senior Executives of The AES Corporation, a Fortune 200 power company. Sonny Lulla serves on GCM’s investment committee.

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Investment Committee

All investment decisions made by GCM require the unanimous approval of its investment committee, which is comprised of Charles Wheeler, who also serves as President and Chief Executive Officer of the company, and is Senior Managing Director and Chief Investment Officer of our advisor and a member of our board of directors, David Sher, who serves as Chief Executive Officer of our advisor and is a member of our board of directors, and Sonny Lulla, who is a representative of GGIC, LTD, which is a strategic investor in our advisor. The investment committee, among other things:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective projects);

•	closes and monitors the investments we make; and

•	assists in the preparation of requests to members.

The following sets forth certain information regarding the members of GCM’s investment committee.

Sonny Lulla is a managing partner of Franklin Park Management (FPM) and Chief Executive Officer of Infrastructure India, PLC (IIP), a closed-end fund that invests in basic infrastructure assets in India. FPM is in the business of developing, owning and operating energy and infrastructure properties globally. While at FPM, Mr. Lulla co-founded Guggenheim Global Infrastructure Company, a partnership with Guggenheim Partners, to invest in and manage infrastructure businesses in the United States, South America and Southeast Asia. Mr. Lulla has over twenty years of experience in mergers and acquisitions, business operations and improvement, and financing. Previously, he held leadership positions in power and utilities management and financing at The AES Corporation, Morgan Stanley, CMS Energy Corporation and Credit Suisse First Boston.

Please see “Management—Directors and Executive Officers” for biographical information for Messrs. David Sher and Charles Wheeler.

ADVISORY AGREEMENT

Advisory Services

GCM, a private firm that is registered as an investment adviser under the Advisers Act, serves as our advisor. Under the direction of our board of directors, GCM manages our day-to-day operations and provides advisory and management services to us. Under the terms of the advisory agreement, GCM will, among other things:

•	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective projects);

•	close and monitor the investments we make; and

•	assist in the preparation of requests to members.

We currently expect our advisor and its officers and employees to spend substantially all of their time and resources on us. Pursuant to the advisory agreement, officers and personnel of the advisor who provide services to us must comply with our code of business conduct and ethics, including the conflicts of interest policy included in the code of business conduct and ethics. However, GCM’s services under the advisory agreement are not exclusive, and it, and its members and affiliates, are free to furnish similar services to other entities so long as its services to us are not impaired.

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The advisory agreement was previously approved by our board of directors and became effective as of April 25, 2014, the date we commenced operations. Unless earlier terminated as described below, the advisory agreement will remain in effect for a period of one year from the date it became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of our independent directors. The advisory agreement was re-approved in March 2015 and February 2016 for the one-year periods commencing April 25, 2015 and April 25, 2016, respectively.

We may terminate the advisory agreement, without penalty, upon 60 days’ written notice. The decision to terminate the advisory agreement may be made by a majority of our independent directors. In addition, GCM may terminate the advisory agreement with us upon 120 days’ written notice. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

Pursuant to the advisory agreement, which has been approved by our board of directors, GCM is authorized to retain one or more subadvisors with expertise in our target assets to assist GCM in fulfilling its responsibilities under the advisory agreement.

However, GCM will be required to monitor any subadvisor to ensure that material information discussed by management of any subadvisor is communicated to our board of directors, as appropriate.

If GCM retains any subadvisor to assist it in fulfilling its responsibilities under the advisory agreement, our advisor will pay such subadvisor a portion of the fees that it receives from us. We will not pay any additional fees to a subadvisor. While our advisor will oversee the performance of any subadvisor, our advisor will remain primarily liable to us to perform all of its duties under the advisory agreement, including those delegated to any subadvisor.

GCM has a fiduciary responsibility to us pursuant to the advisory agreement.

Management Fee and Incentive Allocation and Distribution

Pursuant to the advisory agreement, we pay GCM a base management fee for advisory and management services. The base management fee is calculated at a monthly rate of 0.167% (2.00% annually) of our gross assets (including amounts borrowed). For services rendered under the advisory agreement, the base management fee is payable monthly in arrears. The base management fee is calculated based on the average of the values of our gross assets for each day of the prior month. Base management fees for any partial period will be appropriately pro-rated.

GCM may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a deferred fee not taken as to any period will be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as GCM may determine in its sole discretion.

In addition, the Special Unitholder, an entity affiliated with our advisor, holds the special unit in the company entitling it to an incentive allocation and distribution. Pursuant to our LLC Agreement, the incentive allocation and distribution, or incentive distribution, is comprised of three parts as follows:

Income Incentive Distribution

The first part, the income incentive distribution, is calculated and payable quarterly in arrears based on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means (1) interest income, (2) dividend, project and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive, but excluding any fees for providing managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness and preferred units of limited liability company interest, but excluding the incentive distribution). Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, our board of directors would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. GCM is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-incentive distribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the incentive distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

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Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of limited liability company interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

The Special Unitholder shall receive an incentive distribution with respect to our pre-incentive distribution net investment income in each fiscal quarter as follows:

•	no incentive distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•	100% of our pre-incentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide the Special Unitholder with 20% of our pre-incentive distribution net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•	20% of the amount of our pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

The following is a graphical representation of the calculation of the income-related portion of the incentive distribution:

Quarterly Incentive Distribution Based on Net Investment Income

Pre-incentive distribution net investment income
(expressed as a percentage of the value of average adjusted capital)

Percentage of pre-incentive distribution net investment income allocated to the Special Unitholder

These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive distribution hurdle rate and may result in an increase of the amount of incentive distributions payable to the Special Unitholder with respect to pre-incentive distribution net investment income.

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Capital Gains Incentive Distribution

The second part of the incentive distribution, the capital gains incentive distribution, is determined and payable in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive distributions. For purposes of calculating the foregoing: (1) the calculation of the incentive distribution shall include any capital gains that result from cash distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterly valuations will be determined by us in accordance with our valuation procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such period will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the structure of the incentive distribution, it is possible that the Special Unitholder may be entitled to receive an incentive distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive distribution even if we have incurred a loss in that fiscal quarter due to realized or unrealized losses on our investments.

Liquidation Incentive Distribution

The third part of the incentive distribution, which we refer to as the liquidation incentive distribution, will equal 20.0% of the net proceeds from a liquidation of the company in excess of adjusted capital, as calculated immediately prior to liquidation. In the event of any liquidity event that involves a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange, if that liquidity event produces a listing premium (which we define as the amount, if any, by which our listing value following such liquidity event exceeds the adjusted capital, as calculated immediately prior to such listing), the liquidation incentive distribution, which will equal 20% of any listing premium, will be determined and payable in arrears 30 days after the commencement of trading following such liquidity event. For the purpose of calculating this distribution, our “listing value” will be the product of: (i) the number of listed shares and (ii) average closing price per share over the 30 trading-day period following such liquidity event. For the purpose of calculating the listing premium, any cash consideration received by members in connection with any such liquidity event will be included in (as an addition to) our listing value. In the event that the members receive non-listed securities as full or partial consideration with respect to any listing, no value will be attributed to such non-listed securities. For a description of our potential liquidity events, see “Liquidity Strategy.”

The liquidation incentive distribution is payable in cash or shares, or in any combination thereof.

Trigger Event

Upon the occurrence of a (1) non-renewal of the advisory agreement upon the expiration of its then current term; (2) termination of the advisory agreement for any reason under circumstances where an affiliate of Greenbacker Group LLC does not serve as the advisor under any replacement advisory agreement; or (3) resignation of GCM under the advisory agreement, which we refer to as a “trigger event”, we will have the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or shares, at the option of the Special Unitholder. We must purchase any such interests within 120 days after giving the Special Unitholder written notice of our desire to repurchase the special unit or the special preferred stock. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement. (See “The Offering—Management Fees and Incentive Distributions”).

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Examples of Quarterly Incentive Distribution Calculation

Example 1: Income-Related Portion of Incentive Distribution:

Alternative 1

Assumptions

Investment income (including interest, distributions, fees, etc.) = 1.25%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.500%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income (investment income – (management fee + other operating expenses)) = 0.55%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive distribution.

Alternative 2

Assumptions

Investment income (including interest, distributions, fees, etc.) = 2.70%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.50%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income (investment income – (management fee + other operating expenses)) = 2.00%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive distribution payable by us to GCM.

Incentive distribution = 100% × pre-incentive distribution net investment income, subject to the “catch-up” (3)

= 100% × (2.00% – 1.75%)

= 0.25%

Alternative 3

Assumptions

Investment income (including interest, distributions, fees, etc.) = 3.00%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.50%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income (investment income – (management fee + other operating expenses)) = 2.30%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive distribution made to the Special Unitholder.

Incentive distribution = 20% × pre-incentive distribution net investment income, subject to “catch-up” (3)

Incentive distribution = 100% × “catch-up” + (20% × (pre-incentive distribution net investment income – 2.1875%))

Catch-up = 2.1875% – 1.75%

= 0.4375%

Incentive distribution = (100% × 0.4375%) + (20% × (2.3% – 2.1875%))

= 0.4375% + (20% × 0.1125%)

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= 0.4375% + 0.0225%

= 0.46%

(1)	Represents 7.00% annualized hurdle rate.
(2)	Represents 2.00% annualized management fee.
(3)	The “catch-up” provision is intended to provide the Special Unitholder with an incentive distribution of 20% on all of our pre-incentive distribution net investment income as if a hurdle rate did not apply when our net investment income exceeds 2.1875% in any fiscal quarter.

Example 2: Capital Gains Portion of Incentive Distribution:

Alternative 1

Assumptions

•	Year 1: $20 million investment made in company A (“Investment A”), and $30 million investment made in company B (“Investment B”)

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

•	Year 3: FMV of Investment B determined to be $25 million

•	Year 4: Investment B sold for $31 million

The capital gains portion of the incentive distribution would be:

•	Year 1: None

•	Year 2: Capital gains incentive distribution of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%)

•	Year 3: None

•	Year 4: Capital gains incentive distribution of $200,000

$6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (capital gains fee taken in Year 2)

Alternative 2

Assumptions

•	Year 1: $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”)

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

•	Year 4: FMV of Investment B determined to be $35 million

•	Year 5: Investment B sold for $20 million

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•	Year 2: $5 million capital gains incentive distribution

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•	20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)

•	Year 3: $1.4 million capital gains incentive distribution(1)

$6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million capital gains fee received in Year 2

•	Year 4: None

•	Year 5: None

$5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative capital gains fee paid in Year 2 and Year 3

(1)	As illustrated in Year 3 of Alternative 1 above, if we were to be wound up on a date other than December 31st of any year, we may have paid aggregate capital gains incentive distributions that are more than the amount of such fees that would be payable if we had been wound up on December 31 of such year.

Example 3: Liquidation Incentive Distribution

Alternative 1

Assumptions

•	Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•	Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 million.

•	Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C Determined to be $20 million.

•	Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 million.

•	Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $55 million. All proceeds, net of any capital gains incentive distributions payable, are returned to members.

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•	Year 2: Incentive distribution on capital gains during operations of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•	Year 3: None

•	Year 4: None

•	Year 5: No liquidation incentive distribution due—Liquidation proceeds of $55 million are less than adjusted capital immediately prior to liquidation ($61 million).

Alternative 2

Assumptions

•	Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

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•	Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 million.

•	Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C determined to be $20 million.

•	Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 million.

•	Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $80 million. All proceeds, net of any capital gains incentive distributions payable, are returned to members.

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•	Year 2: Incentive distribution on capital gains during operations of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•	Year 3: None

•	Year 4: None

•	Year 5: $3.8 million liquidation incentive distribution—20.0% multiplied by liquidation proceeds ($80 million) in excess of adjusted capital immediately prior to liquidation ($61 million), or $19 million.

Alternative 3 (If the liquidity event is a listing)

Assumptions

•	Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•	Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members.

Incentive distribution on capital gains paid to GCM of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•	Year 3: No change in adjusted capital.

•	Year 4: No change in adjusted capital.

•	Year 5: All shares of the company are listed on a national securities exchange. The listing value is $85 million.

The liquidation incentive distribution in this example would be:

Year 5: $4.8 million liquidation incentive distribution (20% multiplied by $24 million listing premium ($85 million listing value in excess of $61 million of adjusted capital immediately prior to listing)).

The returns shown are for illustrative purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

Payment of Our Expenses

Our primary operating expenses are the payment of advisory fees and other expenses under the advisory agreement and other expenses necessary for our operations. Our advisory fee compensates GCM for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments. We may also pay fees and expenses on a direct cost basis to Greenbacker Administration or others engaged by Greenbacker Administration for the administrative services they provide directly or indirectly under the administration agreement.

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The company will bear all other expenses of its operations and transactions, including (without limitation) fees and expenses relating to:

•	corporate and organizational expenses relating to offerings of our shares, subject to limitations included in the advisory agreement;

•	the cost of effecting sales and repurchase of shares and other securities;

•	investment advisory fees;

•	fees payable to third parties relating to, or associated with, making investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments;

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing efforts;

•	U.S. federal and state registration fees;

•	U.S. federal, state and local taxes;

•	independent directors’ fees and expenses;

•	costs of proxy statements, members’ reports and notices;

•	fidelity bond, directors and officers/errors and omissions liability insurance and other insurance premiums;

•	direct costs such as printing, mailing, long distance telephone, and staff;

•	fees and expenses associated with independent audits and outside legal costs, including compliance with the Sarbanes-Oxley Act of 2002;

•	costs associated with our reporting and compliance obligations under applicable U.S. federal and state securities laws;

•	brokerage commissions, origination fees and any investment banking fees related to our investments;

•	all other expenses incurred by GCM, in performing its obligations subject to the limitations included in the advisory agreement; and

•	all other expenses incurred by either the Administrator, its delegates or us in connection with administering our business, including payments for the administrative services the Administrator provides under the administration agreement that will be based upon our allocable portion (subject to the review and approval of our board of directors) of the Administrator’s overhead and other expenses.

Pursuant to an expense reimbursement agreement between us and our advisor (i) for the period beginning January 30, 2014 and ending December 31, 2014, our advisor paid operating expenses for us in an amount sufficient to keep our total annual operating expenses (exclusive of interest, taxes dividend expense, borrowing costs, organizational and extraordinary expenses), or the “expenses”, at percentages of average net assets of such class for any calculation period no higher than 5.0% for Class A, C and I shares, or the “Maximum Rates”, and (ii) we reimbursed our advisor, within 30 days of delivery of a request in proper form, for such expenses, provided that such repayments did not cause the total expenses attributable to a share class during the year of repayment to exceed the Maximum Rates. The expense reimbursement agreement expired in December 2016.

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Organization and Offering Expenses

We will reimburse our advisor and its affiliates for organization and offering expenses it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be 1.5% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including but not limited to:

•	Our legal, accounting, printing, mailing and filing fees;

•	Charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering;

•	Reimbursement of bona fide due diligence expenses of broker-dealers;

•	Reimbursement of our advisor for costs in connection with preparing sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers; and

•	Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs and costs and expenses associated with the facilitation of the marketing of shares and the ownership of shares by such broker-dealers’ customers, which will be included in underwriting compensation.

Other Operating Expenses

We will reimburse the expenses incurred by GCM or its affiliates in connection with its provision of services to us, including the investigation and monitoring of our investments and costs incurred in connection with GCM’s valuation methodologies or the effecting of sales and repurchases of our shares and other securities. We will not reimburse our advisor or its affiliates for (i) rent or depreciation, utilities, capital equipment and other administrative items; (ii) salaries, fringe benefits and other similar items incurred or allocated to any controlling person of GCM; (iii) the salaries and benefits paid to any executive officer or board member of GCM; or (iv) any services for which GCM receives a separate fee.

Indemnification

The advisory agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, GCM and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of GCM’s services under the advisory agreement or otherwise as advisor of Greenbacker Renewable Energy Company LLC. Notwithstanding the above, our LLC Agreement provides that we shall not hold harmless our advisor or any of its affiliates for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined in good faith that the course of action leading to the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•	the loss or liability was not the result of negligence or misconduct; and

•	the indemnification is recoverable only out of net assets and not from our members.

Organization of GCM

GCM is a Delaware limited liability company. The principal executive offices of GCM are located at 369 Lexington Avenue, Suite 312, New York, NY 10017.

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COMPENSATION OF THE ADVISOR AND THE DEALER MANAGER

The dealer manager will receive compensation and reimbursement for services relating to this offering and we compensate GCM for the investment and management of our projects. The most significant items of compensation, fees, expense reimbursements and other payments that we expect to pay to these entities and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares were sold at their initial offering prices of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share through distribution channels associated with the highest possible selling commissions and dealer manager fees. For illustrations of how the base management fee, the subordinated incentive distribution on income, the incentive distribution on capital gains and the subordinated listing incentive distribution are calculated, see “Advisory Agreement—Management Fee and Incentive Allocation and Distribution.”

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Fees to the Dealer Manager
Selling Commissions(1)

7.00% of gross offering proceeds from the sale of Class A shares and up to 3.00% of gross offering proceeds from the sale of Class C shares; all selling commissions are expected to be re-allowed to selected broker-dealers.

Investors will not pay any selling commissions with respect to Class I shares.

Actual amounts depend upon the number of shares of each class purchased and, therefore, cannot be determined at this time. The aggregate selling commissions will equal $56,000,000 if we sell the maximum offering, assuming that all shares sold are Class A shares, the maximum selling commissions are paid for each primary offering share, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee(1)	The dealer manager will receive a dealer manager fee of up to 2.75% of gross offering proceeds from the sale of Class A and Class C shares and 1.75% of gross offering proceeds from the sale of Class I shares. The dealer manager fee is payable by investors with respect to their shares purchased, at the time of investment. No dealer manager fee will be paid for sales pursuant to the dividend reinvestment plan. A portion of the dealer manager fee may be re-allowed to selected broker-dealers.	Actual amounts depend upon the number of shares of each class purchased and, therefore, cannot be determined at this time. The aggregate dealer manager fee will equal $22,000,000 if we sell the maximum offering, assuming that all shares sold are Class A shares and/or Class C shares, the maximum dealer manager fee is paid for each primary offering share, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Distribution Fee(2)	We will not pay a distribution fee with respect to Class A and Class I shares. With respect to our Class C shares only, we will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to Class C shares sold in this offering until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class C shares no longer being outstanding. The dealer manager may re-allow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee is payable monthly in arrears. The distribution fee is payable with respect to all Class C shares, including Class C shares issued under our distribution reinvestment plan.	Actual amounts depend upon the number of Class C shares purchased and, therefore, cannot be determined at this time. The distribution fee will equal $8,000,000.00 per annum if we sell the maximum offering, assuming all shares sold are Class C shares, that the net asset value per Class C shares remains the same as the net asset value per Class C share at the commencement of this offering and no reallocation of shares between our primary offering and our distribution reinvestment plan.

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Reimbursement to Our Manager

Other organization and offering expenses(2)	We will reimburse GCM for the organizational and offering costs (other than selling commissions, dealer manager fees and distribution fees) it has incurred on our behalf only to the extent that the reimbursement would not cause the selling commissions, dealer manager fee and the other organizational and offering expenses borne by us to exceed 15% of the gross offering proceeds as the amount of proceeds increases. We have targeted an offering expense ratio of 1.5% for organizational and offering expenses.

Based on our current estimate, we estimate that these expenses would be $15,000,000, or 1.5% of the gross offering proceeds from the primary offering and the distribution reinvestment plan, if we use the maximum amount offered.

Management Fee and Incentive Allocation and Distribution

Base Management Fee	The base management fee payable to GCM is calculated at a monthly rate of 0.167% (2.00% annually) of our gross assets (including amounts borrowed). For services rendered under the advisory agreement, the base management fee is payable monthly in arrears. The base management fee is calculated based on the average of the values of our gross assets for each day of the prior month. Base management fees for any partial period will be appropriately pro-rated. The base management fee may be deferred or waived, in whole or part, at the election of the advisor. All or any part of the deferred base management fee not taken as to any period shall be deferred without interest and may be taken in any period prior to the occurrence of a liquidity event as the advisor shall determine in its sole discretion.	These amounts cannot be estimated since they are based upon the average of the values of the gross assets held by us.

Incentive Allocation and Distribution	Under our LLC Agreement, the Special Unitholder, an entity affiliated with our advisor, is entitled to receive the incentive distribution based on our performance. The incentive distribution is comprised of three parts: the income incentive distribution, the capital gains incentive distribution and the liquidation incentive distribution, as described in detail below. (See “The Offering—Management Fees and Incentive Distributions”).

These amounts cannot be estimated since they are based upon the performance of the assets held by us.

For examples of calculations of the incentive distribution, see “Examples of Quarterly Incentive Distribution Calculation” on page 86 of this prospectus under “Advisory Agreement.”

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Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Reimbursement of Operating Expenses	We will reimburse the expenses incurred by GCM and its affiliates directly or indirectly in connection with its provision of services to us, including the investigation and monitoring of our investments and costs incurred in connection with GCM’s valuation methodologies or the effecting of sales and repurchases of our shares and other securities. We will not reimburse GCM or its affiliates for (i) rent or depreciation, utilities, capital equipment and other administrative items; (ii) salaries, fringe benefits and other administrative items incurred or allocated to any controlling person of GCM; or (iii) any services for which GCM receives a separate fee.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Distribution upon Termination of the Advisory Agreement	Upon the occurrence of a trigger event, we will have the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or shares, at the option of the Special Unitholder. We must purchase any such interests within 120 days after giving the Special Unitholder written notice of our desire to repurchase the special unit or the special preferred stock. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement.	These amounts cannot be estimated since they are based upon the performance of the assets held by us.

(1)	Unless otherwise indicated, assumes we sell the maximum of $800,000,000 in shares in our primary offering and excludes the sale of any units under our distribution reinvestment plan, which may be used for repurchases or other purposes. The selling commissions and dealer manager fees may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. No selling commissions or dealer manager fees will be paid in connection with sales under our distribution reinvestment plan. In addition, we may reimburse the dealer manager for due diligence expenses included in detailed and itemized invoices.
(2)	Since April 25, 2014, the date we began operations, we began directly incurring some organizational and offering expenses, as well as other expenses. The organizational and offering expense and other expense reimbursements may include a portion of costs incurred by GCM, its members and its affiliates on our behalf for legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by GCM, its members or affiliates. We will not reimburse GCM for the salaries and benefits to be paid to our named executive officers. “Other Organization and Offering Expenses” may be used for underwriting compensation. Assuming selling commissions and the dealer manager fee equal, in the aggregate, 9.75% of the gross proceeds of the primary offering (which assumes all offering proceeds come from Class A shares), up to 0.25% of the offering proceeds may be used for underwriting compensation. In the event the aggregate selling commissions and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and the ownership of units by such broker-dealers’ customers will be included in underwriting compensation. We will reimburse our advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. We also will pay a $25.00 fee per subscription agreement to Strategic Capital for reviewing and processing subscription agreements.

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See “Advisory Agreement” and “Certain Relationships and Related Party Transactions” for a more detailed description of the fees and expenses payable to the advisor, and the conflicts of interest related to these arrangements.

ADMINISTRATIVE SERVICES

Greenbacker Administration LLC, a Delaware limited liability company and an affiliate of our advisor, will serve as our Administrator. Pursuant to an administration agreement, the Administrator will furnish us with clerical, bookkeeping and record keeping services. Under the administration agreement, the Administrator also will perform, or oversee the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our members. In addition, the Administrator will oversee the preparation and filing of our tax returns and the printing and dissemination of reports to our members, and generally oversee the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the administration agreement will be equal to an amount based upon our allocable portion (subject to the review and approval of our board of directors) of Greenbacker Administration’s overhead in performing its obligations under the administration agreement, including the fees and expenses associated with performing compliance functions. The administration agreement has an initial term of two years and may be renewed with the approval of our board of directors. The administration agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that Greenbacker Administration outsources any of its functions, we will pay the fees associated with such functions on a direct basis without any incremental profit to Greenbacker Administration.

As of the date hereof, Greenbacker Administration has delegated certain of its administrative functions to US Bancorp Financial Services LLC as well as accounting for our investments to an independent firm which provides outsourced bookkeeping and accounting services. Greenbacker Administration may enter into similar arrangements with other third party administrators, including with respect to accounting and administrative services. In the future, Greenbacker Administration may perform certain asset management and oversight services, as well as asset accounting and administration services, for the company. It is anticipated, however, that Greenbacker Administration will delegate such administrative functions for the benefit of the company.

The administration agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator and its officers, manager, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the administration agreement or otherwise as our Administrator.

The Administrator’s address is 369 Lexington Avenue, Suite 312, New York, NY 10017.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board of directors oversees our management. However, we have entered into the advisory agreement with our advisor, GCM, pursuant to which GCM is responsible for managing us on a day-to-day basis and identifying and making investments on our behalf. GCM is a joint venture between Greenbacker Group LLC and Strategic Capital, an affiliate of the dealer manager, and certain of our directors and/or officers. Strategic Capital, an affiliate of the dealer manager, which owns a 25% interest in our advisor, generally provides to us, on behalf of our advisor, certain non-investment advisory services, including but not limited to formation services related to our company and the structure of our organization, financial and strategic planning advice and analysis, overseeing the development of marketing materials, selecting and negotiating with third party vendors and other administrative and operational services. Strategic Capital exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations. In connection with providing such services, Greenbacker Group LLC has agreed to pay Strategic Capital an aggregate of $1,250,000 in fees of which $250,000 is outstanding as of September 30, 2016 but not payable until the earlier of the receipt by the company of at least $250 million in gross offering proceeds or completion of the offering. We expect to reimburse such fees in connection with our obligation to reimburse our advisor and its affiliates for certain organization and offering expenses incurred by them on our behalf, subject to the limitation that such reimbursements would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. Through each of their ownership interests in Greenbacker Group LLC, Charles Wheeler, our Chief Executive Officer, President and a member of our board of directors (Mr. Wheeler also serves as Chief Investment Officer and Senior Managing Director of our advisor, as well as President, CEO and as a director of GREC), and David Sher, a member of our board of directors, indirectly own an 11.00% and 7.16% interest, respectively, in our advisor. In addition, several of our officers and directors, including Messrs. Sher and Wheeler, are officers of our advisor. See “Management—Our Advisor.” As a result, the advisory agreement between us and our advisor was negotiated between related parties, and its terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. For a more complete explanation of these relationships, see “Conflicts of Interest” and “Risk Factors—Risks Related to Our Advisor and Its Affiliates.”

Except for the advancement of funds pursuant to certain indemnification provisions of our LLC Agreement, no loans, credit facilities, credit agreements or otherwise will be made by us to our advisor or any of its affiliates. Our advisor, the dealer manager and their affiliates will receive the compensation described under “Compensation of the Advisor and the Dealer Manager” and “Conflicts of Interest” on pages 92 and 97, respectively, of this prospectus.

Our advisor’s services under the advisory agreement will not be exclusive, and it may furnish the same or similar services to other entities, including businesses that may directly or indirectly compete with us, so long as its services to us are not impaired by the provision of such services to others, and provided that the advisor notify us prior to being engaged to serve as an adviser to a fund or another company having a similar investment strategy.

With respect to our renewable energy, energy efficiency and sustainability investments, our advisor does not currently target similar investment opportunities for other clients. This may change in the future, however. See “Conflicts of Interest” on page 97 of this prospectus.

We have entered into license agreements with GCM, pursuant to which it has agreed to grant us a non-exclusive, royalty-free license to use the name “Greenbacker Renewable Energy Company LLC.” In addition, we have entered into an administration agreement with Greenbacker Administration, pursuant to which the Administrator will provide us with administrative services and will receive the compensation described under “Administrative Services.” As of the date hereof, Greenbacker Administration has delegated certain of its administrative functions to US Bancorp Financial Services LLC as well as accounting for our investments to independent firm which provides outsourced bookkeeping and accounting services. Greenbacker Administration may enter into similar arrangements with other third party administrators, including with respect to cash management and accounting services.

Capital Contribution Agreement

On December 29, 2014, we entered into a capital contribution agreement with our advisor and Greenbacker Group LLC, a direct owner of our advisor, wherein $193,000 was contributed to the company pursuant to the terms of such agreement. The company will at no time be under any obligation to return any such contributions or pay any interest thereon.

Our Strategic Investor

GGIC is a strategic investor in GCM. One representative of GGIC is a member of GCM’s investment committee. As such, leveraging GGIC’s expertise, global deal origination capabilities, and existing investment and monitoring processes, they will assist GCM with identifying and evaluating investment opportunities and monitoring investments. GGIC focuses on investments in the global infrastructure sector. It has developed, invested in and managed energy and infrastructure projects in Asia, Latin America and the US. In addition, GGIC’s principals have extensive experience in the acquisition, management and disposition of US power and utility assets.

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CONTROL PERSONS AND PRINCIPAL MEMBERS

The following table sets forth, as of September 30, 2016, information with respect to the beneficial ownership of our shares by:

•	each person known by us to beneficially own more than 5% of any class of outstanding shares;

•	each of our directors, director nominees and named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage of all Shares
Greenbacker Group LLC	120,266	0.92%
Greenbacker Capital Management LLC(2)	23,081	0.17%
David Sher	—	—
Charles Wheeler	—	—
Richard C. Butt	—	—
Kathleen Cuocolo	—	—
Robert Herriott	—	—
David Kastin	—	—
All officers and directors as a group (6 persons)	—	—

____________

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Greenbacker Capital Management LLC, 369 Lexington Avenue, Suite 312, New York, NY 10017.
(2)	Greenbacker Capital Management LLC, GCM, is a majority-owned subsidiary of Greenbacker Group, LLC. The board of managers of Greenbacker Group, LLC has investment power over the Class A shares held by GCM, including the power to dispose, or to direct the disposition, of such shares. The following individuals are the members of the board of managers of Greenbacker Group, LLC: David Sher and Charles Wheeler.

CONFLICTS OF INTEREST

GCM and certain of its affiliates will have certain conflicts of interest in connection with the management of our business affairs including the following:

•	Regardless of the quality of the assets acquired, the services provided to us or whether we pay distributions to our members, GCM will receive certain fees in connection with its services to us as our external manager;

•	The agreements between us and our advisor or its affiliates are not arm’s length agreements. In addition, as a result of the fact that we have some common management with our advisor, our board of directors may encounter conflicts of interest in enforcing our rights against GCM and its affiliates in the event of a default by, or disagreement with, any of GCM and its affiliates or in invoking powers, rights or options pursuant to any agreement between any of them and us;

•	Our advisor will calculate the net asset value of our portfolio and, because the base management fee is payable based upon the average of the values of our gross assets for each day of the prior month, a higher net asset value of our portfolio would result in a higher base management fee to our advisor. Our advisor may utilize an independent valuation firm engaged by our board of directors to review our internal estimate of fair value for each investment. We expect to value our projects and investments quarterly at fair value as approved in good faith by our board of directors based on input from our advisor, an independent valuation firm engaged by our board of directors, if any, and our audit committee. See “Determination of Net Asset Value”;

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•	GCM and its affiliates and our officers and directors are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of GCM and its affiliates and our officers and directors; however, during this offering, GCM and its affiliates and our officers and directors do not intend to sponsor another public vehicle that invests primarily in our target assets; moreover, our code of business conduct and ethics contains a conflicts of interest policy that prohibits its directors and executive officers, as well as personnel of the advisor who provide services to the company, from engaging in any transaction that involves an actual conflict of interest with the company without the approval of a majority of our independent directors; and

•	GCM does not currently manage other clients; however, GCM is not prohibited from doing so and GCM may determine it is appropriate for us and one or more other clients managed in the future by GCM or any of its affiliates to participate in an investment opportunity. These co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. To mitigate these conflicts, GCM will seek to execute such transactions for all of the participating investment accounts, including us, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments and the investment programs and portfolio positions of us, the clients for which participation is appropriate and any other factors deemed appropriate. GCM will also consider whether the transaction complies with the terms of our LLC Agreement or the partnership or limited liability company agreement of such other programs.

Provisions in Our LLC Agreement Relating to Conflicts of Interest

Our LLC Agreement contains restrictions regarding conflicts of interest, including the following:

•	Our advisory agreement and Compensation: Our board of directors will review and evaluate the performance of our advisor before renewing the advisory agreement. Our board of directors will monitor our advisor to assure that our administrative procedures, operations and programs are in our best interests and are fulfilled and that (i) the expenses incurred are reasonable, (ii) all front end fees are reasonable and do not exceed 18% of the gross proceeds of any offering regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering committed to investment in company assets is at least 82%. All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the company, directly or indirectly, shall be taken into consideration in computing the amount of allowable front end fees. Our board of directors will also determine that the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed by our advisor and our investment performance and that the provisions of the advisory agreement are being carried out. All agreements between us and our advisor will be approved by a majority of the independent directors. Our board of directors may consider all factors that they deem relevant in making these determinations.

•	Voting of shares owned by affiliates. GCM, our sponsor, our officers and directors, and their affiliates may not vote their shares regarding the removal of any of affiliates or any other transaction between such affiliates and us. All shares owned by GCM, our sponsor, our officers and directors, and their affiliates shall be excluded in determining the requisite percentage of interest in shares necessary to approve a matter on which GCM, our sponsor, our officers and directors, and their affiliates, as applicable, may not vote or consent.

•	Investments with affiliates: We will not invest in any asset or company in which our advisor, any of our directors or officers or any of their affiliates has a direct economic interest without a determination by the majority of our board of directors (including a majority of our independent directors) that such an investment is fair and reasonable to us. In addition, with respect to any potential debt investment in a portfolio company in which our sub-advisor has an equity interest, our advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

•	Purchase of assets from affiliates: We will not purchase assets from Greenbacker Group LLC, our advisor, our directors or any of their affiliates unless a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the assets to Greenbacker Group LLC, our advisor or its affiliates, or such director, unless there is a substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable.

•	Sale of assets to affiliates: We will not sell or lease assets to Greenbacker Group LLC, our advisor, our directors or any of their affiliates or to the directors without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction, that such transaction is fair and reasonable to us. In no event will the cost of any such assets to us exceed its then current appraised value.

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•	Loans to / from affiliates: We will not borrow money from Greenbacker Group LLC, our advisor, directors or any of their affiliates unless a majority of our board of directors (including a majority of our independent directors) not otherwise interested in transaction approve it as being fair, competitive and commercially reasonable to us and no less favorable to us than loans between unaffiliated parties under similar circumstances. Except for the advancement of funds pursuant to certain indemnification provisions of our LLC Agreement, we will not make loans to an entity in which Greenbacker Group LLC, our advisor or the directors or any of their affiliates have an interest unless an independent expert appraises the underlying collateral and there is a determination by a majority of our board of directors not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

•	Other restrictions on transactions with affiliates: Our advisor is prohibited from commingling our funds with the funds of any other entity or person for which it provides advisory or other services. Our advisor is prohibited from providing any financing with a term in excess of 12 months to us. In addition, our LLC Agreement prohibits our advisor and its affiliates from receiving or accepting any rebate, give-up or similar arrangement that is prohibited under U.S. federal or state securities laws. Our advisor and its affiliates are also prohibited from participating in any reciprocal business arrangement that would circumvent provisions of U.S. federal or state securities laws governing conflicts of interest or investment restrictions. We will not give our advisor an exclusive right to sell our assets.

A majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction must conclude that all other transactions between us and Greenbacker Group LLC, our advisor, any of the directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the advisory agreement, are provided to us by our advisor, will be embodied in a written contract, the material terms of which will be fully disclosed to our members in a prospectus supplement or another filing.

•	General partnerships and joint ventures: We may not invest in general partnerships or joint ventures with affiliates unless certain conditions described in our LLC Agreement are met.

•	Appraisal and compensation of roll-up transactions. Our LLC Agreement provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up”, an appraisal of all our assets will be obtained from a competent independent appraiser which will be filed with the SEC and applicable state regulators as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and shall indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent appraiser shall be for the exclusive benefit of our members. A summary of such appraisal will be included in a report to our members in connection with a proposed roll-up. All of our members will be afforded the opportunity to vote to approve such proposed roll-up, and members who vote “no” on the proposal shall be permitted the choice of:

(i)	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(ii)	one of the following:

(A)	remaining as members of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the member’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

(i)	that would result in the members having voting rights in a roll-up entity that are less than the rights provided for in the LLC Agreement;

(ii)	which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

(iii)	in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Summary of Our LLC Agreement — Access to Our Books and Records;” and or

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(iv)	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the members.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of this plan. The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in the shares by investing cash distributions in additional shares at the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. To the extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

Eligibility. Any investor who purchases shares in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for shares. We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares. There will be no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the reinvestment agent’s fees under the plan.

The broker-dealer or we will assume responsibility for blue sky compliance and performance of due diligence responsibilities and will contact members to ascertain whether the members continue to meet the applicable states’ suitability standards for participating in each reinvestment.

Participation. Participation in the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Stock Purchases. Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution reinvestment plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions we declare. For example, if our board of directors authorizes, and we declare, a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional shares, rather than receiving the cash distributions. Shares under our distribution reinvestment plan are offered at the price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as our shares offered pursuant to this prospectus.

If you do not wish to participate in the distribution reinvestment plan, no action will be required on your part to do so. If you are a registered member, you may elect to have your entire distribution reinvested in additional shares by notifying DST Systems, Inc., the reinvestment agent and our transfer agent and registrar, in writing so that such notice is received by the reinvestment agent no later than the record date for distributions to members. If you elect to reinvest your distributions in additional shares, the reinvestment agent will set up an account for shares you acquire through the plan and will hold such shares in non-certificated form. If your shares are held by a broker-dealer or other financial intermediary, you may “opt-in” to our distribution reinvestment plan by notifying your broker-dealer or other financial intermediary of your election. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the member in order to be eligible for this plan.

During each fiscal quarter, but in no event later than 30 days after the end of each fiscal quarter, our transfer agent will mail and/or make electronically available to each participant in the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of shares purchased during such quarter, and the per share purchase price for such shares. We reserve the right to amend, suspend or terminate the distribution reinvestment plan at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any distributions reinvested through the issuance of shares through our distribution reinvestment plan will increase our gross assets on which the management fee and the incentive distribution are determined and paid and/or made under the advisory agreement and our LLC Agreement, respectively.

Timing of Purchases. The plan administrator will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of the plan administrator, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants’ funds held by the plan administrator will be distributed to the participant.

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Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. See “U.S. Federal Income Tax Consequences—Participation in our Distribution Reinvestment Plan.”

Termination of Participation. A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to the plan administrator. To be effective on a distribution payment date, the notice of termination must be received by the plan administrator at least 10 days before that distribution payment date. Upon receipt of notice of termination from the participant, the plan administrator may also terminate any participant’s account at any time in its discretion by notice in writing mailed to the participant.

All correspondence concerning the plan should be directed to the plan administrator by mail at DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.

SUMMARY OF OUR LLC AGREEMENT

The following is a summary of the material provisions of our LLC Agreement. Our LLC Agreement sets forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and obligations of our members. This summary is not complete and is subject to and qualified by the detailed provisions of our LLC Agreement. Our LLC Agreement is incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K (see “The Offering — Incorporation of Certain Information by Reference”). Potential investors should study our LLC Agreement carefully before making any investment in our shares.

Establishment and Nature

We are organized as a limited liability company under the Delaware Limited Liability Company Act. We are managed by our advisor pursuant to an advisory agreement, subject to oversight by our board of directors.

Name and Address

We conduct business under the name “Greenbacker Renewable Energy Company LLC” with our principal office and place of business at 369 Lexington Avenue, Suite 312, New York, NY 10017 (unless we change the office with written notice to you).

Capital Contributions

Our Contribution

Our advisor has made an initial capital contribution of $201,000 in cash, in exchange for 20,100 Class A shares. Greenbacker Group LLC, the 75% owner of our advisor, has made an initial capital contribution of $1,700,000 in cash, in exchange for 170,000 Class A shares.

Members’ Contributions

The initial offering prices of the shares were: $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. Such prices may be adjusted by the board of directors.

No Further Contribution

After you pay for your shares, you will not have any further obligations to us or be required to contribute any additional capital to, or loan any funds to, us. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described under the caption “—Liability and Indemnification—Limited Liability of our Members.”

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Classes of Shares

Class A Shares

Each Class A share is subject to a selling commission of up to 7.00% per share and a dealer manager fee of up to 2.75% per share, in each case payable at the time of subscription. Investors will not pay selling commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan. Class A shares are available for purchase by the general public through a variety of distribution channels. In addition, our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers may only purchase Class A shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliates.

Class C Shares

Each Class C share is subject to a selling commission of up to 3.00% per share and a dealer manager fee of up to 2.75% per share, in each case payable at the time of subscription. We will not pay selling commissions or dealer manager fees on Class C shares sold pursuant to our distribution reinvestment plan. In addition, for Class C shares, we will pay the dealer manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. The distribution fee is calculated each day of a month by multiplying (x) the number of Class C shares outstanding each day during such month, by (y) 1/365th of 0.80% of the net asset value of the Class C shares on the date of such calculation. The net asset value of the Class C shares will be calculated and adjusted if necessary, on a quarterly basis. We will continue paying distribution fees with respect to the Class C shares sold in this offering (including Class C shares sold pursuant to the distribution reinvestment plan) until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. For detailed information regarding the underwriting compensation in this offering, see “Plan of Distribution—About the Dealer Manager.” The payment of distribution fees with respect to Class C shares out of cash otherwise distributable to holders of Class C shares will result in a lower amount of distributions being paid with respect to Class C shares. Class C shares are available for purchase by the general public through a variety of distribution channels.

Class I Shares

No selling commissions are paid for sales of any Class I shares, and we will not pay the dealer manager a distribution fee with respect to the Class I shares. Each Class I share is subject to a dealer manager fee of up to 1.75% per share, payable at the time of subscription. No dealer manager fees shall be payable on Class I shares sold pursuant to our distribution reinvestment plan. Class I shares are available for purchase by certain institutional clients.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed among all the holders of shares in proportion to the number of shares held by such holder, subject to any distributions due to the Special Unitholder and subject further to any preferential rights to distributions upon liquidation held by holders of preferred shares, if any. See “—Dissolution and Winding-Up” below.

Distributions

We began paying distributions in September 2014. We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis. Subject to the board of directors’ discretion and applicable legal restrictions, our board of directors intends to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. We will then calculate each member’s specific distribution amount for the month using record and declaration dates, and your distributions will begin to accrue on the date we accept your subscription for shares. From time to time, we may also pay interim distributions at the discretion of our board of directors. Distributions will be paid out of funds legally available therefor. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, especially during the period before we have substantially invested the proceeds from this offering. During certain periods, the company has paid distributions from sources other than cash flow from operations, including offering proceeds. The company expects to continue to fund distributions from a combination of cash from operations as well as offering proceeds until a minimum of $150 million in net assets is reached and the company is fully invested in operating assets. If we pay distributions from sources other than cash flow from operating activities, we will have less funds available for investments and your overall return will be reduced. In no event, however, shall funds be advanced or borrowed by us for the purpose of distributions, if the amount of such distributions would exceed the company’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the company to the sponsor shall only be made in conjunction with distributions to members and only out of funds properly allocated to the sponsor’s account.

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We may also make certain distributions in-kind to members and the Special Unitholder, including distributions of any class or series of shares of GREC, as long as such in-kind distributions consist of readily marketable securities or securities that may become readily marketable securities within a reasonable period of time, or unless certain other conditions are satisfied. In the event that we distribute any class or series of shares of GREC, the Special Unitholder shall have the right, in its sole and absolute discretion, to elect to receive the special preferred stock from us in exchange for the Special Unit.

Subject to payments made to the Special Unitholder and to holders of preferred shares, if any, distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class C shares will be lower than the cash distributions with respect to Class A and Class I shares because of the distribution fee relating to Class C shares, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the holders of our shares in such class in proportion to their shares. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to the holders of Class C shares may, therefore, exceed the amount of cash distributions made to the holders of Class C shares.

Our Management

Our Powers

Except as otherwise specifically provided in our LLC Agreement, our board of directors will have complete and exclusive discretion in the management and control of our business and affairs and will be authorized to employ all powers necessary or advisable to carry out our purposes and investment policies, conduct our business and affairs, and exercise our powers. Our board of directors has delegated to GCM, as our advisor, the management of our overall portfolio, including the acquisition and management of our renewable energy and energy efficiency and sustainable development projects, subject to the board of directors’ supervision.

Our board of directors will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member. Except to the extent limited by Delaware law or our LLC Agreement, our board of directors may delegate any or all of its duties under our LLC Agreement to any person, including any of its affiliates. Our LLC Agreement designates our advisor as our tax matters partner and authorizes and directs our advisor to represent us and our members in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings and to expend our funds in doing so, subject always to the oversight of our board of directors.

Members’ Powers

No member can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Authorized Shares

Each of our common shares represents a limited liability company interest in Greenbacker Renewable Energy Company LLC. Our LLC Agreement provides that we may issue up to 350,000,000 shares, up to 50,000,000 preferred shares of limited liability company interest, or preferred shares, and one special unit. The Special Unitholder, an entity affiliated with our advisor, will hold the special unit in the company entitling it to the incentive distribution. For a description of the incentive distribution see “Advisory Agreement—Management Fee and Incentive Allocation and Distribution.”

Issuance of Additional Securities

Our LLC Agreement authorizes our board of directors, without the approval of any of our members, to increase the number of shares we are authorized to issue and to classify and reclassify any authorized but unissued class or series of shares into any other class of series of shares having such designations, preferences, rights, powers and duties as may be specified by our board of directors. Our LLC Agreement also authorizes our board of directors, without the approval of any member, to issue additional shares of any class or series for the consideration and on the terms and conditions established by our board of directors.

In accordance with the provisions of our LLC Agreement, we may also issue additional limited liability company interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to our common shares.

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Liability and Indemnification

Our Board of Directors of Directors’ Limited Liability and Indemnification

Our LLC Agreement provides that a director of the company will not be liable to us, any of our subsidiaries, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director’s obligations or duties in connection with the company, including breach of fiduciary duty, except as follows: (i) for any breach of the director’s duty of loyalty to us or the holders of the shares; (ii) for acts or omissions not in good faith (including a bad faith violation of the implied contractual covenant of good faith and fair dealing) or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

Notwithstanding the above, our LLC Agreement provides that we shall not hold harmless Greenbacker Group LLC, any director, our advisor, or any affiliate of our advisor, for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined in good faith that the course of action leading to the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•	the loss or liability was not the result of (A) negligence or misconduct when the party seeking exculpation or indemnification is a non-independent director, our advisor or an affiliate of our advisor or (B) gross negligence or willful misconduct when the party seeking exculpation or indemnification is an independent director; and

•	the indemnification is recoverable only out of net assets and not from our members.

Section 18-108 of the Delaware Limited Liability Company Act allows a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Our LLC Agreement provides that, to the fullest extent permitted by law, subject to certain restrictions described below, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was a director, officer, employee, tax matters partner or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Subject to the conditions set forth in our LLC Agreement, we may pay or reimburse such indemnified person’s expenses (including attorneys’ fees) in advance of final disposition of a proceeding.

Notwithstanding the above, our LLC Agreement prohibits the indemnification for liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws by the parties named in the preceding paragraph, unless one or more of the following conditions is met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitees and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authorities in states in which the securities were offered as to indemnification for violations of securities law.

Our LLC Agreement also provides that advancement of funds to our advisor or any of its affiliates, and the independent members of our board of directors, for reasonable legal expenses and other costs incurred in advance of the final disposition of a legal action for which indemnification is being sought is permissible only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; and

•	the advisor or its affiliates seeking advancement undertake to repay us the advanced funds, together with the applicable legal rate of interest thereon, if it is ultimately determined that the advisor or its affiliates are not entitled to indemnification.

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Limited Liability of our Members

You will have no personal liability for any of our obligations or liabilities. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share of any of our undistributed profits and other assets.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to us for the distribution if both of the following are true:

(1)	after giving effect to the distribution, all of our liabilities exceed the fair value of our assets; and

(2)	you knew at the time you received the distribution that it was made in violation of Delaware law.

Allocations and Adjustments for Tax Purposes

For U.S. federal income tax purposes, a U.S. holder’s share of our income, gain, loss, deduction and other items will be determined by the LLC Agreement, unless an allocation under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion in “U.S. Federal Income Tax Consequences—Monthly Allocation and Revaluation Conventions” and “U.S. Federal Income Tax Consequences—Section 754 Election,” the allocations pursuant to our LLC Agreement should be considered to have substantial economic effect.

If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the amount of income or loss allocated to a U.S. holder for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

Transfer of Our Shares

Withdrawal of a Member

You may withdraw as a member from Greenbacker Renewable Energy Company LLC by selling, transferring or assigning your shares or having all of your shares repurchased or redeemed in accordance with our share repurchase program, our LLC Agreement and any applicable securities laws. You may generally transfer all or a portion of your shares except to impermissible types of transferees or by transfers that would adversely affect us, including transfers that would violate the ownership restrictions imposed in our LLC Agreement. We will not charge for transfers of shares except for necessary and reasonable costs actually incurred by us.

Limited Repurchase of our Shares

The board of directors may establish, from time to time, a share repurchase program, provided, however, that such repurchase does not impair the capital or operations of the company. The sponsor, our advisor, the board of directors or any affiliates thereof may not receive any fees on the repurchase of shares by us.

Duration

We were formed when we filed a certificate of formation with the Delaware Secretary of State on December 4, 2012, and have a perpetual existence.

Dissolution and Winding-Up

We will dissolve when any of the following events occurs:

•	the adoption of a resolution by a majority vote of our board of directors approving our dissolution and the approval of such action by the affirmative vote of our members owning a majority of our shares;

•	the sale of all or substantially all of our assets;

•	our operations are no longer legal activities under Delaware or any other applicable law; or

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•	any other event that causes our dissolution or winding-up under Delaware law.

Our Liquidation

When a liquidity event occurs, our investments and other assets will be liquidated and the proceeds thereof will be distributed subject to any payments to be made to the Special Unitholder and to holders of preferred shares, if any, to the holders of our shares after we pay our liquidation expenses and pay the debts in proportion to the number of shares held by such holder. Our existence will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Our Books and Records

Our board of directors (or a proper delegate) will maintain our books and records at our principal office.

Our members and the Special Unitholder will have the right to have a copy of the list of members mailed to them for a nominal fee. In addition, members and the Special Unitholder or their respective representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other books and records that are maintained for us by our board of directors. Our members may also request a copy of the list of members in connection with matters relating to member’s voting rights and the exercise of member rights under U.S. federal proxy laws.

If we refuse or neglect to exhibit, produce or mail a copy of the membership list as requested, we will be liable to any member or the Special Unitholder requesting the membership list for the costs, including reasonable attorneys’ fees, incurred by that member or the Special Unitholder for compelling the production of the membership list and for actual damages suffered by such member or the Special Unitholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the membership list is to secure such list for the purpose of selling such list or of using the membership list for a commercial purpose unrelated to our business. We may require that the member or the Special Unitholder requesting the membership list certify that it is not requesting the membership list for a commercial purpose other than for the member’s or Special Unitholder’s interest relative to his or her shares or Special Unit, as applicable. These remedies are in addition to, and will not in any way limit, other remedies available to members under U.S. federal law or the laws of any State.

Meetings and Voting Rights of Our Members

Meetings

Pursuant to our LLC Agreement, a meeting of our members for the election of directors will be held in the month of May annually, on a date and at the time and place set by our board of directors. Our board of directors or the chairman of our board of directors, our chief executive officer or our president may call a special meeting of our members at any time on its own initiative to act upon any matter on which our members may vote. Subject to the provisions of our LLC Agreement, a special meeting of our members to act on any matter that may properly be brought before a meeting of our members will also be called by our secretary upon the written request of 10% of all the votes entitled to be cast at the meeting on such matter and containing the information required by our LLC Agreement at the time and place convenient for such members. Our secretary will inform the requesting member of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting member must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of our members may be submitted for action by written consent of our members signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted.

Voting Rights of Our Members

Holders of outstanding shares are generally entitled to one vote per share as provided in the LLC Agreement. Our LLC Agreement provides that the holders of shares are entitled, at the annual meeting of holders of shares of the company, to vote for the election of all of our directors. Because our LLC Agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a meeting of the holders of the shares will effectively be able to elect all the directors of the company standing for election.

Our board of directors, without the consent of our members owning a majority of our shares, may not take action on the following matters:

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•	an amendment of our LLC Agreement (except as set forth in “—Amending Our LLC Agreement”);

•	our dissolution;

•	the merger or consolidation of the company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of our property or assets, other than distributions of assets in kind or sales while liquidating our investments upon a liquidity event;

•	any action that would cause us to make an election to be treated as other than a partnership for U.S. federal income tax purposes; or

•	any action that would cause us to be treated as being engaged in the active conduct of a lending, banking or financial business.

Our members who dissent from any matter approved by our members owning a majority of our shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their shares. Our advisor is entitled to vote on all matters other than the cancellation of any advisory or service contract or agreement with the company.

In addition, our members have the right to take any of the following actions upon the affirmative vote or consent of the majority of the outstanding shares, without the concurrence of the board of directors: (a) amend our LLC Agreement; (b) dissolve the company; (c) remove a director and elect a new director, subject to the detailed provisions in our LLC Agreement; and (d) approve or disapprove the sale of all or substantially all of our assets other than in the ordinary course of our business.

Restrictions on Ownership and Transfer

In order to reduce the risk that our subsidiary, GREC, will be classified as a closely held C corporation for tax purposes, not more than 50% of the value of the outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year.

In order to assist us in complying with these limitations on the concentration of ownership, our LLC Agreement contains certain restrictions, with certain exceptions, on any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of the aggregate of our outstanding shares by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred shares by value or by number of shares, whichever is more restrictive. However, our LLC Agreement permits exceptions to be made for members provided our board of directors determines such exceptions will not be likely to cause GREC to be classified as a closely held C corporation.

Our LLC Agreement also prohibits any person from beneficially or constructively owning our shares that would result in GREC being a “closely held C corporation” under Section 465(a)(1)(B) of the Internal Revenue Code. Any person who acquires or attempts or intends to acquire beneficial ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on GREC being classified as a closely held C corporation. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest for GREC to avoid being classified as a closely held C corporation.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representations, covenants, and undertakings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in GREC being classified as a closely held C corporation for tax purposes. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure GREC will not be classified as a closely held C corporation for tax purposes.

In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

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If any transfer of our shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess, or in violation, of the above transfer or ownership limitations, then that number of shares, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares that otherwise would cause any person to violate the above limitations will be void. Shares held in the charitable trust will continue to constitute our issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Delaware law, effective as of the date that such shares have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible limited liability company action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our LLC Agreement. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner would have been entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accepts such offer.

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We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code) in value of the outstanding shares within 30 days after the end of each taxable year will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our shares that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on GREC becoming classified as a closely held C corporation and to ensure compliance with our ownership limitations. In addition, each holder of our shares shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine whether there is a risk that GREC will be classified as a closely held C corporation and to comply with the requirements of any taxing authority or governmental authority or to determine such risk.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our shares or might otherwise be in the best interest of our members.

Anti-Takeover Provisions

Certain provisions of our LLC Agreement may make it more difficult for third parties to acquire control of the company by various means. These provisions could deprive the holders of our shares of opportunities to realize a premium on the shares owned by them. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors;

•	discourage certain types of transactions which may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and

•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to holders of our shares.

Our LLC Agreement prohibits the merger or consolidation of the company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of our property or assets unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

In addition, our LLC Agreement contains provisions based on Section 203 of the Delaware General Corporation Law, which prohibit us from engaging in a Business Combination (as defined below) with an interested holder of shares, or an Interested member (as defined below), unless such Business Combination is approved by the affirmative vote of the holders of a majority of the outstanding shares, excluding shares held by the Interested member or any affiliate or associate of the Interested member.

An Interested member is defined in our LLC Agreement as:

(1)  a person who, directly or indirectly, controls 15% or more of our outstanding voting shares at any time within the prior three-year period; or

(2)  a person who is an assignee of shares owned by an Interested member in a transaction not involving a public offering at any time within the prior three-year period.

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A Business Combination is defined in our LLC Agreement and includes (1) a merger or consolidation of us or any of our subsidiaries with or caused by an Interested member or any affiliate of an Interested member, (2) a sale or other disposition of property or assets, or issuance or transfer of any our securities or any of our subsidiaries’ securities, with or caused by an Interested member or any affiliate of an Interested member having a net asset value equal to 10% or more of the net asset value of our outstanding shares, (3) any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an Interested member or any of affiliate of the Interested member, and (4) certain transactions that would increase the Interested member’s proportionate share ownership in the company.

This provision does not apply where the Business Combination or the transaction that resulted in the holder of shares becoming an Interested member is approved by our board of directors prior to the time the Interested member acquired its, his or her 15% interest.

Our LLC Agreement generally authorizes only our board of directors to fill vacancies on the board of directors. This provision could prevent a holder of shares from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. Our LLC Agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of a majority of the outstanding shares entitled to be cast in the election of directors.

Our LLC Agreement also provides that holders of shares seeking to bring business before an annual meeting of holders of shares or to nominate candidates for election as directors at an annual meeting of holders of shares, must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of the mailing of the notice of the preceding year’s annual meeting of holders of shares or as otherwise required by requirements of the Exchange Act. In addition, the holder of shares furnishing such notice must be a holder of shares of record on both (1) the date of delivering such notice and (2) the date of the meeting, who is entitled to vote at such meeting. Our LLC Agreement specifies certain requirements as to the form and content of a holder’s notice, as the case may be. These provisions may preclude holders of shares from bringing matters at an annual meeting or from making nominations for directors at an annual or special meeting.

Authorized but unissued shares are available for future issuance, without approval of the holders of our shares. Moreover, our LLC Agreement authorizes our board of directors, without the approval of any of our members, to increase the number of shares we are authorized to issue and to classify and reclassify any authorized but unissued class or series of shares into any other class of series of shares having such designations, preferences, rights, powers and duties as may be specified by our board of directors. These additional shares may be utilized for a variety of purposes, including our distribution reinvestment plan, as well as follow-on public offerings. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise, or could allow us to create a shareholder rights plan.

In addition, our board of directors has broad authority to amend our LLC Agreement, as discussed below. Our board of directors could, in the future, choose to amend our LLC Agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Amending Our LLC Agreement

Our LLC Agreement may be amended by our members upon the affirmative vote or consent of the majority of the outstanding shares. In addition, other than amendments that do not require member approval as discussed below, our LLC Agreement may be amended by a majority of our board of directors and the affirmative vote of holders of at least a majority of our outstanding shares, including such amendments relating to:

•	the voting rights of the holders of the shares;

•	the merger or consolidation of the company, the sale, lease or exchange of all or substantially all of the company’s property or assets and certain other business combinations or transactions;

•	the right of holders of shares to vote on the dissolution, winding up and liquidation of the company; and

•	the provision of our LLC Agreement governing amendments thereof.

Our LLC Agreement may not be amended in a manner that adversely affects the interests of the Special Unitholder without the consent of the Special Unitholder.

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Amendment by Our Board of Directors Without the Consent of Our members.

A majority of our board of directors may, without the consent of our members, amend our LLC Agreement to effect any change for the benefit or protection of our members, including:

•	adding to our board of directors’ duties or obligations, or surrendering any of our board of directors’ rights or powers;

•	amending our LLC Agreement in connection with any determination by our board of directors to create any class or series of shares, to increase the number of our authorized shares or to issue additional shares of our authorized but unissued shares;

•	curing any ambiguity in our LLC Agreement, or correcting or supplementing any provision of our LLC Agreement that may be internally inconsistent;

•	preserving our status as a “partnership” for U.S. federal income tax purposes;

•	deleting or adding any provision that the SEC or any other regulatory body or official requires to be deleted or added;

•	permitting our shares to fall into an exemption from the definition of “plan assets” under U.S. Department of Labor regulations;

•	under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the Internal Revenue Service, to the minimum extent necessary; and

•	changing our name or the location of our principal office.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the shares (a “U.S. holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the shares by any particular investor. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax laws, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold shares as capital assets.

This summary is based on the Internal Revenue Code, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the shares. Prospective investors in the shares should consult their tax advisors in determining the tax consequences of an investment in the shares, including the application of state, local or other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Classification as a Partnership

Alston & Bird LLP has acted as counsel to us in connection with this offering. We have received the opinion of Alston & Bird LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Alston & Bird LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” described below.

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While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Alston & Bird LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investments that do not generate “qualifying income” are held through taxable corporate subsidiaries. However, we may not properly identify income as “qualifying” and our compliance with the “qualifying income exception” will not be reviewed by Alston & Bird LLP on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

Under Section 7704 of the Internal Revenue Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future we will be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income generally includes interest, dividends, real property rents, gain from the sale or other disposition of real property, income from certain commodities transactions, and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. While it is expected that we will satisfy the qualifying income exception, and qualify to be taxed as a partnership, there can be no assurance that the IRS would not successfully challenge our compliance with the qualifying income requirements and assert that we are a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

If at the end of any taxable year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Internal Revenue Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we agree to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Internal Revenue Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership qualification, we or our members (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that we will qualify to be taxed as a partnership for U.S. federal income tax purposes.

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While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, we expect that a significant portion of our investments, if held directly, would not generate “qualifying income” and, accordingly, we will conduct a significant portion of our operations through GREC, a wholly owned subsidiary treated as a C corporation for U.S. federal income tax purposes and subject to U.S. federal income tax on its net income. Conducting our operations through GREC may also allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities. However, because a significant portion of our investments will be held through GREC, the “pass through” tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investments that we directly hold.

Limitation on the Deductibility of Certain Losses by GREC

Certain closely held C corporations are allowed to deduct their losses (if any) only to the extent of their “at risk” amount at the end of the taxable year in which the losses occur. The amount for which a closely held C corporation is “at risk” generally is equal to its adjusted tax basis contributed to an activity, less certain amounts borrowed. To the extent that a closely held C corporation’s losses are not allowed because it has an insufficient amount at risk in an activity, such disallowed losses may be carried over to subsequent taxable years and will be allowed if and to the extent of the closely held C Corporation’s at risk amount in subsequent years.

The Internal Revenue Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations.

We have imposed ownership limitations and transfer restrictions on our shares to reduce the risk that GREC will be classified as a closely held C corporation for these purposes. However, there can be no assurance that the “at risk” and “passive activity” limitations will not apply to the losses of GREC.

Distributions on the Shares

Distributions on the shares generally will not be taxable to a U.S. holder, except to the extent that the cash the U.S. holder receives exceeds its adjusted tax basis in the shares. Cash distributions in excess of a U.S. holder’s adjusted tax basis in the shares generally will be treated as gain from the sale or exchange of the shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by us (a distribution to a U.S. holder that terminates its interest in us), a U.S. holder generally will recognize gain or loss from the sale or exchange of the shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Participation in our Distribution Reinvestment Plan

Although the tax treatment of participation in corporate dividend reinvestment plans is well-established, the treatment of participation in our distribution reinvestment plan is less clear because we expect to be taxed as a partnership, rather than a corporation, for U.S. federal income tax purposes. However if the general principles applicable to corporate dividend reinvestment plans were to apply to us, members participating in our distribution reinvestment plan would be treated as having received the applicable distribution and immediately thereafter contributing such amount to us in exchange for additional shares. While not directly applicable, we intend to maintain our records consistent with such an approach in that we will show a distribution to members participating in our distribution reinvestment plan and an associated purchase by them of shares from us.

If the IRS were to treat participation in our distribution reinvestment plan in a similar fashion, a member who participates in our distribution reinvestment plan will be treated as receiving all cash distributions reinvested in shares registered in his name pursuant to our distribution reinvestment plan. Such distributions would be treated for tax purposes like other cash distributions. See “—Distributions on the Shares.” Generally speaking, the Treasury Regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding period, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contribution to the fair market value of the partnership interest after the contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period that it had prior to the contribution. A special rule under the Treasury Regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interest, cash distributions received during the one-year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first-out basis. Application of this special rule may, in many instances, prevent a member from having a short-term holding period with respect to a portion of his interest in us at the time of a sale of all or part of such interest if the only shares acquired by the member during the one year period preceding such sale were acquired through our distribution reinvestment plan. For the tax treatment of any gain on such a sale, see “—Sale, Exchange or Other Taxable Disposition of Shares.”

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While, as noted above, the Treasury Regulations generally provide that an interest in a partnership (or an entity treated as a partnership, such as us) is a single interest, with the result that a member’s interest in us can (subject to the special rule mentioned in the preceding paragraph) have a “split” holding period upon the acquisition of additional shares, there is some guidance that may permit an exception to this rule to permit a partner in a publicly-traded partnership to treat separately-identifiable units therein that were acquired at different times to have different holding periods.

Alternatively, it is possible that members who participate in our distribution reinvestment plan might not be considered by the IRS to have received cash distributions and that the additional shares that were registered in their names pursuant to the distribution reinvestment plan reflect the dilution of the interests in us of those members who did not participate in our distribution reinvestment plan, such dilution being effected by the issuance of such additional shares to the members who participate in our distribution reinvestment plan.

If a member elects to participate in our distribution reinvestment plan, the deemed distribution and corresponding reinvestment should not have any net effect on the basis of such member’s interest in us. This is the case even though such member’s basis would be reduced by the amount of the distribution, because such member’s basis would be increased by an equal amount as a result of the corresponding reinvestment. Such member’s share of our non-recourse liabilities—which are also included in such member’s basis—could increase relative to those members who do not participate in our distribution reinvestment plan, however, because such member’s relative ownership interest in us would be deemed to have increased.

For further information regarding the tax consequences of participation in our distribution reinvestment plan, U.S. holders should consult their own independent tax advisor.

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and its adjusted tax basis in the shares. A U.S. holder’s adjusted tax basis in its shares generally will be equal to the amount it paid for its shares (1) increased by any income or gain of us that is allocated to the U.S. holder, and by the amount of any contributions the U.S. holder makes to our capital, and (2) decreased, but not below zero, by any loss or expense of us that is allocated to the U.S. holder, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to the U.S. holder. For a description of the allocation of income, gain, loss and expense to a U.S. holder, see “— Partnership Allocations and Adjustments.”

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. holder’s share of losses and expenses of us is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. holder may not deduct our losses that are allocated to it in excess of its adjusted tax basis in its shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. holder may deduct its share of our expenses only to the extent that such share, together with such noncorporate U.S. holder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. holder’s adjusted gross income. We will report the fee for advisory and management services paid to GCM as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that a U.S. holder cannot deduct currently is allocated to a U.S. holder, the U.S. holder may be required to report taxable income in excess of the U.S. holder’s economic income or cash distributions on the shares. U.S. holders are urged to consult their own tax advisor with regard to these and other limitations on the ability to deduct losses or expenses with respect to us.

Under Section 709(b) of the Internal Revenue Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. We have not yet determined whether we will make such an election. A noncorporate U.S. holder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180 month amortization provision and are not deductible.

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Partnership Allocations and Adjustments

For U.S. federal income tax purposes, a U.S. holder’s share of our income, gain, loss, deduction and other items will be determined by the LLC Agreement, unless an allocation under the LLC Agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the LLC Agreement should be considered to have substantial economic effect.

If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the amount of income or loss allocated to a U.S. holder for U.S. federal income tax purposes under the LLC Agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. We will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Internal Revenue Code and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to a U.S. holder.

Monthly Allocation and Revaluation Conventions

In general, our taxable income and losses will be determined monthly and will be apportioned among the holders of shares in proportion to the number of shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the shares, a U.S. holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below. Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a share as of the close of the last trading day of the preceding month will be treated as continuing to hold that share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its shares or whose shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. The Internal Revenue Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for these purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of shares takes place, we generally will credit or debit, respectively, the “book” capital accounts of the holders of existing shares with any unrealized gain or loss in the portfolio. This will result in the allocation of items of our income, gain, loss, deduction and credit to existing holders of shares to account for the difference between the tax basis and fair market value of property owned by us at the time new shares are issued or old shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the portfolio at the time of a creation or redemption of shares to the investors that economically have earned such gain or loss. As with the other allocations described above, we generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, we will credit or debit, respectively, the “book” capital accounts of holders of existing shares with any unrealized gain or loss in our assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued shares will be allocated some or all of the unrealized gain in our assets at the time it acquires the shares or (2) an existing holder of shares will not be allocated its entire share in the unrealized loss in our assets at the time of such acquisition. Furthermore, the applicable Treasury Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Internal Revenue Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Internal Revenue Code and Treasury Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept our monthly allocation or monthly revaluation convention, the IRS may contend that our taxable income or losses must be reallocated among the holders of shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. Our board of directors is authorized to revise our allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in us.

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Taxable Income in Excess of Cash Distributions

The payment of the distribution fee over time with respect to the Class C shares will be deemed to be paid from cash distributions that would otherwise be distributable to the holders of Class C shares. Accordingly, the holders of Class C shares will receive a lower cash distribution to the extent of such Class C holder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to the holders of Class C shares may, therefore, exceed the amount of cash distributions made to the Class C holders.

Section 754 Election

We intend to make the election permitted by Section 754 of the Internal Revenue Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser of shares to adjust its proportionate share of the tax basis in the portfolio (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s shares, as if the purchaser had acquired a direct interest in the portfolio and will require us to make a corresponding adjustment to its share of the tax basis in the portfolio that will be segregated and allocated to the purchaser of the shares. These adjustments are attributed solely to a purchaser of shares and are not added to the tax basis of the portfolio assets associated with other holders of shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its shares and our corresponding inside basis in the portfolio such that the amount of gain or loss that will be allocated to the purchaser on the disposition by us of portfolio assets will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its shares. Depending on the relationship between a holder’s purchase price for shares and its interest in the unadjusted share of our inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by us do not satisfy the technical requirements of the Internal Revenue Code and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, we will be required to obtain information regarding each holder’s secondary market transactions in shares, as well as creations and redemptions of shares. We will seek such information from the record holders of shares, and, by purchasing shares, each beneficial owner of shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s shares. Notwithstanding the foregoing, however, there can be no guarantee that we will be able to obtain such information from record owners or other sources, or that the basis adjustments that we make based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its shares and its interest in the inside basis in our assets.

Constructive Termination

We will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total shares within a 12-month period. A constructive termination results in the closing of our taxable year for all holders of shares. In the case of a holder of shares reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if we were unable to determine that the termination had occurred.

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Borrowing of Shares

If a U.S. holder’s shares are borrowed (or rehypothecated) by the U.S. holder’s broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of shares, the U.S. holder may be considered as having disposed of those shares. If so, the U.S. holder would no longer be a beneficial owner of a pro rata portion of the shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) our income, gain, loss, deduction or other items with respect to those shares would not be reported by the U.S. holder, and (2) any cash distributions received by the U.S. holder with respect to those shares could be fully taxable, likely as ordinary income. Accordingly, if a U.S. holder desires to avoid the risk of income recognition from a loan of its shares, the U.S. holder should modify any applicable brokerage account agreements to prohibit the U.S. holder’s broker from borrowing the U.S. holder’s shares. These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the shares.

Information Reporting with Respect to Shares

Because we will file a partnership return, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year no later than 75 days after the end of each such year. Each K-1 provided to a holder of shares will set forth the holder’s share of our items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. holder to complete its tax return with respect to its investment in the shares.

Each holder, by its acquisition of shares, will be deemed to agree to allow brokers and nominees to provide to us the holder’s name and address and such other information and forms as may be reasonably requested by us for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “— Partnership Allocations and Adjustments” and “— Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocation conventions of the kind that will be used by us. If the IRS does not accept the monthly reporting convention, the IRS may contend that our taxable income or losses must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. Our board of directors is authorized to revise our allocation method to comply with applicable law.

Tax Audits

Under the Internal Revenue Code, adjustments in tax liability with respect to our items generally will be made at the company level in a partnership proceeding rather than in separate proceedings with each member. Our advisor will represent us as our “Tax Matters Partner” during any audit and in any dispute with the IRS. Each member will be informed of the commencement of an audit of us. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the members.

Adjustments resulting from an IRS audit may require each member to adjust a prior year’s liability, and possibly may result in an audit of his return. Any audit of a member’s return could result in adjustments not related to our returns as well as those related to our returns.

The Tax Matters Partner will make some elections on our behalf and on behalf of our members. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against members for items in our returns. The Tax Matters Partner may bind a member with less than a 1% profits interest in us to a settlement with the IRS unless that member elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the members are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any member having at least a 1% interest in profits or by any group of members having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each member with an interest in the outcome may participate.

For taxable years beginning after December 31, 2017, the designated “partnership representative” will have the sole authority act on our behalf with respect to audits and proceedings at the company level in accordance with Section 1101 of the Bipartisan Budget Act of 2015 (Pub. L. No. 114-74) (the “2015 Budget Act”). We and our members will be bound by actions taken by us during audits and in any final decision in a proceeding with respect to the company. In addition, the IRS no longer will be required to notify members (other than the partnership representative) of company audit proceedings or adjustments, and members will be bound by determinations made at the company level.

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Prospective investors are encouraged to consult their own tax advisors concerning these rules and the impact of changes to the rules governing audits and adjustments under the 2015 Budget Act.

Pursuant to the Bipartisan Budget Act of 2015, if the IRS makes audit adjustments to our income tax returns for tax years beginning after December 31, 2017, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. We will generally have the ability to shift any such tax liability to our members in accordance with their interests in us during the year under audit, but there can be no assurance that we will be able to do so (or choose to do so) under all circumstances. If we are unable to have our members take such audit adjustments into account in accordance with their interests in us during the tax year under audit, our current members may bear some or all of the tax liability resulting from such audit adjustments, even if such members did not own interests in us during the tax year under audit. If, as a result of any such audit adjustments, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our members might be substantially reduced.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the designated “Partnership Representative” will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. Any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our members. In addition, the IRS no longer will be required to notify members (other than the Partnership Representative) of company audit proceedings or adjustments, and members will be bound by determinations made at the company level. These rules are not applicable to us for tax years beginning on or prior to December 31, 2017.

Reportable Transactions

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Internal Revenue Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by us or our members (1) if a member incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) possibly in other circumstances. Furthermore, our material advisers could be required to maintain a list of persons investing in us pursuant to the Internal Revenue Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. holders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as us) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains.

Taxation of Non-U.S. holders of Shares

As used herein, the term “non-U.S. holder” means a beneficial owner of shares that is not a U.S. holder. We intend to conduct our activities in such a manner that a non-U.S. holder of the shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States (and if required by an applicable income tax treaty, a United States permanent establishment or fixed base) as a result of an investment in the shares. Non-U.S. persons treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income which is considered to be effectively connected with such U.S. trade or business (and if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base). Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax under certain circumstances. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income (and if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base) with respect to our members. In addition, if we generate U.S. source income that is not effectively connected with a U.S. trade or business, or in the case of an applicable income tax treaty, attributable to a United States permanent establishment or fixed base (e.g., dividends, certain interest, rents and royalty income), a non-U.S. holder generally will be subject to a U.S. federal withholding tax of 30% (unless reduced by an applicable treaty).

Subject to the discussion under “—Foreign Account Tax Compliance” and the discussion below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gains on the sale of the shares or on its share of our gains. However, in the case of an individual non-U.S. holder, such holder will be subject to U.S. federal income tax on gains on the sale of shares or such holder’s share of our gains if such non-U.S. holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Each holder, by its acquisition of shares, will be deemed to agree to allow brokers and nominees to provide to us its name and address and such other information and forms as may be reasonably requested by us for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

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Foreign Account Tax Compliance Act (“FATCA”)

Sections 1471 through 1474 of the Internal Revenue Code, the final U.S. Treasury Regulations promulgated thereunder, and IRS administrative guidance (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose certain reporting requirements and potentially a 30% withholding tax with respect to certain payments of U.S. source income (including interest and dividends) and, beginning in 2019, gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, FATCA is designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. We will be required to report to the IRS and to impose a 30% withholding of tax on the share of Withholdable Payments to (i) members that are non-U.S. financial entities that do not either enter into an agreement (a “FFI Agreement”) with the IRS to provide information, representations and waivers of non-U.S. law as may be required to comply with the provisions of FATCA, including, information regarding its direct and indirect U.S. owners, or comply with an applicable intergovernmental agreement; (ii) members who fail to establish their non-U.S. status as required under an applicable FFI Agreement; and (iii) other members that do not provide certifications or information regarding their U.S. ownership. Although the application of FATCA to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of your shares will be subject to FATCA under the rules described above if such proceeds are treated as an indirect disposal of your interest in assets that can produce U.S. source interest or dividends.

Members should consult their own tax advisor regarding the requirements under FATCA with respect to your own situation.

Backup Withholding

We will be required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of shares who do not furnish us their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a member may be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Certain State and Local Income Tax Matters

In addition to the U.S. federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the shares. State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A member’s distributive share of the taxable income or loss of us generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. One or more states may impose reporting requirements on us and/or the members. Investors should consult with their own advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement.

Each member may be required to file returns and pay state and local tax on its share of our income in the jurisdiction in which it is a resident and/or other jurisdictions in which income is earned by us. We may be required to withhold and remit payment of taxes to one or more state or local jurisdictions on behalf of the members. Any amount withheld generally will be treated as a distribution to each particular member. However, an individual member may be entitled to a deduction or credit against tax owed to his or her state of residence for income taxes paid to other state and local jurisdictions where the member is not a resident.

In general, where a tax (including, without limitation, a state or local tax) is levied on us, the amount of which is levied in whole or in part based on the status or identity of a member, such tax will be allocated as an expense attributable to that member and the amount will be withheld from any distribution to such member.

State and local taxes may be significant. Prospective investors are urged to consult their tax advisors with respect to the state and local tax consequences of acquiring, holding and disposing of the shares.

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Foreign Taxes

It is possible that certain interest received by us from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, we may also be subject to capital gains taxes in some of the foreign countries where we purchase and sell foreign debt obligations. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax we will pay since the amount of our assets to be invested in various countries is not known. Members will be informed by us as to their proportionate share of any foreign taxes paid by us, which they will be required to include in their income. Members generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their U.S. federal income taxes. A member that is tax-exempt will not ordinarily benefit from such credit or deduction.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the member’s U.S. federal tax (before the credit) attributable to its total foreign source taxable income. A member’s share of our interest from non-U.S. debt securities generally will qualify as foreign source income. Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a member that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

Prospective investors should note that the limitation on the foreign tax credit is applied separately to foreign source passive income, such as interest. In addition, for foreign tax credit limitation purposes, the amount of a member’s foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any member who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by us will be treated as owned by the investors in us and indebtedness incurred by us will be treated as incurred by investors in us. Because of these limitations, members may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by us. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each member, investors are advised to consult their own tax advisors.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in unfavorable precedent or authority on issues for which there was previously no clear precedent or authority as well as revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or the shares will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in the shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes. We and our members could be adversely affected by any such change in, or any new tax law, regulation or interpretation.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with an investment in the shares by a pension, profit-sharing, IRA or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the U.S. Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

In considering using the assets of an employee benefit plan subject to Title I of ERISA to purchase shares, such as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code such as an IRA or Keogh Plan (collectively, “Benefit Plans”), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

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•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the duty:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so; and

•	to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving assets of a Benefit Plan and any “party in interest” or “disqualified person” (as defined under ERISA and the Internal Revenue Code) with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

While neither ERISA nor the Internal Revenue Code defines the term “plan assets,” a U.S. Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, the “Regulation”). Under the Regulation, an entity in which a Benefit Plan makes an equity investment will be deemed to be “plan assets” of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.

The Regulation provides as one exception that the underlying assets of entities such as ours will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	“freely transferable”;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	either part of a class of securities registered under the Exchange Act or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Whether a security is “freely transferable” is a factual question to be determined on the basis of the particular facts and circumstances. The Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that any restrictions imposed under our LLC Agreement on the transfer of our shares, including limits on the assignment of shares and substitution of members, are limited to the restrictions on transfer generally permitted under the Regulations and are not likely to result in the failure of shares to be “freely transferable.” The Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the U.S. Department of Labor will not reach a contrary conclusion.

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We anticipate having over 100 members following the completion of this offering. Thus, the second criterion of the publicly offered exception security should be satisfied.

The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered under the Exchange Act before the 120th day after December 31, 2012. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered security exemption.

We believe that the shares should constitute “publicly-offered securities,” and that our underlying assets should not be considered “plan assets” under the Regulation, assuming that our shares are “freely transferable” and widely held (as contemplated above) and that the offering otherwise takes place as described in this prospectus.

In the event that our underlying assets were treated by the U.S. Department of Labor as “plan assets” of a Benefit Plan, our management could be treated as fiduciaries with respect to Benefit Plan members, and the prohibited transaction restrictions of ERISA and the Internal Revenue Code could apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan members with the opportunity to sell their shares to us or we might dissolve or terminate.

If our underlying assets were treated as assets of a Benefit Plan, the investment in the shares also might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by our advisor of its ERISA fiduciary duties. Finally, an investment by an IRA in us might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, our advisor, and possibly other fiduciaries of Benefit Plan members subject to Title I of ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Internal Revenue Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benefit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

LIQUIDITY STRATEGY

We intend to explore a potential liquidity event for our members within five years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. We will consider our offering stage as complete as of the termination date of our most recent public equity offering, if we have not conducted a public offering in any continuous three-year period. For purposes of determining the completion of our offering stage, we do not consider “public equity offerings” to include private offerings, offerings on behalf of selling members or offerings related to any distribution reinvestment plan or employee benefit plan. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company. We refer to the above scenarios as “liquidity events.”

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There can be no assurance that a suitable transaction will be available or that market conditions for a liquidity event will be favorable within five years following the completion of our offering stage or ever. Accordingly, if a liquidity event does not occur, members may have to hold their shares for an extended period of time, or indefinitely. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering of our shares; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. In making a determination of what type of liquidity event is in the best interest of our members, our board of directors, including our independent directors, may consider a variety of criteria, including, but not limited to, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, internal management requirements to become a perpetual life company and the potential for investor liquidity.

Prior to the completion of a liquidity event, our share repurchase program provides a limited opportunity for you to have your shares repurchased by us, subject to certain restrictions and limitations, at a price equal to the then current offering price less the selling commissions and dealer manager fees associated with the relevant class of shares. See “Share Repurchase Program” for a detailed description of our share repurchase program.

SHARE REPURCHASE PROGRAM

We do not intend to list our shares on a securities exchange, and we do not expect there to be a public market for our shares. As a result, if you purchase shares, your ability to sell your shares will be limited. Currently, no secondary trading market exists for the company’s shares and the company anticipates that, outside of exploring a potential liquidity event as described in this prospectus, no such market will develop in the future.

We have adopted a share repurchase program, pursuant to which we will conduct quarterly share repurchases to allow our members to sell all or a portion of their shares back to us at a price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. This right is subject to the availability of funds and the other provisions of the share repurchase program, which include restrictions that limit your ability to sell your shares. Our role in the share repurchase program will be solely ministerial and we will not actively solicit or recommend repurchases other than disclosing the existence of the program. We describe below the terms and conditions of the share repurchase program and we will disclose any modifications, suspensions or termination of the program as described here.

A member must hold his or her shares for a minimum of one year before he or she can participate in the share repurchase program, subject to the special circumstances repurchases described below. If a member has made more than one purchase of shares, the one-year holding period will be calculated separately with respect to each purchase. Unless our board of directors determines otherwise, the number of shares to be repurchased during any calendar year is limited to the number of shares sold under our distribution reinvestment plan. See “Distribution Reinvestment Plan.” At the sole discretion of our board of directors, we may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable period to repurchase shares. In addition, we limit repurchases (i) during any 12-month period, to 5% of our weighted average number of outstanding shares, and (ii) during any fiscal quarter, to 1.25% of the weighted average number of shares outstanding in the prior four fiscal quarters. You may request that we repurchase all or a portion of the shares that you own, subject to the limitations described herein.

If the amount of repurchase requests exceeds the number of shares for which we have sufficient funds to repurchase, we may repurchase shares on a pro rata basis for such quarter, rounded to the nearest whole share, based upon the total number of shares for which repurchase was requested, and the total funds available for repurchase. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under U.S. federal law or Delaware law, which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency.

Our board of directors reserves the right to suspend, amend or terminate the share repurchase program to the extent that it determines that it is in our best interest to do so. We will promptly notify our members of any changes to the share repurchase program, including any suspension, amendment or termination of it. Moreover, the share repurchase program will terminate on the date that our shares are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of our board of directors, a secondary trading market for the shares otherwise develops. All shares to be repurchased under our share repurchase program must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If we determine that a lien or other encumbrance or restriction exists against the shares requested to be repurchased, we will not repurchase any such shares.

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The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any fiscal quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market. There is no assurance that we will repurchase any of your shares pursuant to the share repurchase program or that there will be sufficient funds available to accommodate all of our members’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you will likely not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash. Members will not pay a fee in connection with our repurchase of shares under the share repurchase program.

A member may present to us fewer than all of the member’s shares for repurchase, provided, however, that the member must present for repurchase at least 25% of such member’s shares. In addition, if you choose to present only a portion of your shares for repurchase, you must maintain a minimum balance of $2,000 worth of shares following a request for repurchase.

The company will repurchase shares on the last business day of each fiscal quarter (the “repurchase date”). A member who wishes to have shares repurchased must mail or deliver a written request on a form provided by us and executed by the member, its trustee or authorized agent to the repurchase agent, who will be appointed prior to the time we commence our share repurchase program. All repurchase requests must be received at least five business days before the relevant repurchase date. The repurchase agent at all times will be registered as a broker-dealer with the SEC and each state’s securities commission unless exempt from registration. Following our receipt of the member’s request, we will forward to the member the documents necessary to affect the redemption, including any signature guarantee we or the redemption agent may require. Any member can withdraw a repurchase request by sending written notice to the transfer agent, provided that such notice is received at least five business days before the relevant repurchase date.

Any redemption requests made by our directors, officers or their affiliates will be subject to the limitations described herein. In addition, our directors, officers and affiliates may not submit their shares for repurchase until we have raised at least $100,000,000 in offering proceeds in our primary offering. GCM will not offer its shares for repurchase as long as GCM remains our advisor.

Special Circumstances Repurchase. Subject to the limitations described in this prospectus, we may allow a member to request a redemption of his or her shares earlier than the adoption date for our share repurchase program and/or prior to such member satisfying the one-year holding period described above, upon the occurrence of any of the following special circumstances: (i) the request of the estate, heir or beneficiary of a deceased member, (ii) a “qualifying disability” of the member or (iii) a “determination of incompetence” of the member. The repurchase request must be made within 180 days of the event giving rise to the special circumstance. For purposes of this repurchase right, a disability will be deemed to have occurred when a member suffers a disability for a period of time, as determined by our board of directors and confirmed by a qualified independent physician. In these instances, the repurchase price will be the offering price less the selling commissions and dealer manager fees associated with the applicable share class immediately following the date of the death or disability of such member.

We have received an order for our repurchase program from the SEC under Rule 102(a) of Regulation M under the Exchange Act. In addition, our repurchase program is substantially similar to repurchase programs for which the SEC has stated it will not recommend enforcement action under Rule 13e-4 and Regulation 14E under the Exchange Act.

REPORTS TO MEMBERS

We will provide periodic reports to members regarding our operations over the course of the year. Financial information contained in all reports to members will be prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States and the American Institute of Certified Public Accountants’ Audit and Accounting Guide for Investment Companies. IRS Schedule K-1s will be mailed to the members for each calendar year no later than 75 days after the end of our fiscal year. Our annual report, which will include consolidated financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period as may be required by law. The annual consolidated financial statements will contain or be accompanied by a complete statement of transactions with GCM and Greenbacker Group LLC or its affiliates and of compensation and fees paid or payable by us to our advisor and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value.

Our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q will be made available on our website at www.greenbackerrenewableenergy.com, following the end of each fiscal quarter and fiscal year, as applicable. These reports, as well as our Current Reports on Form 8-K, will also be available on the SEC’s website at www.sec.gov.

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We may also receive requests from members and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from the dealer manager and our advisor’s investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this member service.

TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

DST Systems, Inc. acts as our transfer agent, plan administrator, distribution paying agent and registrar. The principal business address of DST Systems, Inc. is 430 W. 7th Street, Kansas City, MO 64105, telephone number: (877) 907-1148.

LEGAL MATTERS

The validity of the shares offered by us in this offering was passed upon for us by Alston & Bird LLP.

EXPERTS

The consolidated statements of assets and liabilities of Greenbacker Renewable Energy Company LLC and subsidiary as of December 31, 2015, and December 31, 2014, the consolidated statements of operations and cash flows for the year ended December 31, 2015, and for the period from commencement of operations (April 25, 2014) through December 31, 2014, and the consolidated statements of changes of net assets for the years ended December 31, 2015 and December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with all amendments and related exhibits, under the Securities Act, with respect to our shares offered by this prospectus. The registration statement contains additional information about us and our shares being offered by this prospectus.

We will file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

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Appendix A: Form of Subscription Agreement

The form of subscription agreement beginning on page A-1 of the prospectus is hereby deleted in its entirety and replaced with the following:

A - 1

SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING OR “INVESTMENT PROGRAM” DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1.	Investment

All investments are subject to suitability standards, see corresponding prospectus and Section 9 herein.

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,000

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired	☐ Funds to Follow - Name of Institution

☐	Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

1a.	Share Class

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

SHARE CLASS REQUIRED	☐	Class A Shares	☐	Class C Shares	☐	Class I Shares

2.	Account Type - Check One Box Only

Account Type				Additional Required Documentation
☐	Individual	☐ TOD*		If TOD, Transfer on Death form
*Please see Section 2 of Investor Instructions for details
☐	Joint Tenants	☐ TOD*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐	Community Property*			*All parties must sign / Please see Section 2 of Investor Instructions for details
☐	Trust			Trustee Certification form or trust documents
☐	Estate			Documents evidencing individuals authorized to act on behalf of estate
☐	Custodial	☐ UGMA: State of: ____	☐ UTMA: State of: ____	None
☐	Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐	LLC			LLC Operating Agreement or LLC Resolution
☐	Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) _____
☐	Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐	Non-Profit Organization			Formation document or other document evidencing authorized signers
☐	Profit Sharing Plan*	☐ Defined Benefit Plan*		Pages of plan document that list plan name, date, trustee name(s) and signatures
☐	KEOGH Plan*			*Please see Section 2 of Investor Instructions for details
☐	Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name: _________________________
☐	Simple IRA	☐ Inherited/Beneficial IRA
☐	Other (Specify) _______________________________________

>	For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

CURRENT FORM AS OF 7/27/16 VERSION Z

A - 2

3.	Investment Title

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If “same as below”, write “same.” (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN

4.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name		SSN/TIN			DOB

Secondary Investor Name		SSN/TIN			DOB

Street Address

City	State		Zip Code

Mailing Address (optional)

City	State		Zip Code

Phone (day)	Phone (evening)			Email

☐   Check here for eletronic delivery and complete Section 8

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen	☐ US Citizen residing outside the US	☐ Resident Alien

☐ Non-Resident Alien* Country:	☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 10. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 10.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

5.	Third Party Custodian/Trustee Information

>	Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

>	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City	State	ZIP

Custodian/Trustee Phone	Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6.	Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian’s approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution
☐ I will not participate in the Distribution Reinvestment Plan, please send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 5)
☐ I will not participate in the Distribution Reinvestment Plan, please send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)
☐ I will participate in the Distribution Reinvestment Plan, as described in the Prospectus

CURRENT FORM AS OF 7/27/16 VERSION Z

A - 3

6.	Distribution Information, continued

Name
Address
City	State	ZIP
Account Number

☐   Direct Deposit: (Attach Voided Check) I/we authorize GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval)

Financial Institution Name	% of Distribution	☐	Checking
ABA/ Routing Number	Account Number	☐	Savings

7.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name
Financial Advisor’s Name	Rep Number
Financial Advisor’s Firm Name	Branch ID
Financial Advisor’s Address
Financial Advisor’s City	State	ZIP
Financial Advisor’s Phone	Financial Advisor’s Fax
Financial Advisor’s E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer	☐	Shares are being purchased net of commissions (Class A shares only for GREC)
☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to GREC, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

8.	Electronic Delivery (optional)

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for GREC, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize GREC to either (i) e-mail stockholder communications to you directly or (ii) make them available on the GREC website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents for GREC, including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to GREC as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further

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8.	Electronic Delivery (optional), continued

understand that if GREC is unable to obtain a valid e-mail address for me, GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only	>	Signature of Investor	Date

		Signature of Joint Investor	Date

E-mail (If blank - email from Section 4 will be used)

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment.

9.	Subscriber Signatures

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Greenbacker Renewable Energy Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner	____Co-Owner	A copy of the prospectus of Greenbacker Renewable Energy Company LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Greenbacker Renewable Energy Company LLC’s website.

____Owner	____Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

____Owner	____Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I am purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti- Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

____Owner	____Co-Owner

Idaho: In addition to the minimum suitability standards listed above, an Idaho investor’s total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor’s aggregate investment in the company, shares of the company’s affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

____Owner	____Co-Owner	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

____Owner	____Co-Owner	Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or the shares of our affiliates.

____Owner	____Co-Owner

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Massachusetts: In addition to the minimum suitability standards described above, Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner	____Co-Owner

Nebraska: In addition to the suitability standards above, the aggregate investment in the company and in other similar non-publicly traded securities must not exceed 10% of the investor’s net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____ Owner	____ Co-Owner	New Jersey: In addition to the minimum suitability standards described above, New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in the company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

____Owner	____Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

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9.	Subscriber Signatures, continued

____Owner	____Co-Owner	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

____Owner	____Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner	____Co-Owner	Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

____Owner	____Co-Owner

Tennessee: In addition to meeting the general suitability standards stated above, Tennessee investors who are not accredited investors may not invest more than ten percent (10%) of their liquid net worth (exclusive of home, home furnishings, and automobiles) in the company.

____Owner	____Co-Owner

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

9a.	Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 9a of the attached Investor Instructions to this Subscription Agreement for the guidelines on how to complete Section 9a.

>	INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)	Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below.

OR

Social Security Number		Employer Identification Number

>	SELECTION REQUIRED BELOW

You must check the box in item 2 above next to the statement that applies to you.

Under penalties of perjury, I certify that:

1.	The number shown above and in this Subscription Agreement is my correct taxpayer identification number, and

2.	☐	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐	I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3.	I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4.	The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

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9a.	Subscriber Acknowledgements & Signatures, continued

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY GREC IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN GREC.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR GREC FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF GREC UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY GREC. GREC MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. GREC WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF GREC REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For GREC, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes GREC to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9a will not constitute an execution of this Subscription Agreement.

Owner Signature	Date

Co-Owner Signature (If applicable)	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of GREC that are beneficially owned by the investor as reflected on the records of GREC as of the applicable record date at any meeting of the shareholders of GREC. This authorization shall remain in place until revoked in writing by the Custodian. GREC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)	Date

10.	Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

>	Greenbacker Renewable Energy Company Investors: The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 10a.

10a.	Mailing Address

Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
Investment Processing Department	Investment Processing Department	855.223.2474	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
PO BOX 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407		ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department

c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105

Investors: 888.292.3178

Financial Advisors: 877.907.1148

CURRENT FORM AS OF 7/27/16 VERSION Z

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Investor Instructions

(not required to be returned with Subscription Agreement)

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Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash.

You must initially invest at least $2,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

1a.	Select a Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

2.	Enter Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

* Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/ investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3.	Enter Investment Title

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

4.	Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Greenbacker Renewable Energy Company, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5.	Enter Third Party Custodian/Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement has agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian.

If you wish to purchase shares through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose. Greenbacker Renewable Energy Company will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the Greenbacker Renewable Energy Company Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6.	Enter Distribution Information

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7.	Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has discussed the investor’s prospective purchase of shares with such investor;

•	has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, GREC and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

8.	Select Electronic Delivery (optional)

9.	Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for GREC.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9a.	Subscriber Acknowledgements & Signatures

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,
•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
•	An estate (other than a foreign estate), or
•	A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester - Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:

1.	An individual’s account	The individual
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:		Give the SSN of:

7.	Disregarded entity not owned by an individual	The owner (3)
8.	A valid trust, estate, or pension trust	The legal entity (5)
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership or LLC
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13.	A broker or registered nominee	The broker or nominee
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

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Guidelines for U.S. Taxpayer Certifications, continued

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	Note: Grantor also must provide a Form W-9 to trustee of trust.
(5)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2)
2.	The United States or any of its agencies or instrumentalities
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities
5.	A corporation
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7.	A futures commission merchant registered with the Commodity Futures Trading Commission
8.	A real estate investment trust
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940
10.	A common trust fund operated by a bank under section 584(a)
11.	A financial institution
12.	A middleman known in the investment community as a nominee or custodian
13.	A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

7/16	GB0019-Z

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Additional Subscription Agreement

This form may be used by any current investor in Greenbacker Renewable Energy Company who desires to purchase additional shares of Greenbacker Renewable Energy Company. Investors who acquired shares through a transfer of ownership or transfer of death and wish to make additional investments must complete the Greenbacker Renewable Energy Company Subscription Agreement.

Please note that the distribution payments on the additional shares will be applied in the same manner as indicated in the Greenbacker Renewable Energy Company Subscription Agreement unless you indicate otherwise by requesting and attaching an Account Update Form and specifying a different distribution option.

1.	Investment Information

All investments are subject to suitability standards, see corresponding prospectus and Section 5 herein.

Amount of Subscription	State of Sale

Minimum Additional Investment is $500.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired	☐ Funds to Follow - Name of Institution

☐	Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

2.	Account Number

Account Number

3.	Investor Information - SSN or TIN Required

Please print name in which shares are registered.

Title Line 1

Title Line 2

Primary SSN/TIN	Secondary SSN/TIN

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Please indicate if mailing address has changed since initial investment in Greenbacker Renewable Energy Company If “yes”, please print new address below:	☐ Yes	☐ No

Street Address

City	State	Zip Code

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4.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor’s Name	Rep Number

Financial Advisor’s Firm Name	Branch ID

Financial Advisor’s Address

Financial Advisor’s City	State	ZIP

Financial Advisor’s Phone	Financial Advisor’s Fax

Financial Advisor’s E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer ☐ Through a participating RIA unaffiliated with a participating Broker-Dealer	☐	Shares are being purchased net of commissions (Class A shares only for GREC)

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to GREC, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

5.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner	____Co-Owner	A copy of the prospectus of Greenbacker Renewable Energy Company LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Greenbacker Renewable Energy Company LLC’s website.

____Owner	____Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

____Owner	____Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I am purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

____Owner	____Co-Owner

Idaho: In addition to the minimum suitability standards listed above, an Idaho investor’s total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor’s aggregate investment in the company, shares of the company’s affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

____Owner	____Co-Owner	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

____Owner	____Co-Owner	Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or the shares of our affiliates.

____Owner	____Co-Owner

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Massachusetts: In addition to the minimum suitability standards described above, Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 7/27/16 VERSION Q

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5.	Subscriber Signatures, continued

____Owner	____Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner	____Co-Owner

Nebraska: In addition to the suitability standards above, the aggregate investment in the company and in other similar non-publicly traded securities must not exceed 10% of the investor’s net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner	____Co-Owner	New Jersey: In addition to the minimum suitability standards described above, New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in the company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

____Owner	____Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

____Owner	____Co-Owner	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

____Owner	____Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner	____Co-Owner	Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

____Owner	____Co-Owner

Tennessee: In addition to meeting the general suitability standards stated above, Tennessee investors who are not accredited investors may not invest more than ten percent (10%) of their liquid net worth (exclusive of home, home furnishings, and automobiles) in the company.

____Owner	____Co-Owner	Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

5a.	Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 5b of below for the guidelines on how to complete Section 5a.

>	INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)	Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below.

OR
Social Security Number		Employer Identification Number

>	SELECTION REQUIRED BELOW

You must check the box in item 2 above next to the statement that applies to you.

Under penalties of perjury, I certify that:

1.	The number shown above and in this Subscription Agreement is my correct taxpayer identification number, and

2.	☐	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐	I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3.	I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4.	The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

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5a.	Subscriber Acknowledgements & Signatures, continued

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY GREC IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN GREC.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR GREC FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF GREC UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY GREC. GREC MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. GREC WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF GREC REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For GREC, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes GREC to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 5a will not constitute an execution of this Subscription Agreement.

Owner Signature	Date

Co-Owner Signature (If applicable)	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of GREC that are beneficially owned by the investor as reflected on the records of GREC as of the applicable record date at any meeting of the shareholders of GREC. This authorization shall remain in place until revoked in writing by the Custodian. GREC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)	Date

5b.	Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,
•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
•	An estate (other than a foreign estate), or
•	A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester - Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:

1.	An individual’s account	The individual
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:		Give the SSN of:

7.	Disregarded entity not owned by an individual	The owner (3)
8.	A valid trust, estate, or pension trust	The legal entity (5)
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership or LLC
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13.	A broker or registered nominee	The broker or nominee
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

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5b.	Guidelines for U.S. Taxpayer Certifications, continued

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	Note: Grantor also must provide a Form W-9 to trustee of trust.
(5)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2)
2.	The United States or any of its agencies or instrumentalities
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities
5.	A corporation
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7.	A futures commission merchant registered with the Commodity Futures Trading Commission
8.	A real estate investment trust
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940
10.	A common trust fund operated by a bank under section 584(a)
11.	A financial institution
12.	A middleman known in the investment community as a nominee or custodian
13.	A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 5a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

CURRENT FORM AS OF 7/27/16 VERSION Q

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6.	Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 6a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

>	Greenbacker Renewable Energy Company Investors: The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 6a.

6a.	Mailing Address

Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
Investment Processing Department	Investment Processing Department	855.223.2474	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
PO BOX 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407		ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department

c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105

Investors: 888.292.3178

Financial Advisors: 877.907.1148

7/16	GB0040-Q

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Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERING(S) OR “INVESTMENT PROGRAM(S)” DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1.	Investment

All investments are subject to suitability standards, see corresponding prospectus and Sections 9-9c herein.

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC.
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐	Enclosed Check	☐	Funds Wired	☐	Funds to Follow - Name of Institution

(See Section 10 for Check Instructions)	Investment Amount
Carter Validus Mission Critical REIT II (CVMC REIT II)
Greenbacker Renewable Energy Company (GREC)
Sierra Income Corporation (SIC)
TriLinc Global Impact Fund (TGIF)

☐	Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

1a.	Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED	Class A	Class T

1b.	Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED	Class A	Class I	Class C

1c.	Unit Class - The Selection of a Unit Class is Required (TGIF Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding these unit classes, including the different fees which are payable with respect to each unit class.

FOR TGIF INVESTORS - UNIT CLASS REQUIRED	Class A	Class C	Class I

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2.	Account Type - Check One Box Only

Account Type			Additional Required Documentation
☐ Individual	☐ TOD*		If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants	☐ TOD*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*			*All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of: ____	☐ UTMA: State of: ____	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ____			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan*	☐ Defined Benefit Plan*		Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan*			*Please see Section 2 of Investor Instructions for details
☐ Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name: ___________
☐ Simple IRA	☐ Inherited/Beneficial IRA
☐ Other (Specify) _______________________________

>	For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 5

3.	Investment Title - SSN or TIN Required

Please print names in which shares and/or units of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If “same as below”, write “same.” (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN/TIN

4.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Street Address

City	State	ZIP

Phone (day)	Phone (evening)	Email

Mailing Address (optional)

City	State	ZIP

☐  Check here for eletronic delivery and complete Section 8

Citizenship: Please indicate Citizenship Status (Required)

☐  US Citizen       ☐  US Citizen residing outside the US             ☐  Resident Alien

☐ Non-Resident Alien* Country: ____________________	☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

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5.	Third Party Custodian/Trustee Information

>	Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

>	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City	State	ZIP

Custodian/Trustee Phone	Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6.	Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian’s approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II and/or SIC and/or TGIF and/or GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus	___________

☐ Send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 5)	___________

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)	___________

Name

Address

City	State	ZIP

Account Number

☐ Direct Deposit: (Attach Voided Check) I/we authorize CVMC REIT II, SIC, TGIF, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval)

Financial Institution Name	% of Distribution	☐ Checking

ABA/ Routing Number	Account Number	☐ Savings

7.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor’s Name	Rep Number

Financial Advisor’s Firm Name	Branch ID

Financial Advisor’s Address

Financial Advisor’s City	State	ZIP

Financial Advisor’s Phone	Financial Advisor’s Fax

Financial Advisor’s E-Mail Address

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7.	Broker-Dealer and Financial Advisor Information, continued

This Subscription was made as follows:

☐ Through a participating Broker-Dealer ☐ Through a participating RIA unaffiliated with a participating Broker-Dealer	☐	Shares and/or units are being purchased net of commissions (Class A shares and Class T shares only for CVMC REIT II, Class A shares only for GREC, Class A units and Class C units only for TGIF)

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to CVMC REIT II and/or SIC and/or TGIF and/or GREC, that I have reasonable grounds to believe that the purchase of the units and/or shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares and/or units, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares and/or units, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

8.	Electronic Delivery (Optional)

☐ CVMC REIT II	☐ GREC	☐ SIC	☐ TGIF

Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder and/or unitholder communications and statement notifications. By consenting below to electronically receive shareholder and/or unitholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder and/or unitholder communications to you directly or (ii) make them available on each offering’s respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. (c) I acknowledge that I may receive at no cost from CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to CVMC REIT II and/or SIC and/or TGIF and/or GREC as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only	>	Signature of Investor	Date

		Signature of Joint Investor	Date

E-mail (If blank - email from Section 4 will be used)

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder and/or unit-holder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

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9.	Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

___Owner	___Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

___Owner	___Co-Owner	I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.

___Owner	___Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

___Owner	___Co-Owner	I/we am/are purchasing the shares for the account referenced above.

___Owner	___Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

___Owner	___Co-Owner	Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

___Owner	___Co-Owner	Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

___Owner	___Co-Owner	Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

___Owner	___Co-Owner	New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

___Owner	___Co-Owner	North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

___Owner	___Co-Owner	Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

9a.	Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner	____Co-Owner	I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.

____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth.

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9a.	Subscriber Acknowledgements & Signatures for SIC, continued

____Owner	____Co-Owner	Idaho: In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation’s common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares mayonly be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

____Owner	____Co-Owner	Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____Owner	____Co-Owner	Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

9b.	Subscriber Acknowledgements & Signatures for TGIF

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

___Owner	___Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

___Owner	___Co-Owner	I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF’s website.

___Owner	___Co-Owner	I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

___Owner	___Co-Owner	I/we am/are purchasing the units for the account referenced above.

___Owner	___Co-Owner	I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

___Owner	___Co-Owner	California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.

___Owner	___Co-Owner	Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

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9b.	Subscriber Acknowledgements & Signatures for TGIF, continued

___Owner	___Co-Owner	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

___Owner	___Co-Owner	Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.

___Owner	___Co-Owner	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

___Owner	___Co-Owner	Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

___Owner	___Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

___Owner	___Co-Owner	Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

9c.	Subscriber Acknowledgements & Signatures for GREC

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

___Owner	___Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

___Owner	___Co-Owner	I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

___Owner	___Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

___Owner	___Co-Owner	I/we am/are purchasing the shares for the account referenced above.

___Owner	___Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

___Owner	___Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

___Owner	___Co-Owner

Idaho: In addition to the minimum suitability standards listed above, an Idaho investor’s total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor’s aggregate investment in the company, shares of the company’s affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

___Owner	___Co-Owner	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets nus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

___Owner	___Co-Owner

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

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9c.	Subscriber Acknowledgements & Signatures for GREC, continued

___Owner	___Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

___Owner	___Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

___Owner	___Co-Owner	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

___Owner	___Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

___Owner	___Co-Owner

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

9d.	Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 9d of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9d.

> INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)	Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below.

OR

Social Security Number		Employer Identification Number

> SELECTION REQUIRED BELOW

You must check the box in item 2 above next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown above and in this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

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9d.	Subscriber Acknowledgements & Signatures, continued

>	Please check all funds applicable.

☐ CVMC REIT II	☐ GREC	☐ SIC	☐ TGIF

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER.

FOR SIC INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

•	YOU SHOULD NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.
•	IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.
•	WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.
•	BEGINNING THE SECOND QUARTER OF 2013, WE IMPLEMENTED A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR
•	REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.
•	YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.
•	AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST. SEE ”SHARE REPURCHASE PROGRAM,” “SUITABILITY STANDARDS” AND “SHARE LIQUIDITY STRATEGY.”
•	BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWNTURN.
•	OUR DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.
•	OUR PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.

> SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 9d will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature	Date

Co-Owner Signature (If applicable)	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders and/or unitholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)	Date

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10.	Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

>	Carter Validus Mission Critical REIT II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II, Inc.” for the full purchase price, should be delivered to the address in Section 10a.

>	Sierra Income Corporation Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Sierra Income Corporation” for the full purchase price, should be delivered to the address in Section 10a.

>	TriLinc Global Impact Fund Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered to the address in Section 10a.

>	Greenbacker Renewable Energy Company Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 10a.

10a.	Mailing Addresses

>	For CVMC REIT II and/or SIC and/or TGIF and/or GREC

Regular Mail	Overnight Mail
Investment Processing Department	Investment Processing Department
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO BOX 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178

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Multi-Offering Investor Instructions

(not required to be returned with Subscription Agreement)

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Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

1.	Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. In no event shall any investment be less than $100.

1a-1c.	Select a Share and/or Unit Class

2.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

* Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

3.	Enter Investment Title

4.	Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5.	Enter Third Party Custodian Information

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC only or for joint purchases with CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.

6.	Enter Distribution Information

7.	Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has discussed the investor’s prospective purchase of shares and/or units with such investor;
•	has advised such investor of all fundamental risks related to the investment in the shares and/or units, and the risk that the investor could lose his or her entire investment in the shares and/or units;
•	has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares and/or units in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

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8.	Select Electronic Delivery (Optional)

9-9c	Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9d.	Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 9-9c of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,
•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
•	An estate (other than a foreign estate), or
•	A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester − Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:

1.	An individual’s account	The individual
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:		Give the SSN of:

7.	Disregarded entity not owned by an individual	The owner (3)
8.	A valid trust, estate, or pension trust	The legal entity (5)
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership or LLC
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13.	A broker or registered nominee	The broker or nominee
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	Note: Grantor also must provide a Form W-9 to trustee of trust.
(5)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

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Guidelines for U.S. Taxpayer Certifications, continued

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9d, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2.	The United States or any of its agencies or instrumentalities
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities
5.	A corporation
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7.	A futures commission merchant registered with the Commodity Futures Trading Commission
8.	A real estate investment trust
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940
10.	A common trust fund operated by a bank under section 584(a)
11.	A financial institution
12.	A middleman known in the investment community as a nominee or custodian
13.	A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9d to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

7/16	MULTI-U

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APPENDIX B: GLOSSARY OF CERTAIN INDUSTRY TERMS

The definitions set forth below shall apply to the indicated industry-related terms as used in this prospectus.

“Behind-the-meter’’ agreement An agreement where the energy is supplied directly to the consumer and is used on the consumer’s premises without ever passing through a utility or a public authority transmission or distribution system.

Biofuel A form of usable energy produced from the conversion of biomass. Ethanol and biodiesel are the most common forms of biofuel.

Biomass Organic material made from plants and animals, which contains stored energy from the sun. Some examples of biomass fuels are wood, crops, manure and some garbage.

Carbon offset A reduction in emissions of carbon dioxide or greenhouse gases made in order to compensate for or to offset an emission made elsewhere.

Combined heat and power, or ‘‘CHP,’’ technologies Any system that simultaneously generates electricity and useful thermal energy from a single energy stream at a facility located near the consumer. These systems recover heat that normally would be wasted in an electricity generator, making the system more efficient and saving the fuel that would otherwise be used to produce heat or steam in a separate unit.

‘‘Concentrating solar power system’’ Technology that concentrates sunlight onto various types of receivers, such as lenses or mirrors, that are heated in order to convert sunlight into electricity. Concentrating solar power may also refer to a system that focuses sunlight onto a photovoltaic cell to increase conversion efficiency.

Energy efficiency certificate, or ‘‘EEC’’ Energy efficiency certificates embody the non-physical property rights to the environmental benefits associated with energy efficiency measures (the non-generation of environmental pollutants).

Energy efficiency project A project which seeks to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of amenity.

Engineering, procurement and construction, or ‘‘EPC,’’ companies Companies that participate in projects by designing the installation, procuring the necessary materials and constructing the project.

Exempt wholesale generator A generator of energy for sale exclusively to competing wholesale customers, and which is exempt from certain regulatory requirements.

Federal Energy Regulatory Commission, or ‘‘FERC’’ The U.S. federal agency with jurisdiction over interstate electricity sales, wholesale electric rates, hydroelectric licensing, natural gas pricing, and oil pipeline rates.

Federal Power Act, or ‘‘FPA’’ This act, originally enacted as the Federal Water Power Act, created what was formerly known as the Federal Power Commission (now the Federal Energy Regulatory Commission) as the licensing authority to more effectively coordinate the development of hydroelectric projects in the United States. In 1935, the law was renamed the Federal Power Act, and the Federal Power Commission’s regulatory jurisdiction was expanded to include all interstate electricity transmission.

Feed-in tariff, or ‘‘FIT’’ A policy mechanism designed to accelerate investment in renewable energy technologies that entitles a renewable energy producer to enter into long-term contracts pursuant to which payment is based on the cost of generation for the different types of renewable energy projects.

Fuel cell A device that converts the chemical energy from a fuel, such as, hydrogen, into electricity through a chemical reaction with oxygen or another oxidizing agent.

Geothermal energy Heat produced inside the earth that can be recovered as heat or steam and used to heat buildings or generate electricity.

Gigawatt, or ‘‘GW’’ A unit of power equal to one billion watts or one thousand megawatts.

Greenfield project A project that involves a new installation of equipment or facilities, as opposed to a “brownfield project,” which involves an upgrade to an existing system.

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Hydropower Power that is derived from the force or energy of falling water, which may be harnessed for useful purposes.

Investment tax credit, or ‘‘ITC’’ An incentive for the development and deployment of renewable energy technologies.

Kilowatt, or ‘‘kW’’ A unit of power equal to one thousand watts.

Kilowatt-hour, or ‘‘kWh’’ A unit of energy equal to the amount of energy converted if work is done at an average rate of one kilowatt for one hour. One kilowatt hour is one thousand watt hours.

Levelized cost of energy, or ‘‘LCOE’’ The price at which electricity must be generated for a specific source to break even.

Megawatt, or ‘‘MW’’ A unit of power equal to one million watts.

Megawatt-hour, or ‘‘MWh’’ A unit of energy equal to the amount of energy converted if work is done at an average rate of one megawatt for one hour.

Must-take contracts Long-term contracts pursuant to which electricity generated by an energy project or system is sold to one or more counterparties, including local utilities or other high credit quality counterparties, at an agreed upon price. Also referred to as power purchase agreements.

Off-takers Parties who agree to purchase electricity generated by an energy project or system pursuant to must-take contracts.

Photovoltaic cell, or ‘‘PV cell’’ An electronic device that converts sunlight directly into electricity.

Photovoltaic module, or “PV module” A packaged, connected assembly of solar cells, which can be used as a component of a larger system to generate and supply electricity in commercial and residential applications. Also referred to as solar photovoltaic technology.

Photovoltaic panels, or “PV panels” Technology developed from photovoltaic cells that is packed into a module and converts sunlight directly into electricity. Also referred to as solar photovoltaic technology.

Production tax credit, or “PTC” An incentive provided to owners of certain renewable energy projects that produce electricity for sale to unrelated persons. These credits are applicable for a 10-year period from the time a project is placed into service and benefits owners with tax liabilities against which to claim the tax credit.

Qualifying facilities A class of power-generating facilities that receives special rates and regulatory treatment because the facilities produce renewable energy.

Rated capacity The intended technical sustainable maximum output of a facility such as a power plant.

REIT A Real Estate Investment Trust.

Renewable energy certificate, or ‘‘REC’’ Renewable energy certificates are the non-physical property rights to the environmental benefits associated with renewable energy production.

Renewable energy Energy which comes from natural resources that can be naturally replenished.

Renewable portfolio standard, or ‘‘RPS’’ A regulatory policy that requires the increased production of energy from renewable energy sources to meet the energy needs of a particular jurisdiction. An RPS essentially establishes a market standard, then relies on the private sector to meet that standard.

RIC A Regulated Investment Company.

Run-of-the-river system A hydroelectric plant system built directly in a river because the force of the current is consistent enough and applies adequate pressure to move the turbine and create electricity, without the need for a dam.

‘‘Shovel ready’’ A project that has advanced to the stage where all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction.

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Solar photovoltaic technology Technology developed from photovoltaic cells that is packed into a module and converts sunlight directly into electricity. Also referred to as photovoltaic panels.

Solar thermal collectors Technology that concentrates solar energy onto various types of receivers that are heated in order to convert sunlight into electricity. Solar thermal collectors are a form of concentrating solar power.

Storage system A hydroelectric plant where water is accumulated in reservoirs created by dams, then released as needed to generate electricity.

Wind farm A group of wind turbines in the same location used to produce electric power.

You should rely only on the information contained in this Prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this Prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This Prospectus does not constitute an offer to sell any securities other than those to which this Prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This Prospectus speaks as of the date set forth below. You should not assume that the delivery of this Prospectus or that any sale made pursuant to this Prospectus implies that the information contained in this Prospectus will remain fully accurate and correct as of any time subsequent to the date of this Prospectus.

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Up to $1,000,000,000 in Shares

Limited Liability Company Interests

PROSPECTUS

February 8, 2017

Dealer Prospectus Delivery Requirement

Until May 9, 2017 (90 days after the initial date of the Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This delivery is in addition to the dealer’s obligation to deliver a Prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.